             AS FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION
                                ON APRIL __, 2002

                         CONSENT SOLICITATION STATEMENT
                              FILED ON SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Consent Solicitation Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ENSTAR INCOME PROGRAM II-1, L.P.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            Units of Limited Partnership Interest.

      (2)   Aggregate number of securities to which transaction applies: 29,936.

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            The filing fee is based on the aggregate cash to be received by the Registrant from the proposed sale of assets, which the Registrant believes will be $14,707,000 multiplied by .000092.

      (4)   Proposed maximum aggregate value of transaction: $14,707,000

      (5)   Total fee paid: $1,353.04

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

            --------------------------------------------------------------------

                                PRELIMINARY COPY


      THE TRANSACTION DESCRIBED IN THE ATTACHED CONSENT SOLICITATION STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAS THE COMMISSION OR ANY SUCH STATE COMMISSION OR AGENCY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                        ENSTAR INCOME PROGRAM II-1, L.P.
                      C/O ENSTAR COMMUNICATIONS CORPORATION
                             12405 POWERSCOURT DRIVE
                            ST. LOUIS, MISSOURI 63131


                                                                  April __, 2002

Dear Limited Partner:

      As a holder of limited partnership units (also referred to as "Units") of Enstar Income Program II-1, L.P. (also referred to as "Enstar II-1" or the "Partnership"), you are being asked to vote upon a plan of liquidation (also called the "Liquidation Plan") for Enstar II-1, which, if consummated, will result in the sale of all of Enstar II-1's cable television system assets to an affiliate of Enstar II-1's general partner, Enstar Communications Corporation (also called "Enstar Communications," the "General Partner," "we" or "us").

      Enstar II-1's proceeds from the proposed sale, net of closing and liquidation expenses, will be ratably distributed to the holders of Enstar II-1's outstanding Units. We estimate that there will be total liquidating distributions of approximately $510 per Unit, prior to applicable taxes.

      As more fully described in the enclosed Consent Solicitation Statement, the LIQUIDATION PLAN consists of the following three parts:

      - the sale (also called the "CHARTER SALE") of all of Enstar II-1's cable television systems and related assets (also collectively called the "System") to Charter Communications Entertainment I, LLC (also called "CCE-1"), which is an affiliate of the General Partner, for a sale price of approximately $14,707,000 in cash ($2,258 per customer acquired), subject to closing sale price adjustments, regulatory approvals, customary closing conditions, and the condition that the limited partners of three other affiliated Enstar partnerships and the limited partners of the general partners of two other affiliated Enstar partnerships approve the sale of such partnerships' respective Illinois cable television systems;

      - the amendment of Enstar II-1's partnership agreement (also called the "PARTNERSHIP AGREEMENT AMENDMENT") to permit the sale of any or all of Enstar II-1's cable television system assets to an affiliate of the General Partner, which will legally allow the Charter Sale to be consummated; and

      - the subsequent dissolution, termination and liquidation (also called the "LIQUIDATION") of Enstar II-1 through one or more liquidating distributions to the General Partner and the Unitholders, in accordance with Enstar II-1's partnership agreement.

      The General Partner recommends approval of the Liquidation Plan, because:

      FAVORABLE FINANCIAL TERMS

      - The sale price payable by CCE-1 is 25% higher than the next highest of the five other bids received for the System.

      - There is no holdback of any portion of the sale price against potential indemnity claims.

      TRANSACTION MORE LIKELY TO CLOSE

      - There is no financing contingency (in a market where financing has become increasingly difficult to obtain).

      - There is no requirement that governmental franchises be extended or renewed.

      UNFAVORABLE COMPETITIVE ENVIRONMENT

      - In order to become competitive with the video offerings of direct broadcast satellite services, substantial capital expenditures are required to rebuild at least 50% of the System's plant.

      - As a small operator of rural cable systems, Enstar II-1 does not have sufficient excess cash flow or access to reasonably priced institutional financing to finance such substantial rebuilds.

      The Liquidation Plan is a single, unitary proposal, and you will not be able to vote separately on its three parts. The holders of at least a majority of the Units must approve the Liquidation Plan in order for it to be adopted. Your vote is very important. Enstar Communications recommends that you complete and return the enclosed consent card with a vote to "APPROVE" the Liquidation Plan. Please return your consent card as soon as possible. If you fail to send in your consent card, it will have the same effect as a vote to "DISAPPROVE" the Liquidation Plan.

      You are urged to read carefully the attached Consent Solicitation Statement in its entirety for a complete description of the Charter Sale, Partnership Agreement Amendment and the Liquidation. If you have any questions, or need assistance in completing and returning your consent card, please feel free to contact Enstar II-1's Soliciting Agent, D.F. King & Co., Inc., at (800) 207-2014.

      You may also contact us at our principal executive offices at 12405 Powerscourt Drive, St. Louis, Missouri 63131; telephone: (314) 965-0555.


                                            Very truly yours,

                                            Enstar Communications Corporation
                                            General Partner

                                PRELIMINARY COPY


                        ENSTAR INCOME PROGRAM II-1, L.P.
                      C/O ENSTAR COMMUNICATIONS CORPORATION
                             12405 POWERSCOURT DRIVE
                            ST. LOUIS, MISSOURI 63131

                         NOTICE OF CONSENT SOLICITATION


                                                                  April __, 2002

To the Limited Partners of Enstar Income Program II-1, L.P.:

      NOTICE IS HEREBY GIVEN to the holders (also referred to as the "Unitholders") of the limited partnership units (also called the "Units") of Enstar Income Program II-1, L.P., a Georgia limited partnership (also referred to as "Enstar II-1" or the "Partnership"), that Enstar Communications Corporation, a Georgia corporation and the general partner of Enstar II-1 (also referred to as "Enstar Communications", the "General Partner", "we" or "us"), is soliciting written consents on behalf of Enstar II-1 to approve a plan of liquidation (also called the "Liquidation Plan") pursuant to which Enstar II-1's cable television system assets will be sold to Charter Communications Entertainment-I, LLC (also referred to as "CCE-1"), which is an indirect subsidiary of Enstar Communications' parent company, and, therefore, an affiliate of the Partnership.

      The LIQUIDATION PLAN that you are being asked to vote on has the following three parts:

      - the sale (also referred to as the "CHARTER SALE") of all of Enstar II-1's cable television systems (the "System") to CCE-I, for a sale price of approximately $14,707,000 in cash, ($2,258 per customer acquired), subject to closing sale price adjustments, regulatory approvals, customary closing conditions, and the condition that the limited partners of three other affiliated Enstar partnerships and the limited partners of the general partners of two other Enstar partnerships (which, together with Enstar II-1, are referred to as the "Selling Partnerships") approve the sale of such partnerships' respective Illinois cable television systems;

      - the amendment (also called the "PARTNERSHIP AGREEMENT AMENDMENT") of Enstar II-1's partnership agreement in order to legally permit the sale of the System to an affiliate of the General Partner; and

      - the subsequent dissolution, termination and liquidation (also called the "LIQUIDATION") of Enstar II-1 through one or more liquidating distributions to the General Partner and the Unitholders, in accordance with Enstar II-1's partnership agreement.

      The Charter Sale, Partnership Agreement Amendment, and Liquidation are more fully described in the attached Consent Solicitation Statement.

      Enstar II-1 is seeking to obtain approval of the Liquidation Plan from the Unitholders through the solicitation of written consents. No meeting of the Unitholders will be held. The affirmative vote of the holders of a majority of the outstanding Units on the Record Date is required in order to adopt the Liquidation Plan and will bind all of the Unitholders.

      The close of business on [__________], 2002 is the Record Date for determining the Unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. Consents of the Unitholders will be solicited during the period, also referred to as the Solicitation Period, which begins on [DATE OF SOLICITATION] and will end at 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2002, or, if the Solicitation Period is extended by the General Partner, at 5:00 p.m., New York City time, on the expiration date of such extended Solicitation Period.

      The Charter Sale, Partnership Agreement Amendment and Liquidation are a single proposal that must be approved by the holders of a majority of the outstanding Units on the Record Date in order to be adopted. You will not be able to cast separate votes as to either the Charter Sale, the Partnership Agreement Amendment or the Liquidation. Please indicate your approval, disapproval or abstention with respect to the Liquidation Plan by marking and signing the enclosed consent card and returning it in the enclosed self-addressed envelope to D.F. King & Co., Inc., the Soliciting Agent, at 77 Water Street, New York, New York 10005. If you sign and send in the enclosed consent card but do not indicate how you want to vote, your consent card will be treated as voting to APPROVE the Liquidation Plan.

      You may change your vote at any time before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2002, or, if the General Partner extends the Solicitation Period, at any time before 5:00 p.m., New York City time, on the expiration date of any such extended Solicitation Period. You can do this by sending a written notice dated later than your consent card stating that you would like to revoke or change your vote, or by completing and submitting a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the Soliciting Agent, D.F. King & Co., Inc. If you instructed a broker to vote your Units, you must follow your broker's directions for changing those instructions. To be effective, your notice of revocation or new consent card must be received by D.F. King & Co., Inc. before the end of the Solicitation Period or extended Solicitation Period, as the case may be.

      You may also contact the Partnership, the General Partner and CCE-1 at their principal executive offices at 12405 Powerscourt Drive, St. Louis, Missouri 63131; telephone: (314) 965-0555.

      Your approval is important. Please read the Consent Solicitation Statement and the exhibits thereto carefully and then complete, sign and date the enclosed consent card and return it in the self-addressed prepaid envelope or by sending a facsimile of the front and back of the consent card to D.F. King & Co., Inc. at (800) 207-2014. Your prompt response is appreciated.

                                   ENSTAR COMMUNICATIONS CORPORATION

                                   GENERAL PARTNER

                                TABLE OF CONTENTS
                        ENSTAR INCOME PROGRAM II-1, L.P.

LIQUIDATION PLAN SUMMARY ..................................................    5

QUESTIONS AND ANSWERS ABOUT THE LIQUIDATION PLAN ..........................   10

WHO CAN HELP ANSWER YOUR QUESTIONS ........................................   17

OWNERSHIP STRUCTURE CHART .................................................   18

SELECTED PRO FORMA FINANCIAL INFORMATION ..................................   19

SPECIAL FACTORS ...........................................................   23

         General ..........................................................   23
         Background, Purpose and Reasons for the Charter Sale .............   23
         Effects of the Transaction .......................................   26
         Fairness of the Transaction ......................................   28
         Recommendation of the General Partner and CCE-1 ..................   34
         Conflicts of Interest ............................................   37
         Related Party Transactions .......................................   37
         The Purchase Agreement ...........................................   38
         Source of Funds ..................................................   42
         Closing of the Charter Sale ......................................   44
         Description of Assets ............................................   45
         Use of Proceeds and Cash Distributions ...........................   46
         Disadvantages of the Liquidation Plan ............................   47
         Consequences of Failure to Approve Liquidation Plan ..............   47
         Amendment of the Partnership Agreement ...........................   47
         Liquidation ......................................................   48
         Federal Income Tax Consequences of the Liquidation Plan ..........   48
         No Appraisal Rights ..............................................   51

NO ESTABLISHED MARKET PRICES FOR PARTNERSHIP UNITS ........................   51

DISTRIBUTIONS TO UNITHOLDERS ..............................................   51

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF ...........................   52

IDENTITY AND BACKGROUND OF CERTAIN PERSONS ................................   52

         Enstar Communications Corporation ................................   52
         Charter Communications, Inc. .....................................   57
         The Purchasers ...................................................   58

VOTING PROCEDURES .........................................................   59

AVAILABLE INFORMATION .....................................................   59

                                    EXHIBITS

Exhibit A:   Asset Purchase Agreement, dated as of August 29, 2001, by and among Enstar Income
             Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3,
             L.P., Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County and
             Enstar IV/PBD Systems Venture, as Sellers, and Charter Communications Entertainment
             I, LLC, Interlink Communications Partners, LLC and Rifkin Acquisition Partners, LLC,
             as Buyer ............................................................................   A-1

Exhibit B:   Letter Agreement, dated as of September 10, 2001, by and among Enstar Income Program
             II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P.,
             Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County, Enstar
             IV/PBD Systems Venture, Charter Communications Entertainment I, LLC, Interlink
             Communications Partners, LLC and Rifkin Acquisition Partners, LLC, amending the Asset
             Purchase Agreement dated as of August 29, 2001, by and among the aforesaid parties ..   B-1

Exhibit C:   Letter Agreement, dated as of November 30, 2001, by and among Enstar Income Program
             II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P.,
             Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County, Enstar
             IV/PBD Systems Venture, Charter Communications Entertainment I, LLC, Interlink
             Communications Partners, LLC and Rifkin Acquisition Partners, LLC, amending the Asset
             Purchase Agreement dated as of August 29, 2001, by and among the aforesaid parties, and the Letter Agreement dated as of September 10, 2001, by and among the aforesaid
             parties .............................................................................   C-1

Exhibit D:   Audited financial statements of Enstar Income Program II-1, L.P. for the fiscal years
             ended December 31, 2000, and December 31, 2001 ......................................   D-1

Exhibit E:   Unaudited Financial Statements of Enstar Income Program II-1, L.P. for the quarter
             ended September 30, 2001 ............................................................   E-1

Exhibit F:   Credit Agreement, dated as of March 8, 1999, as Amended and Restated as of January 3,
             2002, among Charter Communications Operating, LLC, as borrower, Charter
             Communications Holdings, LLC, as guarantor, Fleet National Bank and Credit Lyonnais
             New York Branch, as documentation agents, TD Securities (USA) Inc., as syndication
             agent, and Bank of America, N.A. and JPMorgan Chase Bank, as administrative agents ..   F-1

                                PRELIMINARY COPY

                        ENSTAR INCOME PROGRAM II-1, L.P.
                      C/O ENSTAR COMMUNICATIONS CORPORATION
                             12405 POWERSCOURT DRIVE
                            ST. LOUIS, MISSOURI 63131

                                                                 April __, 2002

                       ---------------------------------
                         CONSENT SOLICITATION STATEMENT
                       ---------------------------------

                                  INTRODUCTION

      Enstar Communications Corporation, a Georgia corporation (also referred to as "Enstar Communications", the "General Partner", "we" or "us"), is the general partner of Enstar Income Program II-1, L.P., a Georgia limited partnership (also referred to as "Enstar II-1" or the "Partnership"). Enstar II-1 currently owns and operates cable television systems exclusively in Illinois. Those cable systems and their related assets are collectively referred to as the "System" or the "Enstar II-1 System."

      The System uses two headends to serve the communities of Taylorville, Litchfield and Gillespie, Illinois, in which we had approximately 6,500 customers as of September 30, 2001. Currently, 50% of the System's plant is capable of delivering 750 megahertz of bandwidth, which allows for approximately 110 analog video channels. The remaining 50% of the System's plant is capable of delivering 300-330 megahertz of bandwidth, which allows for approximately 36-40 analog video channels. None of Enstar II-1's cable plant currently is two-way capable, which is necessary for the provision of high-speed internet, interactive and other advanced services. Upgrading the System to fully operational two-way status, and with the 550 to 870 megahertz capacities that provide for an increased number of channels, is expected to involve significant capital expenditures, which we presently estimate at approximately $2.7 million to $3.1 million.

      We are furnishing this Consent Solicitation Statement to the holders of the limited partnership units of Enstar II-1 (also referred to as "Units", and the holders thereof being also referred to as "Unitholders") for the purpose of soliciting the Unitholders' consent to the following LIQUIDATION PLAN, which consists of three parts:

      - the sale (also referred to as the "CHARTER SALE") of the System to Charter Communications Entertainment-I, LLC (also referred to as "CCE-1"), an affiliate of the General Partner, for a sale price of approximately $14,707,000 in cash ($2,258 per customer acquired), subject to closing sale price adjustments, regulatory approvals, customary closing conditions, and the condition that the limited partners of three other affiliated Enstar partnerships and the limited partners of the general partners of two other affiliated Enstar partnerships approve the sale of such partnerships' respective Illinois cable systems;

      - the amendment (also called the "PARTNERSHIP AGREEMENT AMENDMENT") of Enstar II-1's partnership agreement (which at this time does not allow the General Partner or its affiliates to purchase Partnership assets) so as to permit the sale of any or all of Enstar II-1's cable television systems to an affiliate of the General Partner; and

      - the subsequent dissolution, termination and liquidation (also called the "LIQUIDATION") of Enstar II-1 through one or more liquidating distributions to the General Partner and the Unitholders, in accordance with Enstar II-1's partnership agreement (also called the "Partnership Agreement").

      The Charter Sale is part of a larger, single transaction in which Enstar II-1 and five other affiliated Enstar general and limited partnerships (which together with Enstar II-1 are collectively referred to as the "Selling Partnerships") would sell all of their assets used in the operation of their respective Illinois cable television systems to CCE-1 and two of its affiliates (also referred to, each, as a "Purchaser," and, together with CCE-1, as the "Purchasers"), for a total cash sale price of $63,000,000. The total sale price has been allocated among the Selling Partnerships based on the number of subscribers served by each of the Selling Partnerships' respective Illinois cable systems as of June 30, 2001. Each Selling Partnership will receive the same value per subscriber. CCE-1 and the other Purchasers are each indirect subsidiaries of the General Partner's ultimate parent company, Charter Communications, Inc., and, therefore, are affiliates of Enstar II-1 and each of the other Selling Partnerships.

      Unless waived by the Purchasers, the consummation of the Charter Sale is subject to, among other things:

      - all of the Selling Partnerships obtaining the approval of a majority-in-interest of their respective limited partners (and in the case of a Selling Partnership that is a general partnership, the approval of a majority-in-interest of the limited partners of such Selling Partnership's general partners) to sell their respective Illinois cable assets (the "Securityholder Consent Condition");

      - the consent of the grantors of the franchises covering 90% of the aggregate subscribers of all the Selling Partnerships' Illinois systems to the transfer of those franchises to CCE-1 (or the other applicable Purchaser or Purchasers); and

      - the Selling Partnerships obtaining certain other regulatory approvals.

      As of the date hereof, the second of these conditions has been satisfied.

      Unless the Purchasers waive the Securityholder Consent Condition, the failure of any of the Selling Partnerships to obtain the necessary approvals of its limited (or, as the case may be, general) partners will effectively block all of the proposed sales to the Purchasers. However, the Purchasers have indicated that if (i) the requisite limited and general partner consents as to all of the five Selling Partnership other than Enstar II-1 are obtained prior to the expiration of Enstar II-1's consent solicitation period, and (ii) at that time the Purchasers, in their sole discretion, determine that it is reasonably certain that such consents will also be obtained in respect of Enstar II-1, then in that case (and barring any other exigencies), the Purchasers would be willing to waive the Securityholder Consent Condition as to Enstar II-1, and proceed to close on the other five Selling Partnerships. If this happens, you would receive your estimated $510 pre-tax, per Unit distribution of the net proceeds of the Charter Sale later than the limited partners of the other Selling Partnerships would receive their distributions in respect of the sale of those partnerships' cable systems. This does not mean, however, that the proposed sale of Enstar II-1's System would be assured of closing. If the Enstar II-1 sale does not close, Enstar II-1's Unitholders would not receive any distribution in respect of Enstar II-1's System and will retain their interest therein.

      The close of business on [__________,] 2002, is the Record Date for determining the Unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. On December 31, 2001, there were 29,936 outstanding Units of Enstar II-1 entitled to vote on the Liquidation Plan, which were held by 837 Unitholders. Unitholders will be notified as soon as practicable as to the results of this solicitation.

      The Soliciting Agent, D.F. King & Co., Inc., has been retained to assist Enstar Communications in soliciting the consents with respect to all of the Selling Partnerships for an aggregate base fee of $20,000 (of which approximately $3,300 is allocable to Enstar II-1), plus additional fees and reimbursement of expenses, estimated at approximately $60,000 in the aggregate (of which approximately $8,000 is expected to be incurred with respect to Enstar II-1). In addition, directors, officers and certain employees of Charter Communications, Inc. and its subsidiary, Charter Communications Holding Company, which directly owns 96.8% of the capital stock of Enstar Communications (and indirectly owns all of the outstanding equity of each of the Purchasers), may solicit consents in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not receive compensation for such services.

      THE LIQUIDATION PLAN IS A SINGLE PROPOSAL ON WHICH YOU ARE BEING ASKED TO VOTE. IF YOU VOTE TO "APPROVE" THE LIQUIDATION PLAN, YOU ARE VOTING TO APPROVE EACH OF ITS THREE PARTS. THE VOTE OF THE HOLDERS OF A MAJORITY OF THE UNITS ON THE RECORD DATE TO APPROVE THE LIQUIDATION PLAN WILL BIND ALL OF THE UNITHOLDERS.

      Neither the Partnership Agreement nor the Georgia Revised Uniform Limited Partnership Act, under which Enstar II-1 is governed, provides rights of appraisal or other similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Liquidation Plan. For more information, please see Special Factors -- No Appraisal Rights, on page 51.

      For the reasons set forth in the sections of this Consent Solicitation Statement under the headings Special Factors - Background, Purpose and Reasons for the Charter Sale - Reasons (on pages 23-24), - Fairness of the Transaction - Fairness of the Sale Price (on pages 30-34), and - Recommendation of the General Partner and CCE-1 (on pages 34-37), the General Partner believes that the Liquidation Plan is in the best interests of Enstar II-1 and the Unitholders, the General Partner and CCE-1 believe that the Liquidation Plan is fair to the Unitholders, and the General Partner recommends that you vote to "APPROVE" the Liquidation Plan. For more information, please see Special Factors -- Recommendation of the General Partner and CCE-1, on page 34-37.

      Please read this Consent Solicitation Statement and the exhibits hereto carefully. You can find additional information about Enstar II-1 in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and December 31, 2001, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001, and September 30, 2001, and its other reports filed with the Securities and Exchange Commission. You can obtain these reports from the Partnership and/or the General Partner at their principal executive offices at 12405 Powerscourt Drive, St. Louis, Missouri 63131, Attention: Partnership Relations; or call (314) 543-2389.

      This Consent Solicitation Statement and the accompanying consent card are first being mailed to the limited partners on or about April __, 2002.

      THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS APRIL __, 2002.

                            LIQUIDATION PLAN SUMMARY

      The following summary highlights very important information contained elsewhere in this Consent Solicitation Statement, but does not contain all of the information in this Consent Solicitation Statement that is important to your voting decision. You should carefully read this entire document, including the exhibits, before you decide how to vote.

      - BACKGROUND. In 1999 we commenced a process of seeking purchasers for all of the cable television systems of the Selling Partnerships, as well as eight other, affiliated limited partnership cable operators of which we also are the general partner. This effort was undertaken primarily because, based on our experience in the cable television industry, we concluded that generally applicable market conditions and competitive factors were making (and would increasingly make) it extremely difficult for smaller operators of rural cable systems (such as Enstar II-1 and the other affiliated Enstar partnerships) to effectively compete and be financially successful.

      - REASONS FOR SELLING THE SYSTEM. We believe that it is in the best interests of the Unitholders for the System to be sold at this time.

                 COMPETITIVE FACTORS. In order for Enstar II-1 to offer services comparable to those offered by its primary competitors - direct broadcast satellite ("DBS") operators and digital subscriber line ("DSL") providers - and thereby retain and attract subscribers, further technological upgrades, at substantial cost, are necessary. DBS operators offer many more channels than does Enstar II-1's System, and telephone companies offer competitive, DSL high-speed internet access (a two-way service). Over the past four years the Partnership has steadily lost subscribers, primarily to DBS, resulting in a 5.8% reduction in the Partnership's customer base from December 31, 1997 to September 30, 2001 and a decline in Partnership revenues, operating income and net income over that period. For more information, please see Questions and Answers About the Liquidation Plan - Why is the sale of Enstar II-1's System being proposed? on page 10; and Special Factors -- Background, Purpose and Reasons for the Charter Sale -- Reasons -- Competition and Necessary Upgrades, on pages 23-24.

                 HIGH COST OF UPGRADES; ALTERNATIVE TO LIQUIDATION PLAN NOT PRUDENT. An alternative to the Liquidation Plan would be investing in the substantial System upgrades that we believe are necessary for Enstar II-1 to offer services comparable to its DBS and DSL competitors, and continuing to own and operate the System. We do not believe that such a course of action would be prudent. In our view, the electronics and additional equipment to enable Enstar II-1's System to operate on a two-way basis with improved technical capacity would cost approximately $2.7 million to $3.1 million. Based on our projections, the Partnership's cash reserves and cash flows from operations would not be sufficient to finance such expenditures, even taking into account incremental revenues from enhanced services that the System could offer as a result and any corresponding increase in rates and/or subscribers. Given the System's rural location, we believe that subscriber growth potential is limited, even if additional services were offered. In light of this and the fact that, as a small cable system operator, Enstar II-1 does not benefit from economies of scale and the ability to combine and integrate systems that large cable operators have, we project that if the Partnership made these upgrades we believe are necessary, it would not recoup the costs or regain its ability to operate profitably within the remaining term of its franchises. Instead, given the sale price offered by CCE-1 and the distributions expected to result from the Liquidation Plan, we believe that selling all of the System at this time is in the Unitholders' best interests. For more information, please see Special Factors -- Background, Purpose and Reasons for the Charter Sale -- Reasons -- Alternatives to Liquidation Plan Not Prudent, on pages 24-26.

      -     REASONS FOR SELLING THE SYSTEM TO CCE-1.

                  FAVORABLE FINANCIAL TERMS COMPARED TO OTHER BIDS. The total sale price offered by the Purchasers for the Selling Partnerships' Illinois cable systems (and, hence, the price offered by CCE-1 for Enstar II-1's System) is approximately 25% higher than the second highest offer received for these systems. These offers ranged from a low of $32 million to the Purchasers' high bid of $63 million. The second-highest bid was $50.4 million. In addition, there is no requirement for a sale price holdback for potential indemnity claims. In our view, the other terms of the Purchasers' offer are equally or more favorable to the Unitholders, overall, than those of any other offer for these systems.

                  LIMITED REPRESENTATIONS AND WARRANTIES OF PARTNERSHIP. The
            Purchasers have not required that the Partnership make extensive representations and warranties about itself or the System. We believe this to be highly favorable to the Partnership.

                  GREATER LIKELIHOOD OF CLOSING THE CHARTER SALE. The Charter
            Sale does not include a purchaser financing contingency. This is a significant benefit to Enstar II-1, because recent market conditions have resulted in acquisition financing becoming increasingly difficult to obtain. In addition, the Charter Sale does not require that governmental franchises be extended or renewed. As a result, the Purchasers do not have a right of termination if a franchise authority were to impose significant rebuild conditions or other requirements frequently imposed as a condition to extension or renewal. Last, the closing is not conditioned on the results of the Purchasers' due diligence.

      - THE CHARTER SALE. The Charter Sale is part of a larger, combined sale in which Enstar II-1 and the other five Selling Partnerships will each sell its respective Illinois cable systems to CCE-1 (in the case of Enstar II-1) and to CCE-1 and/or one or more of the other two Purchasers (in the case of the other Selling Partnerships). For more information, please see Special Factors - The Purchase Agreement, on page 38-42.

      - AMENDMENT OF THE PARTNERSHIP AGREEMENT. The Partnership Agreement presently prohibits the General Partner and any of its affiliates from purchasing any material business assets, including cable systems and franchises, from Enstar II-1. For this reason, the Partnership Agreement must be amended in order for the Charter Sale and the Liquidation Plan to occur. For more information, please see Special Factors - Amendment of the Partnership Agreement, on pages 47-48.

      - THE SALE PRICE. CCE-1 will pay a sale price of approximately $14,707,000, in cash, for the Enstar II-1 System. This is Enstar II-1's allocable portion of the total sale price of $63,000,000, in cash, being paid by the Purchasers for the Selling Partnerships' Illinois cable systems. The total price has been allocated among the Selling Partnerships based on the respective number of subscribers served by the Illinois cable systems of each Selling Partnership as of June 30, 2001, when Enstar II-1 reported serving approximately 6,500 Illinois customers out of the total of approximately 27,900 Illinois customers served by all of the Selling Partnerships. Of the six bids received for the Partnership's System, CCE-1's exceeded the next highest bid by approximately 25%.

      - SALE PRICE ADJUSTMENTS. The sale price to be paid to Enstar II-1 (and to each other Selling Partnership) is subject to customary working capital closing adjustments. In addition, each Selling Partnership was assigned a prescribed target number of subscribers at closing, and any shortfall in the target number of subscribers served by a Selling Partnership's Illinois systems at closing will result in that Selling Partnership's allocable portion of the total sale price being reduced by $2,258 per shortfall subscriber. For Enstar II-1, the target number of Illinois subscribers is 6,513. For more information, please see Special Factors - The Purchase Agreement, on pages 38-42.

      - CLOSING CONDITIONS. The closing of the Charter Sale is subject to several conditions, which include:

            -     the approval by the Enstar II-1 Unitholders;

            - the consent of the grantors of the franchises covering 90% of the aggregate subscribers of all the Selling Partnerships' Illinois cable systems to the transfer of those franchises to CCE-1 (or the other applicable Purchaser or Purchasers);

            - the approval of a majority-in-interest of the limited partners of each other Selling Partnership (and in the case of any Selling Partnership that is a general partnership, the approval of a majority-in-interest of the limited partners of such Selling Partnership's general partners) to the sale of its Illinois cable systems (the "Securityholder Consent Condition");

            - the Selling Partnerships obtaining certain other federal regulatory approvals; and

            -     other closing conditions that are customary in the industry.

            As of the date of this Consent Solicitation Statement, the second of these conditions has been satisfied.

            Because the Securityholder Consent Condition makes the closing of the Charter Sale contingent on obtaining the consents of a majority-in-interest of Enstar II-1's Unitholders and the consents of a majority-in-interest of the limited partners of each of the other Selling Partnerships (or of the limited partners of the Selling Partnership's general partners, as the case may be), unless that condition is waived by the Purchasers, the failure of any Selling Partnership to obtain the requisite consents will effectively block all the sales. However, the Purchasers have indicated that if (i) the necessary limited and general partner consents as to each Selling Partnership other than Enstar II-1 are obtained prior to the expiration of Enstar II-1's consent solicitation period, and (ii) at that time the Purchasers determine, in their sole discretion, that it is reasonably certain that the requisite limited partner consents as to Enstar II-1 also will be obtained, then (barring the existence of other circumstances that might give rise to a different result), the Purchasers would be willing to waive the Securityholder Consent Condition as to Enstar II-1, and proceed to close on the other five Selling Partnerships. In such a case, the sale of Enstar II-1's System would close, if at all, separately from and later than the sales in respect of the other five Selling Partnerships. Numerous factors, most of which are unknowable to us at this time, could cause the Purchasers to decide not to waive the Security Consent Condition, and we cannot assure that no such factors will arise. For more information, please see Introduction, on pages 1-4; Special Factors - The Purchase Agreement
            - Conditions Precedent, on pages 39-40, and - Closing of the Charter Sale, on pages 44-45. If the Charter Sale does not close, the Enstar II-1 Unitholders would not receive any liquidating distributions, and would, instead, retain their interest in Enstar II-1 and the System.

      - DISTRIBUTION OF SALE PROCEEDS AND LIQUIDATION OF THE PARTNERSHIP. After paying its debts and obligations and paying or providing for the payment of the expenses of the Charter Sale, Enstar II-1 will terminate and dissolve, and the General Partner will make one or more liquidating distributions to itself and the Unitholders of the Partnership's remaining assets, in accordance with the Partnership Agreement. We currently estimate that pre-tax liquidating distributions to the Unitholders from the Charter Sale will total approximately $510 per Unit, after estimated closing adjustments and closing and liquidation expenses. As the holder of a 1% interest in Enstar II-1, the General Partner will receive a liquidating distribution of approximately $154,300.

            We presently expect that the Charter Sale will close in the second quarter of 2002 and anticipate making the initial liquidating distribution approximately 60 days after the closing. We also expect that after required closing adjustments are completed (which we expect to occur approximately 6 months after the closing), final liquidating distributions would be made of any remaining funds. For more information, please see Special Factors - Use of Proceeds and Cash Distributions, on pages 46-47, and - Liquidation, on page 48.

      - FAIRNESS OF THE SALE PRICE. The total sale price offered by the Purchasers for the Selling Partnerships' Illinois cable systems (and, hence, the price offered for Enstar II-1's System) is approximately 25% higher than the second highest offer received for these systems, and in our view the other terms of such offer are equally or more favorable to the Unitholders, overall, than those of any other offer for these systems. The Purchasers' offer was obtained through a broadly-based solicitation process, in which an experienced cable television industry broker marketed Enstar II-1's and the other Selling Partnerships' Illinois cable systems on a combined basis to what we believe was virtually every prospective purchaser. Both the General Partner and the broker are of the view that the combined marketing of Enstar II-1's and the other Selling Partnerships' Illinois systems (for an aggregate of approximately 27,900 customers) generated a higher sale price than could have been obtained for the small cluster of Illinois customers served by Enstar II-1, alone. The process was also confidential: neither the broker, CCE-1 and the other Purchasers, nor any other bidder knew the prices or other terms of the other bidders' offers, and the General Partner did not know the contents of any non-Purchaser bid, until all the bids were received and the deadline for the submission of bids had passed. We and CCE-1 believe that this process acted as a comprehensive "market check" that enabled the General Partner to objectively determine the range of present market values for the systems and obtain what the General Partner believes to be the highest price currently available in the market.

            Based on the foregoing, we and the General Partner have concluded that approval of the Liquidation Plan is fair to and in the best interests of Enstar II-1 and the Unitholders. For more information, please see Special Factors - Background, Purpose and Reasons for the Charter Sale, on pages 23-26, -- Fairness of the Transaction --
            Consent Procedures and Procedural Safeguards, on page 30,   --
            Fairness of the Sale Price, on pages 30-34, and -- Recommendation of the General Partner and CCE-1, on pages 34-37.

      - REQUIRED VOTE. The Liquidation Plan must be approved by the holders of at least a majority of the Units. By approving the Liquidation Plan you will be approving the Charter Sale, the Partnership Agreement Amendment, and the Liquidation. None of the Unitholders is an affiliate of Enstar II-1, the General Partner, any of the Purchasers or any affiliate of the foregoing. For more information, please see Voting Procedures, on page 59.

      - VOTING PROCEDURES. Please see Voting Procedures on page 59 for instructions on how and when to return your consent card, voting deadlines, and changing your vote.

                QUESTIONS AND ANSWERS ABOUT THE LIQUIDATION PLAN

Q:    WHY IS THE SALE OF ENSTAR II-1's SYSTEM BEING PROPOSED?

A: We believe that now is the appropriate time, and it is in the best interests of the Unitholders, to sell all of the System because:

      - the System continues to face significant competition from direct broadcast satellite ("DBS") operators, which has resulted in a steady loss of subscribers and declining revenues and operating income over the past four years;

      - upgrading the System in order to offer services comparable to those offered by competing DBS operators would cost approximately $2.7 million to $3.1 million;

      - we believe that the Partnership's potential revenues and operating income, given its small subscriber base and geographic location, cannot viably support expenditures of that magnitude; and

      - we believe that if the System is not upgraded so as to be competitive with DBS operators, Enstar II-1 will continue to lose subscribers and revenues, and operating income will continue to decline, as will the System's market value. For more information, please see Liquidation Plan Summary - Reasons for Selling the System, on pages 5-6; and Special Factors -- Background, Purpose and Reasons for the Charter Sale, on pages 23-26.

Q: WHY IS ENSTAR COMMUNICATIONS PROPOSING TO SELL ENSTAR II-1's SYSTEM TO AN AFFILIATE?

A:    -     Of the six bids received for the Selling Partnership's Illinois cable systems, the total $63,000,000 sale price offered by CCE-1 and the other Purchasers (and the portion thereof allocable to Enstar
            II-1) is approximately 25% greater than the next highest bid, which was $50.4 million. The lowest bid was $32 million.

      - The Purchasers' offer is not contingent on the Purchasers obtaining financing.

      - The minimum number of basic subscribers required by the Purchasers to be served by the System at closing in order to avoid any downward adjustment of the purchase price is not greater than that proposed by any other bidder, and is less than the minimums required by two of the other bidders.

      - The Purchasers are not requiring that any of Enstar II-1's or the other Selling Partnerships' franchises be extended or renewed as a condition to closing.

      - The Purchasers are not requiring that Enstar II-1 make extensive representations and warranties about itself or the System.

Q:    WHY MUST THE PARTNERSHIP AGREEMENT BE AMENDED?

A: The Partnership Agreement provides that neither the General Partner nor any of its affiliates may purchase material business assets from Enstar II-1. Since CCE-1, the proposed purchaser of Enstar II-1's System, is an indirect subsidiary of the General Partner's ultimate parent company, and, therefore, is an affiliate of the General Partner, the Partnership Agreement must be amended to permit CCE-1 to purchase the System. This prohibition of sales to the General Partner or its affiliates was intended to avoid certain conflicts of interest. We believe, however, that because the offers (including the Purchasers') for the Selling Partnerships' Illinois systems resulted from a broadly-based solicitation process that was conducted by an independent third party and that was designed to prevent the Purchasers from directly or (through the General Partner) indirectly knowing the price and terms offered by any other bidder, the Purchasers' offer is free of the most significant potential conflicts of interest, such as collusive pricing. In light of this, and because the price offered by the Purchasers exceeds the next highest bid for the same cable systems by approximately 25%, we have concluded that failure to amend the Partnership Agreement would deprive the Unitholders of the opportunity to obtain what we believe to be the highest price now available for the System, without receiving a compensating benefit. For more information, please see Liquidation Plan Summary - Amendment of the Partnership Agreement, on page 7; and Special Factors -- Amendment of the Partnership Agreement, on page 47.

Q:    HOW DID ENSTAR COMMUNICATIONS DETERMINE THAT THE SALE PRICE IS FAIR?

A: The process through which bids were solicited for Enstar II-1's System constituted a comprehensive "market check," and, therefore, the bids received should represent the range of presently available market valuations for the System. We believe that, as the highest of the bids for the Selling Partnerships' Illinois cable systems (and, hence, for Enstar II-1's System), the price offered by the Purchasers represents the best price presently available for them. A "market check" is a process through which a seller of assets or equity interests canvasses or otherwise probes the field of prospective purchasers for the purpose of soliciting and obtaining the highest available purchase price then obtainable from a willing purchaser.

      In 1999 Enstar Communications engaged an experienced business broker with expertise in the cable and telecommunications industry, to market Enstar II-1's cable television systems and the systems of 13 other affiliated Enstar general and limited partnerships to third parties. Over a period of nine months, the broker contacted 48 prospective purchasers and sent evaluation materials to 19 of them. Bids were received from five of such parties and, following arm's-length negotiations, Enstar II-1, together with eight other affiliated general and limited partnerships, entered into a purchase agreement with an affiliate of Gans Multimedia Partnership. Several months later, in April 2001, the Gans purchase agreement was terminated by mutual agreement of the parties, due in part to Gans' inability to secure adequate financing. Beginning in late April 2001, the broker commenced a re-marketing effort, in which it contacted approximately 50 prospective purchasers for Enstar II-1's and the affiliated partnerships' cable systems and sent written evaluation materials to approximately 25 of them. Six bids were received for the Selling Partnerships' Illinois cable systems, and after evaluating them, we determined that among the bidders CCE-1 and the other Purchasers (who had submitted a consolidated bid) offered the most favorable price and other terms for the Illinois systems. The total sale price of $63,000,000, in cash, offered by the Purchasers (and the approximately $14,707,000 portion thereof payable by CCE-1 to Enstar II-1) is approximately 25% higher than the second highest price offered. For more information, please see Special Factors -- Fairness of the Transaction, on pages 28-34.

Q:    WHY ARE WE SELLING ENSTAR II-1'S SYSTEM AS PART OF A LARGER, COMBINED
      SALE?

A: Based on our experience in the cable industry, we believe that by selling Enstar II-1's System as part of a larger transaction with the other Selling Partnerships, and as part of a larger geographic "cluster" of systems located in Illinois, we were able to obtain a better price for the System, yielding greater net proceeds available for distribution, than if the System had been sold separately. For more information, please see Special Factors -- Background and Reasons for the Charter Sale, on pages 23-26, - Fairness of the Transaction - Fairness of the Sale Price, on pages 30-34, -- Recommendation of the General Partner and CCE-1, on pages 34-37, and -- Related Party Transactions, on page 37.

Q:    WHY IS ENSTAR II-1 DISSOLVING?

A: CCE-1 will be purchasing all of Enstar II-1's cable television systems. The proceeds of this sale that are received by Enstar II-1 will be used to repay the Partnership's debts and obligations and the balance will be distributed to the General Partner and the Unitholders. Consequently, after such uses of the proceeds of the Charter Sale, Enstar II-1 will not have any assets, and will no longer be able to fulfill its partnership purpose, which is to own and operate cable television systems. Therefore, Enstar II-1 will dissolve after completing the Charter Sale, paying its debts and distributing the balance of the proceeds of the Charter Sale to its partners. For more information, please see Special Factors -- Liquidation, on page 48.

Q:    WHAT WILL I RECEIVE AS A RESULT OF THE LIQUIDATION PLAN?

A: You will receive one or more distributions of Enstar II-1's allocable share of the net sale proceeds, which are presently estimated to total approximately $510 per Unit, after estimated closing adjustments and expenses, and subject to applicable withholding taxes. The Units were initially issued at a price of $250 per Unit and, since such initial issuance, Enstar II-1 has made aggregate cash distributions to the Unitholders of $212 per Unit. For more information, please see Special Factors -- Use of Proceeds and Cash Distributions, on pages 46-47.

Q: WHAT BENEFITS WILL ENSTAR COMMUNICATIONS, THE GENERAL PARTNER, RECEIVE IF THE LIQUIDATION PLAN IS COMPLETED?

A: If the Liquidation Plan is completed Enstar Communications will receive distributions of Enstar II-1's allocable share of the net proceeds thereof, which presently are estimated to total approximately $154,300 (a 1% interest in the total amount we expect to be distributed). Enstar Communications will also indirectly benefit from the sale of the System to CCE-1, since the System's ultimate owner will be Charter Communications, Inc., which is also Enstar Communications' ultimate parent company. For more information, please see Special Factors
      - Use of Proceeds and Cash Distributions, on pages 46-47, and - Conflicts of Interest, on page 37.

Q: SINCE IT IS AFFILIATED WITH THE PURCHASERS, WHAT CONFLICTS OF INTEREST DOES ENSTAR COMMUNICATIONS HAVE IN RECOMMENDING APPROVAL OF THE LIQUIDATION PLAN?

A: Although the bid solicitation process was designed to prevent CCE-1 and the other Purchasers from directly or indirectly knowing the price and other terms offered by any other bidder for the Selling Partnerships' Illinois cable systems, and although we do not believe it to be the case, it is possible that, given their affiliate relationship with the General Partner, the Purchasers used information not generally known to the public in formulating their bid. It is, therefore, possible (but, in our view, unlikely), that the Purchasers' offered price for the Selling Partnerships' cable systems is lower than it might have been absent such information. Additionally, Enstar Communications will indirectly benefit from the sale of the Selling Partnerships' cable systems, because the systems' ultimate owner will be Charter Communications, Inc., the General Partner's ultimate parent company. Last, voluntarily deferred management fees (which had been accrued and unpaid for the previous four fiscal quarters, and which were $160,400 as of September 30, 2001) will be paid to the General Partner upon completion of the Liquidation Plan. For more information, please see Special Factors - Conflicts of Interest, on page 37.

Q:    WHAT ARE THE BENEFITS TO CCE-1 OF COMPLETING THE CHARTER SALE?

A. As a consequence of the closing of the Charter Sale, substantially all of the revenues derived from and operating expenses attributable to the operation of the System would, on a going-forward basis, be added to CCE-1. As of December 31, 2001, those revenues were approximately $261,300 per month, and those expenses were approximately $205,800 per month. Accordingly, we and CCE-1 estimate that for the first three months after the closing of the Charter Sale, CCE-1's acquisition of the Enstar II-1 System will add an approximate net $55,000 per month in pre-tax earnings to CCE-1. However, neither we nor CCE-1 can assure that such an increase in net earnings will actually be achieved or that, if achieved, can be either sustained or increased, and we make no estimate or projection with respect thereto other than for the first three months following the closing of the Charger Sale. In addition, by acquiring the System, CCE-1 would increase its assets by the amount of the sale price, or approximately $14,707,000. For more information, please see Special Factors -- Effects of the Transaction -- on CCE-1, on pages 27-28.

Q: WHAT ARE THE DISADVANTAGES TO ENSTAR II-1, THE UNITHOLDERS AND CCE-1 OF COMPLETING THE LIQUIDATION PLAN?

A: The primary disadvantage to Enstar II-1 and the Unitholders is that they will not benefit from possible improvements in economic and market conditions, if any, which might produce increased revenues and operating income and possibly increase the sale price of the System in the future. This risk exists regardless of whether the System is sold to CCE-1 or to another party. For more information, please see Special Factors -- Disadvantages of the Liquidation Plan, on page 47, -- Effects of the Transaction -- On Enstar II-1, on pages 26-27, and -- On the Unitholders, on page 27.

      The principal disadvantages to CCE-1 of completing the Liquidation Plan are that CCE-1 will take on the risks of owning and operating the System, which could include investing $2.7 million - $3.1 million in upgrades needed to make the System technologically competitive with the DBS operators that presently comprise Enstar II-1's primary competitors and the uncertainty of whether such upgrades would, in fact, improve Enstar 1's competitiveness and/or operating performance. Those risks further include: competition from the increasing number of entities that provide high quality video programming, internet and telephony services (among them, particularly, DBS operators); the uncertainty of the effects of future legislation and regulatory requirements; rapid technological developments and advances which intensify the need of cable system operators to make significant capital expenditures to upgrade their systems in order to remain competitive with two-way interactive, "broadband" service providers; and continuing rate pressure from DBS operators. Neither we nor CCE-1 can give any assurance that an investment by CCE-1 in System upgrades will not have a materially negative effect on CCE-1's profitability. For more information, please see Special Factors -- Disadvantages of the Liquidation Plan, on page 47, and -- Effects of the Transaction -- On CCE-1, on pages 27-28.

Q: WHAT ARE THE CONSEQUENCES TO ENSTAR II-1, THE UNITHOLDERS AND CCE-1 IF THE LIQUIDATION PLAN IS NOT CONSUMMATED?

A: If the Liquidation Plan is not completed, Enstar II-1 will continue to own, and the General Partner will continue to operate, the entire
      System for an indefinite period of time. No assurance can be given that Enstar II-1 will ever be in a position to make any further distributions to the Unitholders. Further, if the Liquidation Plan is not approved, we believe the System will continue to face significant competition from DBS operators, and will lose subscribers at an accelerated rate as DBS becomes less expensive to the consumer. In our view, unless the Partnership were to make substantial investments, at a cost of approximately $2.7 million to $3.1 million, to upgrade the System's plant in order to deploy broadband technology, the System will not be able to offer the quality and quantity of services that will be needed for Enstar II-1 to compete in its market. Last, there is no assurance that a future sale of the System would be on terms equal to or more favorable than those offered by CCE-1, especially if the System was sold individually (and not as part of a larger, "package" transaction). For more information, please see Special Factors -- Consequences of Failure to Approve the Liquidation Plan, on page 47, and -- Effects of the Transaction -- On Enstar II-1, on pages 26-27, and -- On the Unitholders, on page 27.

      If the Liquidation Plan is not consummated, CCE-1 will not have acquired the System, and CCE-1 will receive none of the benefits, as outlined above, of completing the Charter Sale. This means that the additional net earnings, indicated above as to be derived from acquiring the System, and which we and CCE-1 estimate at approximately $55,000 per month for the first three months following the closing of the Charter Sale, will not be available to CCE-1. For more information, please see Special Factors -- Consequences of Failure to Approve the Liquidation Plan, on page 47, and -- Effects of the Transaction -- On CCE-1, on pages 27-28.

Q: WHAT WILL MY TOTAL DISTRIBUTIONS BE IF THE LIQUIDATION PLAN IS APPROVED? IF IT IS NOT APPROVED?

A: From its inception until the date hereof, Enstar II-1 has paid a total of approximately $6,254,000 (or $209 per Unit) in distributions to its Unitholders. If the Liquidation Plan is consummated, you will receive one or more distributions estimated to total approximately $510 per Unit, after estimated closing adjustments and expenses, and subject to applicable withholding taxes.

      If the Liquidation Plan is not consummated, the Partnership will re-examine its ability to pay distributions on a quarter-by-quarter basis. There is no assurance that future distributions will be made, or if made, when. For more information, please see Special Factors -- Consequences of
      Failure to Approve the Liquidation Plan, on page 47, and   --  Effects of
      the Transaction -- On CCE-1, on pages 27-28.

Q:    WHEN DO YOU EXPECT THE LIQUIDATION PLAN TO BE COMPLETED?

A: We are working towards completing the Charter Sale and the Liquidation Plan as quickly as possible. In addition to the approval of Enstar II-1's Unitholders and (unless waived by the Purchasers) the approvals required in the case of the other Selling Partnerships, we must also obtain certain regulatory and other third-party approvals for the Charter Sale. Although we cannot predict exactly when such approvals will be received, we hope to complete the Charter Sale and the Liquidation Plan during the second quarter of 2002. For more information, please see Special Factors -- Closing of the Charter Sale, on pages 44-45.

Q: WILL I OWE ANY FEDERAL INCOME TAXES AS A RESULT OF THE CHARTER SALE AND THE LIQUIDATION PLAN?

A: In general, you will recognize a gain or loss for federal income tax purposes as a result of the Charter Sale and the Liquidation. TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES TO YOU OF THE CHARTER SALE MAY DEPEND ON THE FACTS OF YOUR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR TO UNDERSTAND FULLY BOTH THE FEDERAL AND STATE

      TAX CONSEQUENCES TO YOU OF THE SALE. For more information, please see Special Factors -- Federal Income Tax Consequences of the Liquidation Plan, on pages 48-51.

Q:    WHAT DO I DO TO VOTE MY ENSTAR II-1 UNITS?

A: In order to vote your Units either to approve, disapprove or abstain from the Liquidation Plan, you must mark the appropriate box on the enclosed consent card, sign and date the consent card and return it in the enclosed self-addressed envelope to the Soliciting Agent, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005. If you sign and send the consent card, but do not indicate your vote as to the Liquidation Plan, your consent card will be treated as voting to APPROVE the Liquidation Plan. If you vote to ABSTAIN as to the Liquidation Plan, the effect will be the same as if you voted to DISAPPROVE the Liquidation Plan. If you fail to send in your consent card, the effect will be the same as if you voted to DISAPPROVE the Liquidation Plan. Your consent card must be received by the Soliciting Agent before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2002, or, if the Solicitation Period is extended by the General Partner, at any time before 5:00 p.m., New York City time, on the expiration date of such extended Solicitation Period.

Q:    MAY I CHANGE MY VOTE AFTER I MAIL MY UNITHOLDER CONSENT CARD?

A: Yes. You may change your vote at any time before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2002, or, if the Solicitation Period is extended by the General Partner, at any time before 5:00 p.m., New York City time, on the expiration date of such extended Solicitation Period. You can change your vote in one of two ways. First, you can send a written notice dated later than your consent card stating that you would like to revoke or change your vote. Second, you can complete and submit a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the Soliciting Agent, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005. If you instructed a broker to vote your Units, you must follow your broker's directions for changing those instructions. TO BE EFFECTIVE, YOUR NOTICE OF REVOCATION OR NEW CONSENT CARD MUST BE RECEIVED BY D.F. KING & CO., INC. BEFORE THE END OF THE SOLICITATION PERIOD OR EXTENDED SOLICITATION PERIOD, AS THE CASE MAY BE.

Q:    DO UNITHOLDERS HAVE APPRAISAL RIGHTS?

A: Under applicable state law Unitholders are not entitled to dissenters' appraisal rights.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have more questions about the Charter Sale or the Partnership Agreement Amendment you should contact:

                        Enstar Income Program II-1, L.P.
                        c/o Enstar Communications Corporation
                        12405 Powerscourt Drive
                        St. Louis, Missouri  63131
                        Attention:  Partnership Relations
                        Telephone:  (314) 543-2389

      If you would like additional copies of this Consent Solicitation Statement, or if you have questions about how to complete and return your consent card, you should contact:

                        D.F. King & Co., Inc.
                        77 Water Street
                        New York, New York 10005
                        Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (800) 207-2014

                            OWNERSHIP STRUCTURE CHART

      The following diagram illustrates the ownership structure of Enstar II-1, Enstar Communications, CCE-1 and the other Purchasers. For more information, please see Identity and Background of Certain Persons, on pages 53-58.




                                  [FLOWCHART]

                    SELECTED PRO FORMA FINANCIAL INFORMATION

      The following pro forma financial information of Enstar II-1 shows the effect of the Charter Sale on the Partnership's balance sheets as of September 30, 2001 and December 31, 2001, the Partnership's statements of operations, net income per Unit and ratio of earnings to fixed charges for the nine months ended on September 30, 2001, and for the year ended December 31, 2001; and the Partnership's book value per Unit as of December 31, 2001.


                            ENSTAR INCOME PROGRAM II-1, L.P.
                       UNAUDITED PRO FORM CONDENSED BALANCE SHEET
                                 AS OF DECEMBER 31, 2001

                               HISTORICAL                                            PRO FORMA
                               DECEMBER 31,                        PRO FORMA         DECEMBER 31,    DISTRIBUTION     PRO FORMA
                                  2001         DISPOSITIONS        ADJUSTMENTS          2001          TO PARTNERS   AS LIQUIDATED
                                  ----         ------------        -----------          ----          -----------   -------------
           ASSETS
ASSETS:
   Cash                        $ 1,083,500     $         --        $14,706,800(a)    $ 15,790,300     $(15,790,300)      $  --
   Accounts receivable              82,800          (82,800)                --                 --               --          --
   Prepaid expenses and
   other assets                     11,600          (11,600)                --                 --               --          --
   Property, plant and
   equipment, net                6,434,000       (6,434,000)                --                 --               --          --
   Franchise cost, net              49,700          (49,700)                --                 --               --          --
   Due from affiliates             241,500         (241,500)                --                 --               --          --
                               -----------     ------------        -----------       ------------     ------------       -----
                               $ 7,903,100     $ (6,819,600)       $14,706,800       $ 15,790,300     $(15,790,300)      $  --
                               ===========     ============        ===========       ============     ============       =====
LIABILITIES AND PARTNERSHIP
          CAPITAL
LIABILITIES:
   Accounts payable            $    90,600     $    (90,600)       $   588,000(a)    $    588,000     $   (588,000)      $  --
   Accrued liabilities             367,900         (367,900)                --                 --               --          --
                               -----------     ------------        -----------       ------------     ------------       -----
                                   458,500         (458,500)           588,000            588,000         (588,000)         --
                               -----------     ------------        -----------       ------------     ------------       -----
PARTNERSHIP CAPITAL
(DEFICIT):
   General Partners                    500             (400)           141,200            141,300         (141,300)         --
   Limited Partners              7,444,100       (6,360,700)        13,977,600         15,061,000      (15,061,000)         --
                               -----------     ------------        -----------       ------------     ------------       -----
                                 7,444,600       (6,361,100)        14,118,800(a)      15,202,300      (15,202,300)         --
                               -----------     ------------        -----------       ------------     ------------       -----
                               $ 7,903,100     $ (6,819,600)       $14,706,800       $ 15,790,300     $(15,790,300)      $  --
                               ===========     ============        ===========       ============     ============       =====
Book value per Unit            $    248.68     $    (212.49)       $    471.63       $     507.82     $    (507.82)      $  --
                               ===========     ============        ===========       ============     ============       =====


(a) Represents proceeds from the Charter Sale of $14,706,800 which will be used for transaction costs of $588,000, dissolution expenses and distributions to the partners.

                        ENSTAR INCOME PROGRAM II-1, L.P.
              UNAUDITED PRO FORM CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                        HISTORICAL                              PRO FORMA
                                                    DECEMBER 31, 2001    DISPOSITIONS (a)    DECEMBER 31, 2001
                                                    -----------------    ----------------    -----------------
REVENUES:                                              $ 3,173,700         $(3,173,700)        $        --
                                                       -----------         -----------         -----------

OPERATING EXPENSES:
       Service costs                                       886,900            (886,900)                 --
       General and administrative expenses                 290,500            (290,500)                 --
       General partner management fees and
           reimbursed expenses                             505,900            (505,900)                 --
       Depreciation and amortization                       801,400            (801,400)                 --
                                                       -----------         -----------         -----------
                                                         2,484,700          (2,484,700)                 --
                                                       -----------         -----------         -----------
OPERATING INCOME                                           689,000            (689,000)                 --
OTHER INCOME (EXPENSE):
       Interest income, net                                 38,500             (38,500)                 --
       Other                                               (28,800)             28,800                  --
                                                       -----------         -----------         -----------
                                                             9,700              (9,700)                 --
                                                       -----------         -----------         -----------
NET INCOME:                                            $   698,700         $  (698,700)        $        --
                                                       ===========         ===========         ===========

       Net income allocated to General Partners        $     7,000         $    (7,000)        $        --
                                                       ===========         ===========         ===========
       Net income allocated to Limited Partners        $   691,700         $  (691,700)        $        --
                                                       ===========         ===========         ===========
Net income per Unit                                    $     23.11         $    (23.11)        $        --
                                                       ===========         ===========         ===========
Weighted average number of Units
outstanding during the year                                 29,936             (29,936)                 --
                                                       ===========         ===========         ===========
Ratio of earnings to fixed charges                          1,746x            (1,746)x                  --
                                                       ===========         ===========         ===========


(a) Represents the results of operations of the Litchfield and Taylorville, Illinois cable systems to be sold in the Charter Sale.

                        ENSTAR INCOME PROGRAM II-1, L.P.
                   UNAUDITED PRO FORM CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                               HISTORICAL                                              PRO FORMA
                              SEPTEMBER 30,                           PRO FORMA        SEPTEMBER 30,    DISTRIBUTION     PRO FORMA
                                  2001         DISPOSITIONS          ADJUSTMENTS           2001          TO PARTNERS   AS LIQUIDATED
                              -------------    ------------          -----------       -------------    ------------   -------------
          ASSETS
ASSETS:

   Cash                       $ 1,447,700      $         --         $14,706,800(a)     $ 16,154,500      ($16,154,500)     $  --
   Accounts receivable             86,800           (86,800)                 --                  --                --         --
   Prepaid expenses
   and other assets                11,600           (11,600)                 --                  --                --         --
   Property, plant and
   equipment, net               5,905,200        (5,905,200)                 --                  --                --         --
   Franchise cost, net             53,000           (53,000)                 --                  --                --         --
   Due from affiliates            344,800          (344,800)                 --                  --                --      $  --
                              -----------      ------------         -----------        ------------      ------------      -----
                              $ 7,849,100      $ (6,401,400)        $14,706,800        $ 16,154,500      ($16,154,500)     $  --
                              ===========      ============         ===========        ============      ============      =====
     LIABILITIES AND
PARTNERSHIP CAPITAL

LIABILITIES:

         Accounts payable     $   220,300      $   (220,200)        $   588,000(a)     $    588,000      $   (588,000)     $  --
         Accrued
         liabilities              259,100          (259,100)                 --                  --                --         --
                              -----------      ------------         -----------        ------------      ------------      -----
                                  479,400          (479,400)            588,000             588,000           588,000         --
                              -----------      ------------         -----------        ------------      ------------      -----
PARTNERSHIP CAPITAL
(DEFICIT):
         General Partners            (200)             (200)            141,200             140,800          (140,800)        --
         Limited Partners       7,369,900        (5,921,800)         13,977,600          15,425,700       (15,425,700)        --
                              -----------      ------------         -----------        ------------      ------------      -----
                                7,369,700        (5,922,000)         14,118,800(a)       15,566,500       (15,566,500)        --
                              -----------      ------------         -----------        ------------      ------------      -----

                              $ 7,849,100      $ (6,401,400)        $14,706,800        $ 16,154,500      $(16,154,500)     $  --
                              ===========      ============         ===========        ============      ============      =====


(a) Represents proceeds from sale of $14,706,800 which will be used for transaction costs of $558,000, dissolution expenses and distributions to partners.

                        ENSTAR INCOME PROGRAM II-1, L.P.
              UNAUDITED PRO FORM CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001


                                                  HISTORICAL                                     PRO FORMA
                                              SEPTEMBER 30, 2001         DISPOSITIONS (a)    SEPTEMBER 30, 2001
                                              ------------------         ----------------    ------------------
REVENUES:                                         $ 2,390,000             $(2,390,000)            $      --
                                                  -----------             -----------             ---------

OPERATING EXPENSES:
   Service costs                                      670,100                (670,100)                   --
   General and administrative expenses                243,900                (243,900)                   --
   General partner management fees and
     reimbursed expenses                              378,300                (378,300)                   --
   Depreciation and amortization                      576,100                (576,100)                   --
                                                  -----------             -----------             ---------
                                                    1,868,400              (1,868,400)                   --
                                                  -----------             -----------             ---------

OPERATING INCOME                                      521,600                (521,600)                   --
OTHER INCOME (EXPENSE):
   Interest income, net                                35,200                 (35,200)                   --
   Other                                              (28,500)                 28,500                    --
                                                  -----------             -----------             ---------
                                                        6,700                  (6,700)                   --
                                                  -----------             -----------             ---------

NET INCOME:                                       $   528,300             $  (528,300)            $      --
                                                  ===========             ===========             ---------
   Net income allocated to General
   Partners                                       $     5,300             $    (5,300)            $      --
                                                  ===========             ===========             ---------

   Net income allocated to Limited
   Partners                                       $   523,000             $  (523,000)            $      --
                                                  ===========             ===========             ---------

Net income per Unit                               $     17.47             $    (17.47)            $      --
                                                  ===========             ===========             ---------

Weighted average number of Units
outstanding during the year                            29,936                 (29,936)                   --
                                                  ===========             ===========             =========

Ratio of earnings to fixed charges                     1,760x                (1,760)x                    --
                                                  ===========             ===========             =========


(a) Represents the results of operations of the Litchfield and Taylorville, Illinois cable systems to be sold.

                                 SPECIAL FACTORS

GENERAL

      Enstar II-1 was formed in July 1984 to acquire, construct, improve, develop and operate cable television systems in small and medium-sized communities. In December 1985, Enstar II-1 completed an offering of 30,000 limited partnership Units at a price of $250 per Unit, resulting in gross proceeds to the Partnership of $7.5 million. On November 12, 1999, the General Partner became an indirect controlled subsidiary of Charter Communications, Inc. (also called "Charter Communications"), the nation's fourth largest cable operator, serving approximately 7 million subscribers. The General Partner is responsible for the day-to-day management of the Partnership and its operations.

      Enstar II-1 offers cable service in rural areas of Illinois through its Taylorville, Illinois system, which serves the communities of Taylorville, Litchfield and Gillespie, Illinois. As of September 30, 2001, Enstar II-1 served approximately 6,500 basic subscribers.

BACKGROUND, PURPOSE AND REASONS FOR THE CHARTER SALE

PURPOSE

      Enstar II-1's, and the General Partner's, purpose in proposing the Liquidation Plan is to avoid (i) the likelihood that, unless substantial and highly costly technological improvements and upgrades are made to the System's plant, Enstar II-1 will be unable to compete effectively in its market and will continue to lose subscribers to its direct broadcast satellite ("DBS") competitors; (ii) the likelihood that if Enstar II-1 were to make the significant expenditures needed to compete effectively with DBS provides, its future revenues would not be sufficient to allow the Partnership to continue to operate profitably; and (iii) the risk that the Partnership might not have sufficient subscriber loyalty to retain (let alone expand) its subscriber base in the face of the existing and expected future competition - in particular DBS.

REASONS

      We believe that the capital expenditures for upgrades to the System's plant that would be necessary to enable Enstar II-1 to retain subscribers and offer services comparable or superior to those now offered by its competitors would prevent Enstar II-1 from operating profitably, for at least the current terms of its franchises that cover the largest numbers of subscribers (namely, its Taylorville and Litchfield franchises). We believe that it is in the Unitholders' best interests to sell the entire System at this time. These factors are further discussed below.

      -     COMPETITION AND NECESSARY UPGRADES

      Enstar II-1's System faces significant competition from direct broadcast satellite ("DBS") operators. In the geographic areas served by Enstar II-1's System, these competing DBS operators currently offer, on an all-digital basis, more programming channels, features and services than does the Partnership's System. Enstar II-1's System has steadily lost subscribers over the last several years (declining from approximately 6,900 customers at December 31, 1997, to approximately 6,500 customers at September 30, 2001), which we believe is largely attributable to competition from DBS. The DBS operators with which Enstar II-1 competes offer over 200 channels of digital programming. In contrast, 50% of the Partnership's System currently offers only 110 channels of analog programming, while the remaining 50% can offer up to only 36-40 channels of analog programming.

      As we have experienced, and as is widely recognized in the cable and telecommunications industry, customers increasingly are purchasing high quality video programming, high-speed internet access and, in some markets, telephone service as bundled services from a single provider. This trend is being driven by rapid advances in so-called "broadband" technology, which generally refers to the capacity of the cable infrastructure to deliver video, voice and high-speed data transmission. These recent advances in broadband technology enable traditional cable television providers, as well as DBS operators, telephone and other utilities, and emerging wireline and wireless competitors, to provide a single source of digital and interactive video programming on hundreds of channels, internet access and telephone service.

      DBS operators, which can often provide over 200 digital programming channels and are now acquiring two-way capability, are in our view the most formidable competitors to traditional cable operators, and in particular, to Enstar II-1. For video services, DBS has existed as an alternative to cable television for many years and, unlike providers of certain other emerging technologies, has become a viable and successful competitor to cable nationwide. The National Cable and Telecommunications Association reported that in March 2001, approximately 23% of multichannel video subscribers obtained service from a source other than a traditional cable operator, and that nearly 18% of such subscribers obtained service from DBS operators. This market share is attributable to a number of factors. For example, because satellite transmission is digital, DBS has always offered digital programming, with picture and sound quality superior to analog cable service, and far more channels than cable. Traditional cable operators, in contrast, have typically needed to upgrade or rebuild their systems, often at substantial cost, in order to add the bandwidth necessary to carry digital and interactive programming. Also, according to the Federal Communications Commission, former drawbacks to DBS are being remedied. For example, DBS operators now transmit local broadcast stations, which in the past were not available through DBS. And, in an effort to compete with cable, DBS operators have generally decreased their once high equipment and installation charges, and monthly DBS subscription rates are typically lower than cable rates. For these reasons, and particularly the fact that local DBS operators offer more services than does Enstar II-1's System, we expect that the System will continue to face significant competition from DBS, and may continue to lose customers. Moreover, we do not expect Enstar II-1's competitive position to improve, particularly since the cost of upgrading its System to two-way capability in order to be able to offer high-speed internet service or video services comparable to those available from DBS would be approximately $2.7 million (for an upgrade to 550 megahertz (MHz) capacity) to $3.1 million (for an upgrade to 870 MHz capacity).

      -     ALTERNATIVES TO LIQUIDATION PLAN NOT PRUDENT

      In addition to the Liquidation Plan, the General Partner considered the following alternatives when reaching its conclusion that a sale of all of the Enstar II-1 System to CCE-I would be in the Unitholders' best interest:

      CONTINUATION OF THE OWNERSHIP AND OPERATION OF ENSTAR II-1 AND OF THE SYSTEM. This alternative is being made available to the Unitholders through this Consent Solicitation Statement. If the Unitholders desire to continue the Partnership's ownership and the General Partner's operation of the Enstar II-1 System they may vote to "disapprove" the Liquidation Plan. In our view, the continued ownership and operation of the System could be on either of two bases:
(a) the continued operation of the System in its present condition, in which case, for the reasons discussed above, we do not believe Enstar II-1 would be able to compete with DBS and other more technologically advanced providers; or
(b) the investment of between approximately $2.7 million to $3.1 million for the System upgrades we believe are necessary for the Partnership to offer services comparable to those of its DBS and other significant competitors. However, as noted above, based on our projections, and even after taking into account the additional services the System could offer as a result of undertaking those upgrades and thereby obtaining two-way transmission capability (such as interactive programming and high-speed internet access), Enstar II-1 would not generate sufficient revenues to both make these additional investments and continue to operate profitably. This is largely due to the Partnership's small (and declining) customer base and the lack of population density in its service area, which limits the potential for customer growth even if enhanced services are offered. In short, we do not believe that the Partnership would recoup these costs within the current lives of its key Taylorville and Litchfield franchises, and there is no guarantee that these or any of Enstar II-1's existing franchises will be renewed beyond their current terms. If Enstar II-1 were to make these substantial investments, which we do not believe could be financed by operating revenues, the Partnership would likely cease to operate at a profit.

      SALE OF LESS THAN ALL OF ENSTAR II-1's SYSTEM. As discussed elsewhere in this Consent Solicitation Statement (see Questions and Answers About the Liquidation Plan - Why are we selling Enstar II-1's System as part of a larger, combined sale? on page 12; and Special Factors -- Fairness of the Transaction - Sale Process, on pages 28-30), based on our experience in the cable television industry, we believe that, generally, a higher sale price can be obtained when cable television systems are sold as part of a larger, "bundled" package than when sold individually or in smaller units. This belief is supported by the fact that, despite the scope of the "auction" through which the Selling Partnerships' Illinois cable systems were offered for sale (see Questions and Answers About the Liquidation Plan - How did Enstar Communications determine that the sale price is fair? on pages 11-12; and Special Factors - Fairness of the Transaction
- Sale Process, on pages 28-30) not one of the six ultimate bidders offered to purchase any of the Selling Partnerships' Illinois cable systems apart from all of them. Moreover, as discussed in this Consent Solicitation Statement, only approximately 50% of Enstar II-1's System can presently deliver 110 channels of analog programming, while the remaining System capacity is limited to 36-40 channels of analog programming. In light of these factors, the General Partner has concluded that even if less than all of the System could be sold, such a sale would most likely be of the more technologically advanced portions of the System, would leave the Partnership burdened with a less competitive (and more expensive to operate) system, and would, accordingly, be prudent only if an unusually favorable price (part of which could finance the continued operation of the lesser cable system that would result) could be obtained. Given the actual outcome of the "auction," the General Partner does not believe that such a price realistically could be obtained now or in the foreseeable future.

      SALE OF ENSTAR II-1'S SYSTEM TO AN UNAFFILIATED THIRD PARTY. Based on the bids received in the "auction" for the Selling Partnerships' Illinois cable systems (and, hence, for Enstar II-1's System), and in particular the 25% sale price premium offered by the Purchasers over the next highest bid, the General Partner has concluded that the price offered by CCE-1 for the System is the best price obtainable presently and, in all likelihood, for the foreseeable future. For this reason, it is the General Partner's belief that a sale of the System to an unaffiliated third party would almost certainly be at a lower price than offered by CCE-1 and, therefore, in light of CCE-1's offer, not financially fair to the Unitholders.

      In light of the foregoing, the sale price offered by CCE-1 and the liquidating distributions that we expect to result from the Liquidation Plan, we believe that the alternatives to the Liquidation Plan are not prudent, and that approving the Charter Sale and the Liquidation Plan would be more favorable to the Unitholders than would be investing in substantial upgrades to the System, continuing to operate the System in its present condition, selling only part of the System, or selling the System to an unaffiliated third party.

      -     LIQUIDITY

      The Units are not listed on any national securities exchange, nor are they quoted on any inter-dealer quotation system, and there is no established trading market for the Units. Because of this, the liquidity of a Unitholder's investment in Enstar II-1 has been severely limited. Approving the Liquidation Plan will permit us to make distributions to the Unitholders that we believe could not otherwise be made. If the Liquidation Plan is approved, we expect that the liquidating distributions will be approximately $510 per Unit, after estimated closing adjustments and closing and liquidation expenses, and subject to applicable withholding taxes.

PURPOSE OF THE CHARTER SALE - CCE-1

      CCE-1 is proposing to acquire the Enstar II-1 System in order to expand its cable television assets for a suitable price, in geographic locations that are complimentary to CCE-1's existing operations. CCE-1 presently serves approximately 585,100 subscribers, and the acquisition of the Enstar II-1 System will increase CCE-1's customer base by approximately 1%.

EFFECTS OF THE TRANSACTION

ON ENSTAR II-1

      The financial effects on Enstar II-1 of completing the Charter Sale and the Liquidation are shown in the tables entitled Selected Pro Forma Financial Information, on pages 19-22.

      The completion of the Charter Sale and the Liquidation will, after repayment of Enstar II-1's debts and obligations, result in the distribution of the Partnership's remaining net assets to the Unitholders and the General Partner ratably in proportion to their respective percentage interests in the Partnership, and, thereafter, the winding-up and legal dissolution of Enstar II-1. Consequently, the Unitholders' equity interest in Enstar II-1 will have been extinguished in exchange for the liquidating distributions, and Enstar II-1 will thereafter not be a reporting company under the Securities Exchange Act of 1934, as amended. This means, among other things, that Enstar II-1 will no longer file, and the Unitholders will no longer receive, annual reports on Form 10-K, quarterly reports on Form 10-Q or periodic reports on Form 8-K. For more information, please see Liquidation Plan Summary -- Distribution of Sale Proceeds and Liquidation of the Partnership, on pages 8-9; Questions and Answers
About the Liquidation Plan   --  Why is Enstar II-1 dissolving? on page 12,   --
What will I receive as a result of the Liquidation Plan? on page 12,   --  What
are the disadvantages to Enstar II-1, the Unitholders and CCE-1 of completing the Liquidation Plan? on page 14, and -- What are the consequences to Enstar II-1, the Unitholders and CCE-1 if the Liquidation Plan is not consummated? on pages 14-15; Selected Pro Forma Financial Information, on pages 19-22; and
Special Factors   --  Use of Proceeds and Cash Distributions, on pages 46-47,
--  Disadvantages of the Liquidation Plan, on page 47,   -- Consequences of
Failure to Approve the Liquidation Plan, on pages 48-49, and   -- Liquidation,
on pages 47-48.

      The disadvantages to Enstar II-1 of completing these transactions will be as set forth under Questions and Answers About the Liquidation Plan -- What are the disadvantages to Enstar II-1, the Unitholders and CCE-1 of completing the Liquidation Plan? on page 14; and Special Factors -- Disadvantages of the Liquidation Plan, on page 47.

      If these transactions are not completed, the effects on Enstar II-1 will be as set forth under Special Factors -- Consequences of Failure to Approve the Liquidation Plan, on page 47; and Questions and Answers About the Liquidation Plan -- What are the consequences to Enstar II-1, the Unitholders and CCE-1 if the Liquidation Plan is not consummated? on pages 14-15.

ON THE UNITHOLDERS

      The effects on the Unitholders of completing the Charter Sale and the Liquidation will be the receipt, upon completion of the Liquidation, of liquidating distributions totaling approximately $510 per Unit, before applicable taxes. Completion of the Liquidation Plan will, therefore, extinguish the Unitholders' interest in the Partnerships and the System. Depending upon their individual circumstances, Unitholders may owe federal and/or state income taxes in respect of such distributions. For more information, please see Special Factors -- Federal Income Tax Consequences of the Liquidation Plan, on pages 48-51.

      The disadvantages to the Unitholders of completing the Charter Sale and the Liquidation will be as set forth under Special Factors -- Disadvantages of the Liquidation Plan, on page 47.

      If the Charter Sale and the Liquidation are not completed, the effects on the Unitholders will be as set forth under Questions and Answers About the Liquidation Plan -- What are the consequences to Enstar II-1, the Unitholders and CCE-1 if the Liquidation Plan is not consummated? on pages 14-15; and Special Factors -- Consequences of Failure to Approve the Liquidation Plan, on page 47.

ON CCE-1

      We estimate that the consummation of the Charter Sale will, for the first three months following the closing thereof, add a net of approximately $55,500 per month in pre-tax earnings to CCE-1, i.e., approximately $261,300 per month in revenues and approximately $205,800 per month in operating expenses. We are unable to predict or estimate the revenue and expense effects on CCE-1 of acquiring the System beyond such three month period. For more information, please see Questions and Answers About the Liquidation Plan -- What are the benefits to CCE-1 of completing the Charter Sale? on page 13.


      Additionally, the sale of the System to CCE-1 for approximately $14,707,000 in cash will result in CCE-1 recording the System's assets in its records in exchange for cash surrendered. The acquired tangible assets will be recorded at their net book value as maintained by Enstar II-1, which (as of December 31, 2001), at approximately $6,434,000, we believe approximates fair market value. CCE-1 will record intangible assets such as customer relations and franchise operating rights at fair value which as of December 31, 2001, was approximately $8,273,000.

      The disadvantages to CCE-1 of completing the Charter Sale are outlined under Questions and Answers About the Liquidation Plan -- What are the disadvantages to Enstar II-1, the Unitholders and CCE-1 of completing the Liquidation Plan? on page 14; and Special Factors --

Disadvantages of the Liquidation Plan, on page 47. These disadvantages consist of the risks of owning and operating the System, including: the need to invest $2.7 million-$3.1 million in System upgrades in order to achieve a technological capacity roughly equal to that of the System's principal competitors - DBS operators; increasing, technologically advanced competition; increasing rate pressure from DBS operators; and the uncertainties associated with future legislative and regulatory requirements.

      The effects on CCE-1 of failure to consummate the Charter Sale are set forth under Questions and Answers About the Liquidation Plan -- What are the consequences to Enstar II-1, the Unitholders and CCE-1 if the Liquidation Plan is not consummated? on pages 14-15.

FAIRNESS OF THE TRANSACTION

SALE PROCESS

      We and CCE-1 believe that the process through which offers were solicited for the Selling Partnerships' cable systems acted as a comprehensive "market check" with respect to the sale price and other terms offered. A "market check" is a process through which a seller of assets or equity interests canvasses or otherwise probes the field of prospective purchasers for the purpose of soliciting and obtaining the highest available purchase price then obtainable from a willing purchaser.

      In December 1999, the General Partner entered into an agreement with a prominent business broker with expertise in the cable and telecommunications industry to market the Partnership's cable television systems, as well as the cable systems of thirteen other affiliated Enstar partnerships, to third parties. Over a period of nine months, the broker solicited offers to purchase Enstar II-1's cable television systems along with those of the other affiliated partnerships. During this period the broker contacted 48 prospective purchasers and sent written evaluation materials to 19 of them.

      Due diligence was conducted by four parties, resulting in an offer from an affiliate of Mediacom Communications Corporation to purchase certain of the cable systems of nine of those affiliated partnerships, including Enstar II-1's System. Under this original offer, Mediacom would have paid to Enstar II-1 a sale price of approximately $15,345,000, subject to various closing and other adjustments, for the Enstar II-1 System. This was a price of $2,200 per subscriber, based on the number of subscribers served by the System at that time.

      However, in June 2000, after several weeks of negotiations and additional due diligence, but before a definitive purchase agreement had been signed, Mediacom orally made a revised offer that substantially reduced the sale price. In response, the broker again requested written offers from all parties it was aware remained interested in acquiring the systems. Only Mediacom and an affiliate of Gans Multimedia Partnership submitted written offers in response to that request. Mediacom's offered sale price, though higher than its oral offer, was substantially lower than its original offer, and the portion of the aggregate sale price payable to Enstar II-1 would have been reduced to $12,088,000, all of which would have been allocable to the Enstar II-1 System. The Gans affiliate, however, submitted a written bid at a sale price higher than Mediacom's revised written offer that contained terms that the General Partner believed were, overall, more favorable to the Unitholders and more conducive to completing the transaction than were the terms of Mediacom's offer. No other party bid on the systems at that time, and the parties other than Mediacom that had originally submitted bids had by then withdrawn their bids.

      In late July 2000, after commencing to negotiate a purchase agreement with Gans, the General Partner learned that the broker's New York City office had in the past represented Gans Multimedia Partnership, the proposed buyer's parent company, in certain equity and mergers and acquisitions financing matters. When we learned of this potential conflict of interest, we so advised all bidders for the systems, who were allowed to withdraw or re-bid. Only Gans re-bid at that time.

      Subsequently, in August 2000, Gans, Enstar II-1 and the other affiliated sellers entered into a purchase agreement, under which the portion of the purchase price allocated to Enstar II-1 for the System was $13,846,000, or approximately $2,000 per subscriber.

      In February, 2001, the General Partner and Gans began negotiating an amendment to the Gans purchase agreement that the parties believed was necessary in order for all parties to satisfy their respective closing conditions. However, in April 2001, following a series of discussions and meetings, the General Partner and Gans determined that they would not be able to agree on those amendments. As a result of this, and of Gans' inability to arrange sufficient financing to close the acquisition, the parties agreed to terminate the purchase agreement.

      The broker then continued to market the Selling Partnerships' cable systems, contacting approximately 50 prospective purchasers and sending evaluation materials to approximately 25 of them. The broker solicited offers through a "sealed-bid" process, in which bids were delivered to a law firm that was retained by the broker and that is independent of CCE-1, the other Purchasers, the General Partner and any affiliate of any of them. As a result of this process, neither the broker nor any of the bidders knew the contents or amount of any other bid until all bids had been submitted and (after the deadline for submission of bids had passed) were unsealed. A total of six bids for the Selling Partnerships' Illinois systems were received, containing total sale prices ranging from the lowest, of $32,000,000, to the highest, the Purchasers' offer, of $63,000,000. The second-highest offer was $50,400,000.

      The Selling Partnerships and the Purchasers entered into an asset purchase agreement, dated as of August 29, 2001, covering the sale to the Purchasers of the Selling Partnerships' Illinois cable television systems for an aggregate sale price of $63,000,000. Subsequently, by letter agreements dated as of September 10, 2001 and November 30, 2001, the parties amended the asset purchase agreement in certain technical and other respects. The asset purchase agreement and the two amendatory letter agreements are collectively called the "Purchase Agreement."

      We and CCE-1 believe that the sealed-bid "auction" process conducted by the broker and described above constituted a comprehensive, active "market check" with respect to the sale price and other terms of the sale of Enstar II-1's and the other Selling Partnerships' Illinois systems. The broker contacted the parties that it believed constituted virtually all prospective purchasers of the Selling Partnerships' Illinois cable systems and required all interested parties to submit sealed bids, without knowing the identities of the other bidders or the terms of the other bids. This process enabled the broker to canvass the field of actual, prospective buyers and to objectively determine the range of current market values of the systems, as given by willing purchasers. In fact, we and CCE-1 believe that the "auction" process conducted by the broker is the most effective and accurate means for ensuring that the purchase price offered by the Purchasers is the highest price currently available in the market from a willing buyer.

CONSENT PROCEDURES AND PROCEDURAL SAFEGUARDS

      The Liquidation Plan can take place only if it is consented to by a majority-in-interest of the Unitholders, none of which is an affiliate of Enstar II-1, the General Partner, CCE-I or any other Purchaser. If a majority-in-interest of the Unitholders vote to disapprove the Liquidation Plan (either affirmatively, by failing to vote, or by voting to "abstain"), the proposed Charter Sale (and the Liquidation Plan) will not be consummated.

      The General Partner did not retain an unaffiliated representative to act on behalf of the Unitholders (or on behalf of the limited partners in any of the other Selling Partnerships) in negotiating the Purchase Agreement. In light of the Purchasers' approximately 25% sale price premium over the next highest bid and the favorable terms of the Purchase Agreement, the General Partner believes that the Purchase Agreement as a whole is not less favorable to the Unitholders than would have been the case if an unaffiliated representative had negotiated on the Unitholders' behalf.

FAIRNESS OF THE SALE PRICE

      - GENERAL. The Purchasers' offer for the Selling Partnerships' Illinois cable systems contained the highest purchase price of the six offers received in the most recent bid solicitation.

The total sale price of $63,000,000, in cash, offered by the Purchasers exceeds the second highest offer, of $50,400,000, by approximately 25%, and exceeds the median offered sale price by approximately 37%. The portion of the aggregate purchase price under the Charter Purchase Agreement to be allocated to Enstar II-1, i.e., $14,707,000, exceeds by 6% the sale price of $13,846,000 that would have been payable to Enstar II-1 under the Gans purchase agreement, and on a per-subscriber basis, exceeds the price that would have been paid by Gans by approximately 13%. As a multiple of the Selling Partnerships' aggregate first quarter 2001 cash flow attributable to their Illinois cable systems, the sale price is 9.9 times cash flow, whereas the second highest sale price offered is only 7.9 times the Selling Partnerships' first quarter 2001 cash flow from their Illinois systems.

      The valuation of a cable television system for purposes of a sale is a highly subjective process, but the sale price will ultimately reflect the future value the purchaser expects to receive from operating the system, offset by future expenditures expected to be required for the systems to remain technologically current and to satisfy franchising authorities. Numerous factors affect this valuation, the most important among them being the physical condition and technical capability of the system; the presence or absence of competitors; the density of households and growth potential of the customer base; and the length of the remaining terms of local franchises and the likelihood that, upon expiration, such franchises will be renewed or extended. Based on our business experience in the cable television industry, we and CCE-1 believe that when Enstar II-1's systems are measured against these factors, the sale price offered by CCE-1, on either a per-subscriber or cash-flow-multiple basis, is commercially reasonable for small systems with demographics and technological capabilities comparable to Enstar II-1's System.

      We and CCE-1 also believe that by selling Enstar II-1's System to CCE-1 as part of a larger geographic "cluster" of Illinois cable systems, we were able to obtain a significantly higher price, and therefore greater net proceeds available for distribution, than if the System had been sold separately. As evidenced by the fact that no offers were received for Enstar II-1's System apart from the rest of the Illinois "cluster," it does not appear that any party is or has been interested in acquiring only the Enstar II-1 System, which further supports our belief that the System is more valuable to prospective purchasers, including CCE-1, as part of a larger "cluster" than independently. We believe that this is particularly true where the cable systems serve small town or rural areas with a relatively small number of subscribers per headend (as is the case with Enstar II-1's and the other Selling Partnerships' cable systems). For example, a buyer may be able to achieve economies of scale by acquiring a larger number of subscribers, and therefore larger potential cash flow, by incurring the same transaction costs it would incur in acquiring fewer subscribers. Or, in the case of a buyer that operates existing, adjacent systems, further economies might be obtained by integrating newly-acquired subscribers and cable plant into its existing operations, thus reducing its per-subscriber operating costs. We and CCE-1 also believe that selling multiple cable systems at one time generally results in lower aggregate sale costs than selling them individually, in separate transactions. Selling all of Enstar II-1's System at one time and completing the dissolution, termination and liquidation of Enstar II-1 promptly will minimize the ongoing administrative and other expenses of continuing to operate Enstar II-1 during an extended sales period.

      - CURRENT MARKET PRICES AND UNSOLICITED OFFERS FOR UNITS. Neither the General Partner nor CCE-1 based its conclusion that the sale price offered by CCE-1 for the Enstar II-1

System is fair to the Unitholders on a comparison of either the sale price or the anticipated liquidating distributions to historical or current market prices for Units, or to recent unsolicited offers for Units. This is principally because neither the General Partner nor CCE-1 believes that the available, published data on secondary market sales of Units, or recent unsolicited, third-party offers for Units, is a reliable or appropriate basis for valuing the System.

      First, there is not and has not been an established market for the Units, either on a national securities exchange, an inter-dealer quotation system, over-the-counter or otherwise. Trades in the Units have been limited to sporadic transactions in an unregulated, informal secondary market. It is not known whether these trades have been on a fully arm's-length basis, whether the buyers and sellers have each had access to all material information regarding the Partnership, its financial condition, the value of its assets and its prospects for the future, or whether such trades have fairly reflected the then-current market value of Enstar II-1.

      Second, recent unsolicited offers to purchase Units have been made only by a few institutional holders whose intention is believed by the General Partner and CCE-1 to be to purchase Units at a significant discount with a view toward selling them (or their asset equivalent) at a substantially higher price in a subsequent sale or liquidation of the Partnership. In light of this, neither the General Partner nor CCE-1 is of the view that the prices offered by such buyers are fairly indicative of any accurate valuation of the System or appropriate to any evaluation of CCE-1's (or the Purchasers') offered sale price for the Enstar II-1's System (or the Selling Partnerships' Illinois cable systems in the aggregate).

      Nonetheless, the Unitholders should note that the estimated liquidating distribution of $510 per Unit, which would result from consummating the Liquidation Plan, is substantially in excess of both the Units' recent "high" market price of $345 per unit (during the July-September, 2001, period; see No Established Market Prices for Partnership Units, on page 51), and the most recent, unsolicited offer, which was for a maximum of only 3.4% of outstanding Units, at a price of $280 per Unit.

      - APPRAISALS AND OPINIONS. We did not obtain any appraisals, reports or opinions regarding the fairness to the Unitholders of the sale price offered by CCE-1 or the other terms of the transaction. We and CCE-1 believe that the process through which offers were solicited for Enstar II- 1's System, together with the fact that the sale price offered by CCE- I is substantially higher than any of the other offers, the fact that the sale price offered by CCE-1 for Enstar II-1's System is higher than the sale price that would have been paid by Gans for the System if the sale to Gans had been completed, and the fact that the terms of the Purchase Agreement are more favorable than those offered by any of the other bidders for the Illinois systems, provide a sufficient basis for the General Partner's and CCE-1's belief that the Charter Sale is fair to the Unitholders.

      - DISCOUNTED CASH FLOW VALUE; GOING CONCERN VALUE. Neither the General Partner nor CCE-1 evaluated either the sale price offered by CCE-1 or the anticipated liquidating distributions, on a discounted cash flow or "going concern" basis, because current market conditions, including the competition faced by Enstar II-1, and trends in the telecommunications industry generally, are likely to have a substantial adverse effect on Enstar II-1's ability to maintain its current revenue levels and profitability for the foreseeable future. For this reason, we and CCE-1 concluded that valuations that assume a continued, longer-term viability or cash flow stream may not be especially predictive with respect to Enstar II-1. On the other hand, the sale price offered by CCE-I substantially exceeds all of the other offers. As a result, the General Partner and CCE-1 do not believe that a discounted cash flow or "going concern" valuation of Enstar II-1 provides an appropriate basis against which to compare the sale price offered by CCE-1.

      - OTHER FACTORS. Certain of the bids, from parties other than the Purchasers, contained terms that we believe would have decreased the likelihood of the sales being completed or that were otherwise adverse to Enstar II-1, including the following:

      -     requirements that certain franchises be extended or renewed;

      - requirements that certain systems be upgraded or rebuilt prior to closing;

      - targeted numbers of closing date subscribers (which, if not met, would result in a decrease in the sale price) that were higher than the similar targets contained in CCE-1's offer;

      - additional representations and warranties by the Selling Partnerships that were not required by the Purchasers;

      - financing contingencies, making the buyers' obligations to purchase the Selling Partnerships' Illinois cable systems contingent on the buyers obtaining sufficient financing;

      - conditions making the buyers' obligations contingent on their completion of a satisfactory due diligence investigation of the cable systems;

      - requirements that the Selling Partnerships enter into non-competition agreements;

      - the survival of all of the Selling Partnerships' representations and warranties beyond the closing date; and

      - indemnification escrow "holdbacks," whereby a portion of the sale price would be held in escrow following the closing to fund indemnification claims by the buyers.

      In addition to containing the highest sale price, the terms proposed by CCE-1 were, in the General Partner's opinion, the most favorable, overall, to the Unitholders and the most likely of the six bids to result in the transaction closing. Specifically, as set forth in the Purchase Agreement:

      - there is no financing contingency that would make the Purchasers' obligations contingent upon their obtaining adequate financing to complete the purchase;

      - the Purchasers' obligation to close is not contingent upon their being satisfied with the results of a continuing due diligence review of the Selling Partnerships' Illinois cable systems;

         - the Purchasers are not requiring that any of the franchises be renewed or extended;

         - the minimum number of basic subscribers required to be served at closing in order to avoid any downward adjustment of the sale price is not greater than that proposed by any other bidder, and is less than the minimums required by two of the bidders;

         - neither any of the Selling Partnerships nor the General Partner is required to enter into a non-competition agreement with the Purchasers;

         - the Selling Partnerships can terminate the Purchase Agreement if any of them or the General Partner receives an offer that the General Partner believes in good faith is more favorable to the Unitholders than the Purchasers' offer and that the General Partner determines in good faith, in the exercise of its fiduciary duties, that it is obligated to recommend to the Unitholders;

         - following the closing, none of the Selling Partnerships will have any obligation to indemnify the Purchasers for losses arising out of the Selling Partnerships' breaches of their representations and warranties contained in the Purchase Agreement, other than the Selling Partnerships' representation that they have the necessary authority to enter into and perform the Purchase Agreement; and

         - no portion of the sale price will be held in escrow following the closing to provide a fund for indemnification purposes, and the entire sale price will be paid at closing.

         Given the current competitive environment in which Enstar II-1's System operates; the fact that costly upgrades are required in order for Enstar II-1 to be able to compete with DBS operators, which currently offer more services than does the Partnership and to which the Partnership has historically lost significant numbers of customers; and the financial risks involved in making the substantial capital investments we believe will be necessary to address those challenges, the General Partner and CCE-1 concluded that accepting the CCE-1 offer is in the best interests of Enstar II-1 and the Unitholders and is fair to the Unitholders.

RECOMMENDATION OF THE GENERAL PARTNER AND CCE-1

         The General Partner and CCE-1 each believes that the advantages exceed any disadvantages of consummating the Charter Sale and the Liquidation Plan at this time. Accordingly, the General Partner and CCE-1 each recommends that the Unitholders approve the Liquidation Plan.

         In making this recommendation, the following material factors were considered:

         - If the Liquidation Plan is approved, Enstar II-1 will be able to consummate the Charter Sale for an amount that the General Partner and CCE-1 believe represents a fair value for Enstar II-1's assets and upon terms that the General Partner and CCE-1 believe will entail favorable transaction costs and permit an efficient consummation of the sale. The total sale price of $63,000,000 offered by CCE-1 and the other Purchasers exceeds the second highest offer, of $50,400,000, by approximately 25%, and also exceeds by approximately 6% the sale price that Gans Multimedia

                  Partnership would have paid for Enstar II-1's cable systems. On a per-subscriber basis, the sale price under the Charter purchase agreement exceeds the sale price that would have been paid under the Gans purchase agreement by approximately 13%.

         - The sale price was determined through a sealed-bid "auction" process conducted by an independent broker and effected a comprehensive "market check," which supports the General Partner's and CCE-1's belief that the price offered by CCE-1 represents the highest available purchase price for Enstar II-1's System. The broker, which specializes in the cable television industry, contacted virtually every known prospective buyer of the Selling Partnerships' systems. Neither the broker, CCE-1 or the other Purchasers, nor any of the other bidders, knew the purchase prices or other terms of the other bids until all of the bids were received and opened.

         - The Purchase Agreement contains closing conditions standard in the industry and favorable to the Unitholders. CCE-1's obligations under the Purchase Agreement are not contingent upon, among other factors, (i) it or the other Purchasers obtaining financing; (ii) the Purchasers conducting a satisfactory due diligence review; or (iii) Enstar II-1 obtaining renewals or extensions of any of its franchises.

         - The Purchase Agreement provides for the "clustered" sale in one transaction of the Illinois cable systems of several affiliated partnerships. We believe, based on our business experience, that selling multiple systems in one transaction, particularly geographically "clustered" systems, generally yields greater net proceeds available for distribution than do sales conducted on a system-by-system or asset-by-asset basis. We believe that this is particularly true where the cable systems serve rural areas with a small number of subscribers per headend (as is the case with the cable systems of Enstar II-1 and the other Selling Partnerships). We also believe that selling multiple cable systems at one time generally results in lower aggregate sale costs than selling them individually, in separate transactions. In addition, selling all of Enstar II-1's System at one time and completing the dissolution, termination, and liquidation of Enstar II-1 promptly will minimize the ongoing administrative and other expenses of continuing to operate Enstar II-1 during an extended sales period.

         - By selling its System now, Enstar II-1 would eliminate the risks inherent in the ownership of cable television systems, particularly small cable systems, including, among other things, the increasing number of entities that provide high quality video programming, internet and telephony services, particularly DBS operators; the uncertainty of the future effects of legislative and regulatory changes; the rapid technological developments in the cable television and telecommunications industry, which are pressuring cable operators to upgrade their systems and increase their service offerings; the financial difficulties inherent in small cable television systems acquiring the technological infrastructure needed to compete with "broadband" providers of multiple television, internet and telephony services; increasing costs of obtaining quality programming; and the competitive pressure to maintain rates at a level competitive with DBS operators.

         - Because there is no established trading market for the Units, the Unitholders' liquidity has been and for the foreseeable future will be limited to sporadic sales within an informal secondary market. The most recent party to offer to purchase Units, Madison Capital Management, LLC, offered to purchase only a maximum of 3.4% of outstanding Units, at a price of $280 per Unit, which is substantially less than the approximately $510 per Unit that the General Partner estimates will be distributed to the Unitholders upon completion of the Liquidation Plan.

         - The Liquidation Plan requires the consent of the holders of at least a majority of the Units, none of whom are affiliates of Enstar II-1, the General Partner or any of the Purchasers. This means that as a practical matter, the Liquidation Plan must be approved by at least a majority of the Units owned by unaffiliated persons.

         - There exists the risk that by selling the System now, Enstar II-1 would not benefit from any increased revenues that might result from an upgrade of the System, or from possible further improvements in economic and market conditions that might increase the sale price of the System. However, we do not believe that significant increases in revenues are likely to result from upgrades, or that in its present condition, the System's sale value is likely to increase. Accordingly, in our and CCE-1's view these potential risks are outweighed by the potential benefits to be realized from the Liquidation Plan.

         - Certain conflicts of interest exist involving the General Partner and certain of its affiliates (as described under Special Factors -- Conflicts of Interest, below) and their effect on the Unitholders. The General Partner does not believe, however, that such conflicts of interest adversely affected the procedural or substantive fairness of the Charter Sale to the Unitholders, for the following reasons: (a) the Purchasers' offer to purchase the Selling Partnerships' Illinois cable systems was obtained through a "sealed-bid" process, in which the Purchasers had no direct or (through the General Partner) indirect knowledge of other prospective purchasers' offers, thereby eliminating particularly egregious potential conflicts of interest, such as collusive bidding as to price; (b) the total purchase price offered by the Purchasers exceeded the second highest offer by approximately 25% and, particularly in light of the broad scope of the bid solicitation process, is a purchase price that the General Partner and CCE-1 believe represents the best price presently available for Enstar II-1's System; (c) the consent of Unitholders (none of which is an affiliate of Enstar II-1) holding at least a majority of the outstanding Units is required to approve the Liquidation Plan; (d) the Purchase Agreement contains closing conditions that are standard in the industry, and, among other factors, does not contain a financing contingency and does not require Enstar II-1 to obtain extensions or renewals of any of its franchises; (e) the consummation of the Charter Sale is not contingent on the Purchasers completing a satisfactory due diligence investigation; and (f) Enstar II-1 and the other Selling Partnerships may terminate the Purchase Agreement if an alternative offer to purchase the systems is received that the General Partner believes in good faith is more favorable to the Unitholders and which the General Partner believes, in the exercise of its fiduciary duties, that it must recommend to the Unitholders of Enstar II-1 and the other Selling Partnerships.

         After considering the factors discussed in this Section, we and CCE-1 have determined that the Charter Sale is fair to the Unitholders and Enstar II-1, and the General Partner has determined that approval of the Liquidation Plan would serve the best interests of the Unitholders by maximizing the proceeds from a disposition of the System and, consequently, the per-Unit liquidating distributions to Enstar II-1's Unitholders.

         The information and factors discussed above were considered collectively by the General Partner and (where applicable) CCE-1 in connection with their reviews of the Charter Sale and the Liquidation Plan. Although they did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching the above determination, added weight was accorded to the following factors: the fact that the aggregate sale price payable to the Selling Partnerships is $63,000,000 in cash, which exceeds the second highest offer received by approximately 25%; the fact that the Purchasers' offer resulted from a sealed-bid "auction" process, which we believe acted as a comprehensive "market check" to ensure that the highest available price was obtained; the fact that the Purchase Agreement contains closing conditions standard in the industry and favorable to the Selling Partnerships (including the fact that the Purchasers' obligations under the Purchase Agreement are not contingent upon them obtaining adequate financing, upon Enstar II-1 obtaining extensions or renewals of any of its franchises or upon the Purchasers conducting a satisfactory due diligence investigation of the systems); and the savings to the Unitholders in administrative and sale costs gained by selling all of Enstar II-1's System and liquidating pursuant to the Liquidation Plan.

         To the knowledge of the General Partner, no executive officer, director or affiliate of Enstar II-1, the General Partner or CCE-1, and no executive officer, director or affiliate of any of them, holds any Units, and none of such persons has made a recommendation either in support of or opposed to the Charter Sale or the Liquidation Plan, other than the General Partner and CCE-1, as set forth in this Consent Solicitation Statement. The General Partner's board of directors consists of only one member, who approved of the Charter Sale and the Liquidation Plan and is recommending the Liquidation Plan to the Unitholders.

CONFLICTS OF INTEREST

         Although the bid solicitation process was designed to prevent CCE-1 and the other Purchasers from directly or indirectly knowing the price and other terms offered by any other bidder for the Selling Partnerships' Illinois cable systems, and although we do not believe it to be the case, it is possible that, given their affiliate relationship with the General Partner, the Purchasers had access to information not generally known to the public. It is, therefore, possible that the Purchasers' offered purchase price for the Illinois cable systems is lower than it might have been absent such information. Additionally, Enstar Communications will indirectly benefit from the sale of the Illinois cable television systems, because the systems' ultimate owner will be Charter Communications, Inc., which is our ultimate parent and the ultimate parent of each of the Purchasers. Further, the officers of Enstar Communications who were involved in negotiating the terms of the Purchase Agreement on behalf of Enstar II-1 are also officers of Charter Communications, Inc. Last, upon completing the Charter Sale, deferred management fees (which were $160,400 as of September 30, 2001) will be paid to the General Partner. The General Partner did not retain an unaffiliated representative to act solely on behalf of the Unitholders for purposes of negotiating the terms of the Purchase Agreement or preparing a report on the fairness of the transaction. However, Enstar Communications believes that the terms of the Purchase Agreement are customary for the sale of similar assets and are fair to the Unitholders.

RELATED PARTY TRANSACTIONS

         Enstar II-1 also has a management agreement (referred to as the "Management Agreement") with Enstar Cable Corporation (also referred to as "Enstar Cable"), a wholly owned subsidiary of the General Partner. Pursuant to the Management Agreement, Enstar Cable manages Enstar II-1's cable television systems and provides operational support for their activities. For these services, Enstar Cable receives a management fee equal to 5% of Enstar II-1's gross revenues (excluding revenues from the sale of cable television systems or franchises) calculated and paid monthly. Management fees for the fiscal year ended December 31, 2000 were $162,400. In addition, Enstar II-1 reimburses Enstar Cable for certain operating expenses incurred by Enstar Cable in the day-to-day operation of its cable systems. Enstar Cable charged Enstar II-1 reimbursed expenses of $311,200 for the fiscal year ended December 31, 2000. The Management Agreement also requires Enstar II-1 to indemnify Enstar Cable (including its officers, employees, agents and shareholders) against loss or expense, absent negligence or deliberate breach by Enstar Cable of the Management Agreement. The Management Agreement is terminable by Enstar II-1 upon 60 days' written notice to Enstar Cable.

         Prior to November 12, 1999, the date on which Charter Communications Holding Company, LLC (also referred to as "Charter Holdco") acquired ownership of the General Partner through Charter Holdco's acquisition of Falcon Communications, L.P. (the then-owner of all of the General Partner's outstanding capital stock), Enstar Cable had engaged Falcon to provide certain management services for Enstar II-1, for which Falcon was paid a portion of the management fees Enstar Cable received, and reimbursed Falcon for expenses incurred on Enstar Cable's behalf. Subsequent to November 12, 1999, Charter Holdco, as successor-by-merger to Falcon, has provided such services and received such payments. In addition, Enstar II-1 receives certain system operating management services from affiliates of Enstar Cable in lieu of directly employing personnel to perform such services. Enstar II-1 reimburses those affiliates for its allocable share of their operating costs. The General Partner also performs certain supervisory and administrative services for Enstar II-1, for which it is compensated.

         Enstar II-1 purchases basic and premium programming for the System from Charter Holdco. In return, Charter Holdco charges the Partnership for such programming costs at Charter Holdco's cost, which is generally based on a fixed fee per customer or a percentage of the gross receipts for the particular service. Programming fee expenses for Enstar II-1 were $653,900 for the fiscal year ended December 31, 2000.

THE PURCHASE AGREEMENT

         As of August 29, 2001, Enstar II-1, Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar IV/PBD Systems Venture, Enstar Income/Growth Program Six-A, L.P. and Enstar Cable of Macoupin County, as sellers, entered into a purchase agreement with Charter Communications Entertainment I, LLC (also referred to as "CCE-1"), Interlink Communications Partners, LLC and Rifkin Acquisition Partners, LLC, each a Delaware limited liability company, as purchasers, providing for the purchase and sale of the Selling Partnerships' Illinois cable television system assets. The purchase agreement was subsequently amended by letter agreements dated September 10, 2001, and November 30, 2001. Copies of the purchase agreement and the amendments are attached hereto as Exhibits A, B and C, and are incorporated by reference into this Consent Solicitation Statement. Where we have referred in this Consent Solicitation Statement to the "Purchase Agreement," we are referring to the purchase agreement as modified by the amendments.

         Following is a summary of the Purchase Agreement. This summary is qualified in its entirety by reference to the Purchase Agreement, and you are urged to read it in its entirety for a more complete description of its terms and conditions.

PURCHASE PRICE AND ALLOCATION

         Under the Purchase Agreement, CCE-1 will acquire all of the cable system assets of Enstar II-1, and one or more of CCE-1 and the other Purchasers will acquire all of the Illinois cable system assets of the other Selling Partnerships, for an aggregate sale price of $63,000,000 (subject to closing adjustments), to be paid in cash. With respect to Enstar II-1, the Purchase Agreement provides for CCE-1 to acquire Enstar II-1's cable systems served by the Taylorville and Litchfield, Illinois, headends, which constitute all of Enstar II-1's cable system assets. Of the aggregate cash sale price being paid by the Purchasers, approximately $14,707,000 (subject to closing adjustments) will be allocated to Enstar II-1. The allocation of the sale price among the Selling Partnerships is based on the number of subscribers in each Selling Partnership's respective Illinois cable systems as of June 30, 2001.

         The sale price payable to each Selling Partnership will be subject to adjustments at closing to reflect or take account of, among other things, each Selling Partnership's current accounts receivable; a pro rata allocation of such seller's revenues and expenses as of the closing date; any aggregate shortfall of subscribers below a prescribed target; and certain liabilities assumed by the respective Purchaser with respect to employee benefits.

REPRESENTATIONS AND WARRANTIES

         The Purchase Agreement contains representations and warranties of Enstar II-1, relating solely to itself and the System, that are customary in the industry. In summary, Enstar II-1 represents and warrants to CCE-1 that:

         - it was properly formed and is in good standing under laws of the state of Georgia and is authorized to do business and in good standing in the state of Illinois;

         - it has the full legal power and authority to own and operate its cable systems as presently operated;

         - subject to obtaining the requisite consents of its limited partners, it has the full legal capacity and right to execute, deliver and perform the Purchase Agreement and that the Purchase Agreement has been duly executed and delivered by it and is binding on it;

         - provided that the consent of the Unitholders is obtained and the necessary consents are obtained to transfer any of its contracts, franchises and other rights and instruments to CCE-1, the consummation of the Charter Sale will not violate the Partnership's constituent documents or any statutory or regulatory requirement or contractual obligation applicable to it or its assets or systems;

         - there is no litigation or similar proceeding or any order, complaint, judgment or decree pending (or to its knowledge, threatened) that would interfere with the Partnership's ability to complete the Charter Sale; and

         - except for Daniels & Associates, L.P., it has not retained any broker or finder in connection with the Charter Sale.

CONDITIONS PRECEDENT

         Under the Purchase Agreement, the Purchasers' obligations to acquire the cable systems are subject to the following conditions precedent:

         - no judgment, decree, order or other legal prohibition or proceeding of any court or governmental authority that would prevent or prohibit the Charter Sale, or otherwise make the Charter Sale unlawful, shall be in effect, pending or threatened;

         - the necessary consents to transfer franchises shall have been obtained such that franchises covering 90% of the Selling Partnerships' aggregate subscribers served by their Illinois cable systems can be legally transferred at closing;

         - certain other material authorizations, consents, permits and approvals required for the consummation of the sale of the cable systems (as designated in the purchase agreement) shall have been obtained and shall remain in full force and effect;

         - the approvals of a majority-in-interest of the limited partners of each of the Selling Partnerships (and in the case of any Selling Partnership that is a general partnership, the approvals of a majority-in-interest of the limited partners of such Selling Partnership's general partners) to the sale of its Illinois cable systems (the "Securityholder Consent Condition") shall have been obtained;

         - the Selling Partnerships' representations shall be true and correct in all material respects as of the closing date; and

         - the Selling Partnerships' shall have materially complied with their obligations under the purchase agreement, which include the obligation to operate the cable systems in the ordinary course consistent with past practices.

         As of the date of this Consent Solicitation Statement, the second of these conditions has been satisfied.

         The Selling Partnerships' obligations to sell the cable systems are subject to conditions precedent comparable to those of the Purchasers.

         The Purchasers nonetheless have indicated that if (i) the requisite securityholder consents as to each Selling Partnership other than Enstar II-1 are obtained before the expiration of Enstar II-1's consent solicitation period, and (ii) at that time the Purchasers, in their sole discretion, determine that it is reasonably certain that the necessary limited partner consents as to Enstar II-1 also will be obtained, then (barring the existence of other circumstances that might lead to a different result) the Purchasers would be willing to waive the Securityholder Consent Condition as to Enstar II-1 and proceed to close on the other five Selling Partnerships. However, there are many possible factors, most of which presently are unknowable to us, that could influence a decision by the Purchasers to waive or not to waive the Securityholder Consent Condition or any other closing condition, and we can give no assurance that factors will not arise that lead to a decision not to waive that condition. There is no assurance that if the Purchasers waive the Securityholder Consent Condition that the Charter Sale will, in fact, close or that the Liquidation Plan will be completed. If the Purchasers do waive the Securityholder Consent Condition, you will receive your estimated $510 per Unit distribution, if at all, after the limited partners in the other Selling Partnerships receive their distributions in respect of the sale of such other Selling Partnerships' respective Illinois cable television systems. For more information, please see Special Factors -- Closing of the Charter Sale, on pages 44-45.

INDEMNIFICATION

         Each Selling Partnership has agreed that following the closing it will indemnify the Purchaser of its respective systems for liabilities that arise out of:

         - breaches of such Selling Partnership's respective covenants and other obligations under the purchase agreement;

         - such Selling Partnership's operation of its cable systems prior to closing;

         - such Selling Partnership's failure to have the proper authority to enter into and perform its obligations under the purchase agreement; and

         - assets and liabilities that the Purchasers do not acquire or assume.

         The purchase agreement contains comparable provisions under which the Purchasers agree to indemnify the Selling Partnerships for liabilities arising out of breaches of their respective obligations under the purchase agreement and their operation of the cable systems following the closing.

TERMINATION AND BREAKUP FEE

         The Selling Partnerships may terminate the Purchase Agreement if (among other reasons), prior to the closing date, the General Partner receives an offer from a third party to acquire the Illinois systems that the General Partner believes in good faith is more favorable to the Unitholders than is the Purchase Agreement and that the General Partner, in the exercise of its fiduciary duties, believes it is obligated to recommend to the Unitholders. The Purchasers may also terminate the Purchase Agreement if the unitholders of any of the Selling Partnerships either disapprove or fail to approve the Purchase Agreement but approve an agreement based on a competing offer submitted by a third party.

         The General Partner does not expect to receive competing offers because of the extensive efforts made by the broker to solicit offers and the dollar amount by which the Purchasers' offer exceeds any other offer received. However, if Enstar II-1 or any of the Selling Partnerships receives a competing offer for its systems, it is required to afford CCE-1 (or the relevant Purchaser) an opportunity to improve its offer and to disclose the competing offer, as well as any counter-offer subsequently submitted by the relevant Purchaser, to the limited partners for their consideration.

         If the Purchase Agreement is ultimately terminated solely because the General Partner receives a competing offer that the General Partner believes, in good faith, it must recommend to the Unitholders, the Selling Partnerships' liability to the Purchasers would be a "breakup fee" in the aggregate amount of $1,500,000. Enstar II-1 would be liable for a pro rata portion of the breakup fee, based on its allocated portion of the sale price, or $350,200. In addition to the foregoing termination provision, the Selling Partnerships and the Purchasers each may terminate the Purchase Agreement on certain customary grounds.

SOURCE OF FUNDS

         CCE-1 and the other Purchasers intend to fulfill their obligations under the Purchase Agreement through the use of cash on hand and/or proceeds of a credit facility (which is described below and a copy of which is set forth as Exhibit F to this Consent Solicitation Statement) established by Charter Communications Operating, LLC (also called "Charter Operating") and a number of institutional lenders led by J.P. Morgan and Bank of America, which provides for borrowings of up to $5.2 billion, of which amount approximately $1.055 billion remained available as of December 31, 2001. As shown on the Ownership Structure Chart on page __, Charter Operating is an indirect, wholly owned subsidiary of the General Partner's direct parent, Charter Communications Holding Company, LLC. There are no contingencies to any of the Purchasers' obtaining sufficient funds under the credit facility, and, as a result, the Purchasers have no alternative plans with respect to funding the acquisition. If that credit facility is used to finance the Charter Sale, CCE-1 intends to repay the borrowings thereunder through its operating cash flow and/or future borrowings. The Purchase Agreement with the Selling Partnerships does not contain a financing contingency.

         As of March 18, 1999, Charter Operating (as borrower) and its direct parent, Charter Communications Holdings LLC (as guarantor) (also called "Charter Holdings") entered into a Credit Agreement with Fleet National Bank and Credit Lyonnais New York Branch, as documentation agents, TD Securities (USA) Inc., as syndication agent, and Bank of America, N.A. and JPMorgan Chase Bank, as administrative agents, which established senior secured credit facilities, and which was amended and restated as of January 3, 2002. The following description reflects the amendment and restatement, and the agreement, as amended and restated, is hereinafter also called the "Credit Agreement." Obligations under the Charter Operating credit facilities are guaranteed by Charter Holdings, and by Charter Operating's subsidiaries (which include the Purchasers). The obligations under the Charter Operating credit facilities are secured by pledges by Charter Operating of intercompany obligations and the ownership interests of Charter Operating and its subsidiaries, but are not secured by the other assets of Charter Operating or its subsidiaries. The obligations under the Charter Operating credit facilities are also secured by pledges of intercompany obligations and the ownership interests of Charter Holdings in Charter Operating, but are not secured by the other assets of Charter Holdings.

         The Charter Operating credit facilities provide for borrowings of up to $5.2 billion consisting of:

         - two reducing revolving facilities (an existing reducing revolving facility and an amended reducing revolving facility) in the aggregate amount of $1.34 billion.

         - two Tranche A term loans (an existing Tranche A term loan and an amended Tranche A term loan) in the aggregate amount of $1.11 billion; and

         - two Tranche B term loans in the aggregate amount of $2.75 billion.

         The Charter Operating credit facilities provide for the amortization of the principal amount of the existing Tranche A term loan facility and the reduction of the existing revolving facility beginning on June 30, 2002 with respect to the existing Tranche A term loan and on March 31, 2004 with respect to the existing reducing revolving facility, with a final maturity date, in each case, of September 18, 2007. The amended Tranche A term loan and the amended reducing revolving facility will begin to amortize and reduce, respectively, on September 30, 2005, with a final maturity of September 18, 2007. The amortization of the principal amount of the Tranche B term loan facilities is substantially "back-ended," with more than 90% of the principal balance due in the year of maturity. The final maturity date of the initial $1.85 billion under the Tranche B term loan is March 2008, and the final maturity date of the $900.0 million under the incremental Term B loan is September 18, 2008. At the option of the lenders, incremental credit facilities in the amount of $100.0 million may be available. Incremental facilities may not amortize more quickly than the reducing revolving facilities or the Tranche A term loan facilities, and may not have a final maturity date earlier than six months after the maturity date of the initial Tranche B term loan facility.

         The Charter Operating credit facilities also contain provisions requiring mandatory loan prepayments under some circumstances, such as when significant amounts of assets are sold and the proceeds are not promptly reinvested in assets useful in the business of Charter Operating. In the event that any existing Charter Holdings notes or other long term indebtedness of Charter Holdings remain outstanding on the date which is six months prior to the scheduled final maturity, the term loans under the Charter Operating credit facility will mature and the revolving credit facilities will terminate on such date.

         The Charter Operating credit facilities provide Charter Operating with two interest rate options, to which a margin is added: a base rate option, generally the "prime rate" of interest; and an interest rate option based on the interbank Eurodollar rate. Interest rate margins for the Charter Operating credit facilities depend upon performance measured by a leverage ratio, which is the ratio of indebtedness to annualized quarterly operating cash flow. This leverage ratio is based on the debt of Charter Operating and its subsidiaries. The interest rate margins for the Charter Operating credit facilities are as follows:

         - with respect to the revolving facilities and the Tranche A term loans, the margin ranges from 1.5% to 2.25% for Eurodollar loans and from 0.50% to 1.25% for base rate loans; and

         - with respect to the Tranche B term loan, the margin ranges from 2.50% to 2.75% for Eurodollar loans and from 1.50% to 1.75% for base rate loans.

         The Charter Operating credit facilities contain representations and warranties, affirmative and negative covenants, information requirements, events of default and financial covenants. The events of default include a cross-default provision that is triggered by the failure of Charter Operating, Charter Holdings or Charter Operating's subsidiaries to make payment on debt with an outstanding total principal amount exceeding $50.0 million, the acceleration of debt of this amount prior to its maturity or the failure to comply with specified covenants. The financial covenants, which are generally tested on a quarterly basis, measure performance against standards set for leverage, debt service coverage, and operating cash flow coverage of cash interest expense.

         The Charter Operating credit facilities also contain a change of control provision, making it an event of default, and permitting acceleration of the debt, in the event that either:

         - Paul G. Allen, including his estate, heirs and related entities, fails to maintain, directly or indirectly, at least a 51% voting interest in Charter Operating, or ceases to own of record or beneficially, directly or indirectly, at least 25% of the equity interests in Charter Operating;

         - a change of control or similar defined term occurs under the indentures governing the publicly held notes of Charter Holdings, including any agreement governing debt of Charter Holdings or Charter Operating having an aggregate principal outstanding amount in excess of $50.0 million; or

         - Charter Operating ceases to be a wholly-owned subsidiary of Charter Holdings.

         The various negative covenants place limitations on the ability of Charter Holdings, Charter Operating and their subsidiaries to, among other things:

         -        incur debt;

         -        pay dividends or make other distributions;

         -        grant liens;

         -        make acquisitions;

         -        make investments or sell assets; or

         -        enter into transactions with affiliates.

         We do not believe that completion of the Liquidation Plan (or of the sales by the other Selling Partnerships of their respective Illinois cable systems to the Purchasers) violate any of the negative covenants or other provisions of the Credit Agreement or would, alone, trigger any of that agreement's default provisions.

         As of September 30, 2001, approximately $3.76 billion was outstanding and approximately $1.24 billion was available for borrowing under the Charter Operating credit facilities. As of December 31, 2001, outstanding borrowings under the Charter Operating credit facilities were approximately $4.1 billion, and unused availability was $855.0 million. After giving effect to the January 3, 2002 amendment, the unused availability under the Charter Operating credit facilities as of September 30, 2001, would have been $1.06 billion.

CLOSING OF THE CHARTER SALE

         The closing of the Charter Sale will occur so long as franchises covering 90% of the aggregate subscribers of all the Selling Partnerships' Illinois systems can be legally transferred, provided all other conditions to closing are satisfied or waived.

         It is anticipated that the Charter Sale will be consummated as soon as practicable following receipt of (a) the consents of both a majority-in-interest of Enstar II-1 Unitholders, and a majority-in-interest of the limited partners of each of the other Selling Partnerships (and, in the case of any Selling Partnership that is a general partnership, the consents of a majority-in-interest of the limited partners of such Selling Partnership's general partners) (the "Securityholder Consent Condition") and (b) the requisite approvals of regulatory authorities. Unless the Securityholder Consent Condition is waived by the Purchasers, the failure of any Selling Partnership to obtain the requisite limited and/or general partner consents, will prevent all of the proposed sales to the Purchasers from occurring. However, the Purchasers have indicated that if (i) the requisite securityholder consents as to each Selling Partnership other than Enstar II-1 are obtained prior to the expiration of Enstar II-l's consent solicitation period, and (ii) at that time the Purchasers, in their sole discretion, determine that it is reasonably certain that the requisite limited partner consents as to Enstar II-1 also will be obtained, then (barring the existence of other circumstances that could lead to a different result) the Purchasers would be willing to waive the Securityholder Consent Condition as to Enstar II-1 and proceed to close on the other five Selling Partnerships. However, there are many possible factors, most of which presently are unknowable to us, that could cause the Purchasers to decide to waive or not waive the Securityholder Consent Condition or any condition, and we can give no assurance that one or more such factors, leading to a decision not to waive such condition, will not arise. If the Purchasers waive the Securityholder Consent Condition, you will receive your estimated $510 per Unit distribution after the limited partners in the other five Selling Partnerships receive their distributions in respect of the sales of such other Selling Partnerships' respective Illinois cable systems. Waiver of the Securityholder Consent Condition would not, however, assure that the proposed sale of Enstar II-1's System would, in fact, close, and that sale would close, if at all, separately from the other five Selling Partnerships. If the Enstar II-1 sale is not consummated, the holders of Enstar II-1's Units would not receive any distribution in respect of the sale of the System, but instead would retain their interest therein. For more information, please see Special Factors -- The Purchase Agreement -- Conditions Precedent, on page 39-40.

DESCRIPTION OF ASSETS

         The table below sets forth operating statistics for Enstar II-1's cable television systems being sold to CCE-1 as of September 30, 2001:

                                                                       PREMIUM                      AVERAGE MONTHLY
       SYSTEM            HOMES         BASIC            BASIC          SERVICE        PREMIUM         REVENUE PER
     (HEADEND)         PASSED(1)    SUBSCRIBERS     PENETRATION(2)    UNITS(3)    PENETRATION(4)     SUBSCRIBER(5)
     ---------         ---------    -----------     --------------    --------    --------------     -------------
Taylorville, IL          12,394         6,489            52.4%            923           14.2%          $40.92

(1) Homes passed refers to management's estimates of the approximate number of dwelling units in a particular community that can be connected to the distribution system without any further extension of principal transmission lines. Such estimates are based upon a variety of sources, including billing records, house counts, city directories and other local sources.

(2)      Basic subscribers as a percentage of homes passed by cable.

(3) Premium service units include only single channel services offered for a monthly fee per channel and do not include tiers of channels offered as a package for a single monthly fee.

(4) Premium service units as a percentage of homes subscribing to cable service. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes for more than one premium service.

(5) Average monthly revenue per basic subscriber has been computed based on revenue for the nine months ended September 30, 2001.

USE OF PROCEEDS AND CASH DISTRIBUTIONS

         The following table sets forth the anticipated application of the net proceeds from the Charter Sale. The amount available for distribution to the Unitholders shown below assumes that all of Enstar II-1's System is sold to CCE-1 for the price, and subject to the other terms and conditions, contained in the Purchase Agreement, including reasonable closing adjustments.

         As promptly as practicable following the Charter Sale and calculation of all required purchase price adjustments, the General Partner will discharge all of the liabilities of Enstar II-1 and distribute the Partnership's remaining assets to itself and the Unitholders in accordance with the Partnership Agreement. The General Partner presently estimates that the liquidating distributions to the Unitholders from the proceeds of the Charter Sale would total approximately $510 per Unit, after estimated closing adjustments and expenses and liquidation expenses, and subject to applicable withholding taxes. This estimate is based on the assumed expenses shown below, and also assumes a closing during the second quarter of 2002. HOWEVER, THERE CAN BE NO ASSURANCE AS TO THE ACTUAL AMOUNTS DISTRIBUTED, OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY VARY MATERIALLY FROM THESE ESTIMATES.

         The distributions will be distributed in proportion to, and to the extent of, the positive capital account balances of the partners.

Sale price...................................................................        $14,707,000
Less:  Illinois replacement tax..............................................            105,000
Less:  Closing expenses(1)...................................................            588,000
Plus:  Working capital adjustment(2).........................................        $ 1,411,500
                                                                                     -----------
Net distribution amount......................................................        $15,425,500
Less:  Distribution to General Partner.......................................            154,300
Distributions to Unitholders.................................................        $15,271,200
                                                                                     -----------
Estimated distributions to Unitholders per Unit..............................        $       510

------------------

(1) Enstar II-1 expects that its expenses in connection with the Liquidation Plan will be as follows:

                      Broker's fees and reimbursable expenses.....................      $172,000
                      Legal fees..................................................       150,000
                      Accounting fees.............................................       100,000
                      Solicitation expenses.......................................        11,300
                      Printing and mailing........................................       100,000
                      Filing fees and other miscellaneous expenses................        54,700
                                                                                        --------
                                                                                        $588,000


(2) The sale price is subject to adjustment pursuant to the Purchase Agreement. This adjustment is only an estimate and the adjustment actually made at closing may be more or less than this amount.

DISADVANTAGES OF THE LIQUIDATION PLAN

         The principal disadvantages that would result to the Unitholders from the approval of the Liquidation Plan are that by selling the System now, Enstar II-1 would not benefit from any increased revenues that might result from an upgrade of the System, or from possible further improvements in economic and market conditions that might increase the sale price of the System. However, we do not believe that significant increases in revenues are likely to result from an upgrade, or that in its present condition, the System's sale value is likely to increase. Accordingly, in our view these potential risks are outweighed by the potential benefits to be realized from the Liquidation Plan.

CONSEQUENCES OF FAILURE TO APPROVE THE LIQUIDATION PLAN

         If the Charter Sale and the Liquidation Plan are not completed, Enstar II-1 will continue to operate the System for an indefinite period of time. If the Liquidation Plan is not approved, we believe the Partnership will continue to face significant competition from, and (without substantial technological upgrades) continue to lose subscribers to DBS operators. In our view, unless the Partnership upgrades the System to have two-way transmission capability, it will not be able to offer internet and other interactive services comparable to those offered by the DBS operators that currently compete with Enstar II-1 for video subscribers. Even if Enstar II-1 were to undertake such upgrades, we believe that their cost would prevent the Partnership form operating profitably for at least the duration of its franchises that cover the largest number of subscribers (i.e., the Taylorville and Litchfield franchises). Last, if the Charter Sale is not approved, we will continue to seek buyers for the System from time to time when, in our judgment, market conditions are favorable. Any such sale might be on terms less favorable than the terms of the proposed Charter Sale, especially if the System is sold individually instead of in a larger transaction.

         Failure by the Unitholders to approve the Liquidation Plan will not affect their rights under the Partnership Agreement.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

         Under Section 9.9 of the Partnership Agreement, neither the General Partner nor any affiliate (as defined in the Partnership Agreement) of the General Partner is generally permitted to purchase any material business assets, such as cable systems or franchises, from Enstar II-1. Thus, because CCE-1 is an affiliate of the General Partner, the Partnership Agreement must be amended in order to permit CCE-1 to purchase the Enstar II-1 System.

         This prohibition of sales to the General Partner or its affiliates was intended to avoid self-interested, non-arms'-length and below-market transactions. We believe, however, that because the offers (including the Purchasers') for the Selling Partnerships' Illinois systems resulted from a broadly-based solicitation process conducted by an independent third party, and which was designed to prevent the Purchasers from directly or (through the General Partner) indirectly knowing the price and terms offered by any other bidder, the Purchasers' offer is free of these concerns. In light of this, and because the price offered by CCE-1 and the other Purchasers exceeds the next highest bid for the same cable systems by approximately 25%, we have concluded that failure to amend the Partnership Agreement would deprive the Unitholders of obtaining the highest price now available for Enstar II-1's System, without receiving any compensatory benefit.

         The amendment to the Partnership Agreement requires the approval of Unitholders holding at least a majority of the outstanding Units. The text of the proposed amendment is as follows:

         Section 9.9 of the partnership agreement is proposed to be amended to read as follows:

Contracts with the Partnership. The terms of any contract between the Partnership and the General Partners or their affiliates must be in writing and must be no less favorable to the Partnership than those of comparable contracts entered into by non-affiliated persons or companies dealing at arm's length. An affiliate of the Corporate General Partner may purchase from the Partnership any of the Partnership's assets, including without limitation Systems and Franchises.

LIQUIDATION

         As soon as practicable following the closing of the Charter Sale, the General Partner, on behalf of Enstar II-1, will cause Enstar II-1 to: (a) pay all costs associated with the sale, including costs associated with the solicitation of consents from the Unitholders; (b) estimate and reserve for all such costs associated with the sale for which invoices have not yet been received; and (c) provide a further contingency reserve for all other outstanding expenses and liabilities of Enstar II-1. The General Partner will then cause the Enstar II-1 to distribute the balance of the cash from the sale to the Unitholders and the General Partner, as provided in the Partnership Agreement.

         The remaining assets of Enstar II-1, and any remainder of the contingency reserve, will be distributed to the Unitholders and the General Partner as soon as practicable after the closing of the Charter Sale. Enstar II-1 will terminate and be dissolved upon the disposition of all of its assets.

FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION PLAN

GENERAL

         The following discussion generally summarizes the federal income tax consequences expected to arise from the consummation of the Liquidation Plan. Further, it does not summarize state income tax consequences of the Liquidation Plan, which can vary from state to state. This summary is not intended to be and should not be considered an opinion respecting the federal, state, local or foreign income tax consequences to a particular limited partner. DUE TO THE COMPLEXITY OF THE TAX ISSUES INVOLVED, THE UNITHOLDERS ARE URGED TO CONSULT WITH THEIR PERSONAL TAX ADVISORS REGARDING THEIR INDIVIDUAL CIRCUMSTANCES AND THE TAX REPORTING CONSEQUENCES OF THE TRANSACTION.

         This summary is based upon the Internal Revenue Code of 1986, as amended (which is also referred to as the Code); existing final, temporary and proposed Treasury regulations thereunder (which are also referred to as the Regulations); published rulings and practices of the Internal Revenue Service (which is also referred to as the IRS); and court decisions, each as currently in effect. There can be no assurance that the IRS will agree with the conclusions herein or that future legislation or administrative changes or court decisions will not significantly modify the federal income tax law regarding the matters described herein, potentially with retroactive effect. This interpretation is also subject to subsequent issuance of Treasury regulations and procedures for federal income tax reporting.

         This summary does not discuss all the federal income tax aspects of the Liquidation Plan that may be relevant and material to a particular Unitholder in light of the Unitholder's personal circumstances, or to certain types of Unitholders who are subject to special treatment. For example, insurance companies, S corporations, partnerships, pension and profit sharing plans, tax-exempt organizations, non-U.S. taxpayers and others may be subject to special rules not discussed below. This summary also does not address other federal, state, local or foreign tax consequences of consummation of the Liquidation Plan.

PARTNERSHIP STATUS

         Under current law, a "partnership" is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account in computing such partner's income tax liability such partner's allocable share of the partnership's items of income, gain, loss, deduction and credit. The distribution of cash attributable to partnership income is generally not a separate taxable event. This tax treatment, however, depends entirely upon Enstar II-1's classification as a "partnership" (rather than as an "association taxable as a corporation") for federal income tax purposes. This summary assumes that the Partnership has been and will continue to be properly classified as a "partnership" for federal income tax purposes. No opinion of counsel or of the Partnership's independent accountants or ruling from the IRS is currently being sought with respect to this partnership status issue.

FEDERAL INCOME TAX CONSEQUENCES

         - REALIZATION OF GAIN ON SALE OF ASSETS. Consummation of the Liquidation Plan will cause the Partnership to recognize gain for federal income tax purposes. In general, such gain will equal the excess of the "amount realized" over the Partnership's adjusted basis in the assets. The General Partner anticipates that some or all of the recognized gain will be taxable as ordinary income resulting from the recapture of previously claimed deductions for depreciation and amortization under section 1245 of the Code. The gain recognized by a limited partner may be reduced by his prior losses not deductible because of the "passive activity loss" limitations under section 469 of the Code. For more information, please see the subsection entitled Passive Activity Losses below.

         - PASSIVE ACTIVITY LOSSES. Under Section 469 of the Code, non-corporate taxpayers, personal service corporations or certain other closely held corporations generally can deduct "passive activity losses" in any year only to the extent of its passive activity income for that year. Substantially all post-1986 losses of Unitholders from the Partnership should be considered passive activity losses. Thus, Unitholders may have "suspended" passive losses from the Partnership (i.e., post-1986 net taxable losses in excess of statutorily permitted "phase-in" amounts which have not been used to offset income from other passive activities) which may be available to shelter gain from the Liquidation Plan. Unitholders should consult their own tax advisors regarding the effect that the passive activity loss rules will have upon his or her tax situation.

         - UNRELATED BUSINESS INCOME. For most tax-exempt Unitholders, a portion of the gain from the sale of the assets will be treated as unrelated business income subject to tax under section 511 of the Code. Under Section 514(a) of the Code, gain from the sale of "debt-financed property" is treated as unrelated business income generally in an amount equal to a ratio determined by comparing the property's debt to its cost basis. Additional unrelated business income may result to a tax-exempt Unitholder that borrowed funds to purchase its Units. Tax-exempt Unitholders should consult their own tax advisors regarding the unrelated trade or business income that may result from the sale of the Partnership's cable television systems.

         - FOREIGN INVESTORS. A Unitholder who is a nonresident alien individual, foreign corporation or other foreign person, is subject to a withholding tax on that person's share of the gain recognized on the Liquidation Plan. The withholding rates are 39.6% for Unitholders other than corporate Unitholders and 35% for corporate Unitholders. Amounts withheld will be remitted to the IRS and the foreign person will receive a credit on such person's U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the foreign Unitholder.

         - COMPLETE LIQUIDATION. In general, upon complete liquidation of the Partnership, gain will be recognized by a Unitholder upon receipt of a liquidating distribution only to the extent any money (and certain other property) received exceeds the adjusted basis of the Unitholder's Units. It is anticipated that a Unitholder's basis for his Units will be approximately equal to his liquidating distribution, primarily because the basis for his Units will be increased by his share of gain on the sale of the assets. Thus, little or no additional gain should be recognized as a result of receiving a liquidating distribution. However, this may not be true in all cases, and some or all of the Unitholders may recognize gain on the liquidation of the Partnership in addition to their share of gain realized by the Partnership on the sale of the Partnership's assets. Since any decrease in a Unitholder's share of Partnership liabilities is deemed to be a distribution of money, the amount of gain on a liquidation distribution may exceed the actual distribution of money. Loss will generally be recognized by a Unitholder only if he receives no property other than money, and then only to the extent the adjusted basis of his Units exceed the sum of any money received.

STATE TAX CONSEQUENCES

         Many states impose income tax withholding requirements on partnerships that have nonresident partners. These requirements are at the partnership level and, therefore, do not reflect the actual tax profile of the individual partner. Nonetheless, the Unitholders are urged to consult their personal tax advisors for advice regarding the application of the information set forth herein to their individual circumstances, including the state tax consequences to each of them on the consummation of the Liquidation Plan and related distributions.

NO APPRAISAL RIGHTS

         If the Unitholders owning at least a majority of the Units on the Record Date vote in favor of the Liquidation Plan, such approval will bind all Unitholders. The Partnership Agreement and the Georgia Revised Uniform Limited Partnership Act, under which Enstar II-1 is governed, do not give rights of appraisal or similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Liquidation Plan. Accordingly, dissenting Unitholders do not have the right to have their Units appraised and to have the value of their Units paid to them because they disapprove of the action of a majority-in-interest of the Unitholders.

               NO ESTABLISHED MARKET PRICES FOR PARTNERSHIP UNITS

         No established market for the Units of Enstar II-1 was ever expected to develop, and none has developed. Consequently, transactions in the Units have been limited and sporadic, and it is not known to what extent those transactions have been on a fully arm's-length basis, as between willing buyers and willing sellers.

         The following table sets forth the high and low sales prices for Enstar II-1's Units during the period October 1, 1999 through September 30, 2001:

                                                                                      NUMBER        TOTAL UNITS
PERIOD                                              HIGH             LOW             OF TRADES        TRADED
------                                              ----             ---             ---------        ------
October-December 1999                              $360.00         $175.00              19             630
January-March 2000                                  360.00          165.00              28             654
April-June 2000                                     360.00          165.00              27             846
July-September 2000                                 360.00          175.00              18             350
October-December 2000                               360.00          175.00              24             635
January-March 2001                                  345.00           75.00              20             548
April-June 2001                                     325.00          285.00               4              86
July-September 2001                                 345.00          280.00              27             950

                          DISTRIBUTIONS TO UNITHOLDERS

         For the period from the inception of Enstar II-1 through December 31, 2001, Enstar II-1 made aggregate cash distributions to its Unitholders in the amount of $6,348,500 or an aggregate of $212 per Unit. Such distributions were made from the Partnership's operating cash flow.

         During the two-year period ending December 31, 2001, the Partnership made quarterly cash distributions to its Unitholders in the amounts set forth below:

         QUARTER ENDED:                         TOTAL DISTRIBUTION:         PER-UNIT DISTRIBUTION:
         --------------                         -------------------         ----------------------
         December 31, 2001                              $95,500                    $3.19
         September 30, 2001                             $94,000                    $3.14
         June 30, 2001                                  $94,300                    $3.15
         March 31, 2001                                 $94,200                    $3.15
         December 31, 2000                              $95,500                    $3.19
         September 30, 2000                             $94,000                    $3.14
         June 30, 2000                                  $94,000                    $3.14
         March 31, 2000                                 $94,500                    $3.16
         December 31, 1999                              $94,500                    $3.16

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         On December 31, 2001, there were 29,936 Units issued and outstanding and entitled to vote on matters upon which the Unitholders may vote or consent, which were held by 837 Unitholders. The General Partner owns a 1.0% participation interest in the Partnership's profits and losses. None of the affiliates of the General Partner, or any of the executive officers or directors of the General Partner or any of its affiliates, owns any of the Units, nor has any such person engaged in any transaction in the Units during the 60-day period immediately preceding the date hereof.

         As of February 28, 2002, the following group of affiliated Unitholders beneficially owned, in the aggregate, 5% or more of the total outstanding Units. As of the date hereof, there is no other person known by the Partnership to own beneficially, or that may be deemed to own beneficially, more than 5% of the Units.

                                                            BENEFICIAL OWNERSHIP
        NAME AND ADDRESS                                    --------------------
        OF BENEFICIAL OWNER                                  AMOUNT     PERCENT
        -------------------                                  ------     -------
        Affiliated Madison Investor Unitholders
        6143 South Willow Drive, Suite 200
        Greenwood Village, Colorado  80111
        -     Madison Liquidity Investors 112 LLC...........  1,104       3.68%
        -     Madison Liquidity Investors 111 LLC...........    412       1.37%
        -     Madison Liquidity Investors 100 LLC...........     32        .10%
        -     Madison Liquidity Investors 103 LLC...........     24       .080%
        -     Madison Avenue Investment Partners LLC........     20       .066%
                                                             ------      -----
        TOTAL...............................................  1,592      5.296%

         The General Partner is an indirect, wholly-owned subsidiary of Charter Communications, Inc. Charter Communications, Inc., is beneficially controlled by Paul G. Allen.

                   IDENTITY AND BACKGROUND OF CERTAIN PERSONS

ENSTAR COMMUNICATIONS CORPORATION

         Enstar Communications is the general partner of Enstar II-1. Enstar Communications is a Georgia corporation whose principal business is to engage in the cable and telecommunications business, both as general partner of 14 limited partnerships formed to own and operate cable television systems, and through a wholly-owned operating subsidiary. As of December 31, 2000, Enstar Communications managed cable television systems serving approximately 74,000 basic subscribers. Systems serving approximately 33,000 subscribers are currently in various stages of being sold. The address and telephone number of Enstar Communications' principal executive offices is 12405 Powerscourt Drive, St. Louis, Missouri 63131; tel. (314) 543-2389.

         Set forth below is certain general information about the Director and the Executive Officers of Enstar Communications. Each of these individuals holds the same positions as an executive officer of Charter Communications, Inc. and of each of the Purchasers, except for Steven A. Schumm, who also serves as the sole director of Enstar Communications. Information about the directors of Charter Communications, Inc., is set forth under the heading Identity and Background of Certain Persons - Charter Communications, Inc., on page 57-58.

        NAME                            AGE         POSITION
        ----                            ---         --------
        Steven A. Schumm                49          Director, Executive Vice President and Assistant to
                                                    the President

        Carl E. Vogel                   44          President and Chief Executive Officer

        David C. Andersen               53          Senior Vice President - Communications

        David G. Barford                43          Executive Vice President and Chief Operating Officer

        NAME                            AGE         POSITION
        ----                            ---         --------
        J. Christian Fenger             46          Senior Vice President of Operations - Western
                                                    Division

        Eric A. Freesmeier              48          Senior Vice President - Administration

        Thomas R. Jokerst               52          Senior Vice President - Advanced Technology
                                                    Development

        Kent D. Kalkwarf                42          Executive Vice President and Chief Financial Officer

        Ralph G. Kelly                  44          Senior Vice President - Treasurer

        David L. McCall                 46          Senior Vice President of Operations - Eastern
                                                    Division

        Majid R. Mir                    51          Senior Vice President - Telephony and Advanced
                                                    Services

        John C. Pietri                  52          Senior Vice President - Engineering

        Michael E. Riddle               42          Senior Vice President and Chief Information Officer

        Curtis S. Shaw                  53          Senior Vice President, General Counsel and Secretary

        William J. Shreffler            48          Senior Vice President of Operations - Central
                                                    Division

        Steven E. Silva                 41          Executive Vice President-Corporate Development and
                                                    Chief Technology Officer

         STEVEN A. SCHUMM, Director, Executive Vice President and Assistant to the President. Prior to joining Charter Investment, Inc. (also called Charter Investment) (a predecessor of, and currently an affiliate of, Charter Communications, Inc., which is also referred to as Charter) in 1998, Mr. Schumm was Managing Partner of the St. Louis office of Ernst & Young LLP for 14 years. He had joined Ernst & Young in 1974. He served as one of 10 members of the firm's National Tax Committee. Mr. Schumm earned a B.S. degree from Saint Louis University.

         CARL E. VOGEL, President and Chief Executive Officer. Mr. Vogel has held this position (and also has served as a director of Charter Communications, Inc.) since October 2001. Mr. Vogel has more than 20 years of experience in telecommunications and the subscription television business. Prior to joining Charter, he was a Senior Vice President of Liberty Media Corp., from November 1999 to October 2001, and the Chief Executive Officer of Liberty Satellite and Technology, from April 2000 to October 2001. Prior to joining Liberty, Mr. Vogel was an Executive Vice President and the Chief Operating Officer of field operations for AT&T Broadband and Internet Services, with responsibility for managing operations of all of AT&T's cable broadband properties, from June 1999 to November 1999. From June 1998 until June

1999, Mr. Vogel served as Chief Executive Officer of Primestar, Inc., a national provider of subscription television services, and from 1997 to 1998, he served as Chief Executive Officer of Star Choice Communications. From 1994 through 1997, Mr. Vogel served as the President and Chief Operating Officer of EchoStar Communications. He began his career at Jones Intercable in 1983. Mr. Vogel serves as a director of OnCommand Corporation. Mr. Vogel earned a B.S. degree in finance and accounting from St. Norbert College.

         DAVID C. ANDERSEN, Senior Vice President - Communications. Prior to joining Charter Communications, Inc., and Enstar Communications in May 2000, Mr. Andersen served as Vice President of Communications for CNBC, the worldwide cable and satellite business news network subsidiary of NBC, from September 1999 to April 2000. He worked for Cox Communications, Inc. from 1982 to 1999, establishing their public relations department and advancing to Vice President of Public Affairs. He held various positions in communications with the General Motors Corporation from 1971 until 1982. Mr. Andersen is a past recipient of the cable industry's highest honor - the Vanguard Award. He serves on the board of KIDSNET, the educational non-profit clearinghouse of children's programming, and is a former Chairman of the National Captioning Institute's Cable Advisory Board.

         DAVID G. BARFORD, Executive Vice President and Chief Operating Officer. Mr. Barford was promoted to his current position in July 2000, having previously served as Senior Vice President of Operations-Western Division from June 1997 to July 2000. Prior to joining Charter Investment in 1995, Mr. Barford held various senior marketing and operating roles during nine years at Comcast Cable Communications, Inc. He received a B.A. degree from California State University, Fullerton, and an M.B.A. degree from National University.

         J. CHRISTIAN FENGER, Senior Vice President of Operations - Western Division. Mr. Fenger was promoted to his current position in January 2002, having served as Vice President and Senior Vice President of Operations for the North Central Region since 1998. From 1992 until joining Charter in 1998, Mr. Fenger served as the Vice President of Operations for Marcus Cable, and, prior to that, as Regional Manager of Simmons Cable TV since 1986. Mr. Fenger received his bachelor's degree and his master's degree in communications management from Syracuse University's Newhouse School of Public Communications.

         ERIC A. FREESMEIER, Senior Vice President - Administration. From 1986 until joining Charter Investment in 1998, Mr. Freesmeier served in various executive management positions at Edison Brothers Stores, Inc. Earlier, he held management and executive positions at Montgomery Ward. Mr. Freesmeier holds a bachelor's degree from the University of Iowa and a master's degree from Northwestern University's Kellogg Graduate School of Management.

         THOMAS R. JOKERST, Senior Vice President - Advanced Technology Development. Mr. Jokerst joined Charter Investment in 1994. Previously he served as a vice president of Cable Television Laboratories and as a regional director of engineering for Continental Cablevision. He is a graduate of Ranken Technical Institute and of Southern Illinois University.

         KENT D. KALKWARF, Executive Vice President and Chief Financial Officer. Mr. Kalkwarf was promoted to the position of Executive Vice President in July 2000, having previously served as Senior Vice President. Prior to joining Charter Investment in 1995,

Mr. Kalkwarf was employed for 13 years by Arthur Anderson LLP, where he attained the position of senior tax manager. He has extensive experience in cable, real estate, and international tax issues. Mr. Kalkwarf has a B.S. degree from Illinois Wesleyan University and is a certified public accountant.

         RALPH G. KELLY, Senior Vice President - Treasurer. Prior to joining Charter Investment in 1993, Mr. Kelly was controller and then treasurer of Cencom Cable Associates between 1984 and 1992. He left Charter Investment in 1994 to become Chief Financial Officer of CableMaxx, Inc., and returned in 1996. Mr. Kelly received his bachelor's degree in accounting from the University of Missouri - Columbia and his M.B.A. degree from Saint Louis University. Mr. Kelly is a certified public accountant.

         DAVID L. McCALL, Senior Vice President of Operations - Eastern Division. Prior to joining Charter Investment in 1995, Mr. McCall was associated with Crown Cable and its predecessor, Cencom Cable Associates, Inc., from 1983 to 1994. Mr. McCall is a member of the Southern Cable Association's Tower Club.

         MAJID R. MIR, Senior Vice President - Telephony and Advanced Services. Prior to joining Charter in April 2001, Mr. Mir worded with GENUITY Networks, Inc. as Vice President, Metro Network Engineering in Irving, Texas from June 2000 to April 2001. Prior to that, Mr. Mir worked with GTE from 1979 to June 2000 in various capacities of increasing responsibility, most recently as Assistant Vice President of Core Network Engineering. Mr. Mir served as Director, Business Development for GTE, from 1996 to 1997. Mr. Mir earned a bachelor's of science in systems science from the University of West Florida and holds a master's degree in business administration from the University of South Florida.

         JOHN C. PIETRI, Senior Vice President - Engineering. Prior to joining Charter Investment in 1998, Mr. Pietri was with Marcus Cable for nine years, most recently serving as Senior Vice President and Chief Technical Officer. Earlier, he was in operations with West Marc Communications and Minnesota Utility Contracting. Mr. Pietri attended the University of Wisconsin-Oshkosh.

         MICHAEL E. RIDDLE, Senior Vice President and Chief Information Officer. Prior to joining Charter in December 1999, Mr. Riddle was Director, Applied Technologies of Cox Communications for four years. Prior to that, he held technical and management positions during 17 years at Southwestern Bell and its subsidiaries. Mr. Riddle attended Fort Hays State University.

         CURTIS S. SHAW, Senior Vice President, General Counsel and Secretary. From 1988 until he joined Charter Investment in 1997, Mr. Shaw served as corporate counsel to NYNEX. Since 1973, Mr. Shaw has practiced as a corporate lawyer, specializing in mergers and acquisitions, joint ventures, public offerings, financings, and federal securities and antitrust law. Mr. Shaw received a B.A. degree from Trinity College and a J.D. degree from Columbia University School of Law.

         WILLIAM J. SHREFFLER, Senior Vice President of Operations - Central Division. Mr. Shreffler was promoted to his current position in January 2002, having previously served as

President of Operations for the Michigan region. Prior to joining Charter in 1999, Mr. Shreffler acted as a Managing Director of Cablevision. Between 1995 and 1999, he held various positions with Century Communications, most recently as its Group Vice President. From 1985 to 1995, Mr. Shreffler acted as the Regional Controller for American Cable Systems and, following the acquisition of American by Continental Cablevision, as its General Manager in its Chicago region. Mr. Shreffler holds degrees from Robert Morris College and Duquesne University and is obtaining a master's degree in business from Lewis University in Chicago.

         STEPHEN E. SILVA, Executive Vice President - Corporate Development and Technology and Chief of Technology Officer. Mr. Silva joined Charter Investment in 1995. Prior to this promotion to Executive Vice President and Chief Technology Officer in October 2001, he was Senior Vice President - Corporate Development and Technology since September 1999. Mr. Silva previously served in various management positions at U.S. Computer Services, Inc., a billing service provider specializing in the cable industry. He is a member of the board of directors of Diva Systems Corporation.

         The business address and telephone number of each of the sole director and each of the executive officers listed above are: 12405 Powerscourt Drive, St. Louis, Missouri 63131, Telephone: (314) 965-0555.

         Effective September 28, 2001, Jerald L. Kent resigned his positions as the President and Chief Executive Officer of each of Enstar Communications Corporation and Charter Communications, Inc.

CHARTER COMMUNICATIONS, INC.

         Charter Communications, Inc. (also referred to as "Charter") is a publicly-traded Delaware corporation that, operating through its subsidiaries, is the fourth largest operator of cable television systems in the United States. It provides cable television and other telecommunications services to approximately 7.0 million customers in 40 states. Since 1999, Charter, through its subsidiaries, completed 18 cable system acquisitions, which added approximately 4.7 million customers. Charter provides management services to Charter Holdco and its other subsidiaries, and, as the sole manager of Charter Holdco, it controls the affairs of Charter Holdco and its subsidiaries. Paul G. Allen controls approximately 93.5% of the voting power of Charter.

         Listed below are the directors of Charter Communications, Inc. Information about Charter's executive officers is set forth under the heading Identity and Background of Certain Persons - Enstar Communications Corporation, on pages 53-57.

         PAUL G. ALLEN, 48, has been Chairman of the Board of Directors of Charter since July 1999, and chairman of the board of directors of Charter Investment since December 1998. Mr. Allen, a co-founder of Microsoft Corporation, has been a private investor for more than five years, with interests in over 140 companies, many of which contribute to the Wired World(TM) vision that Charter shares. Mr. Allen's investments include Vulcan Ventures Incorporated, Portland Trail Blazers NBA team, Seattle Seahawks NFL franchise, Vulcan Programming, Inc. and Vulcan Cable III Inc., and he has investments in USA Networks, Inc., TechTV, Inc.,

DreamWorks LLC, High Speed Access Corp., Oxygen Media, LLC and Wink Communications, Inc. He is a director of USA Networks, Inc., TechTV, Inc. and numerous privately held companies.

         CARL E. VOGEL, 44 (See Identity and Background of Certain Persons - Enstar Communications Corporation, on page 54).

         MARC B. NATHANSON, 56, has been a director of Charter since January 2000. Mr. Nathanson is the chairman of Mapleton Investments LLC, an investment vehicle formed in 1999. He also founded and served as chairman and chief executive officer of Falcon Holding Group, Inc., a cable operator, and its predecessors, from 1975 until 1999. He served as chairman and chief executive officer of Enstar Communications Corporation from 1988 until November 1999. Prior to 1975, Mr. Nathanson held executive positions with Teleprompter Corporation, Warner Cable and Cypress Communications Corporation. In 1995, he was appointed by the President of the United States to, and since 1998 has served as chairman of, The Broadcasting Board of Governors.

         RONALD L. NELSON, 49, has been a director of Charter since November 1999. Mr. Nelson is a founding member of DreamWorks LLC, where he has served in executive management since 1994. Prior to that time, during his 15 years at Paramount Communications Inc., he served in a variety of operating and executive positions. He currently serves as a member of the board of directors of Advanced Tissue Sciences, Inc. and Centre Pacific, L.L.C., a registered investment advisor. Mr. Nelson has a B.S. degree from the University of California at Berkeley and an M.B.A. degree from the University of California at Los Angeles.

         NANCY B. PERETSMAN, 47, has been a director of Charter since November 1999. Ms. Peretsman has been a managing director and executive vice president of Allen & Company Incorporated, an investment bank unrelated to Paul G. Allen, since 1995. From 1983 to 1995, she was an investment banker at Salomon Brothers Inc., where she was a managing director since 1990. She is a director of Priceline.com Incorporated and several privately held companies. She has a B.A. degree from Princeton University and an M.P.P.M. degree from Yale University.

         WILLIAM D. SAVOY, 37, has been a director of Charter since July 1999 and a director of Charter Investment since December 1998. Since 1990, Mr. Savoy has been an officer and a director of many affiliates of Mr. Allen, including vice president and a director of Vulcan Ventures Incorporated, president of Vulcan Northwest, Inc., and president and a director of Vulcan Programming, Inc. and Vulcan Cable III Inc. Mr. Savoy also serves on the advisory board of DreamWorks LLC and as a director of drugstore.com, Peregrine Systems, Inc., RCN Corporation, Telescan, Inc., USA Networks, Inc., TechTV, Inc. and Digeo Technology, Inc. Mr. Savoy holds a B.S. degree in computer science, accounting and finance from Atlantic Union College.

         JOHN. H. TORY, 47, has been a director of Charter since December 2001. Mr. Tory is the President and Chief Executive Officer of Rogers Cable Inc., Canada's largest broadband cable operator, and has held that position since April 1999. From 1995 to 1999, Mr. Tory was President and Chief Executive Officer of Rogers Media Inc., a broadcasting and publishing company. Prior to joining Rogers, Mr. Tory was a managing partner and member of the executive committee at Tory Tory DesLauriers & Binnington, one of Canada's largest law firms. Mr. Tory serves on the board of a number of Canadian companies, including Rogers Cable Inc., Rogers Media Inc., Cara Operations Limited, Enbridge Consumers Gas and the Toronto Blue Jays Baseball Club. He also served for nine years as the Chairman of the Canadian Football League, including four years as League Commissioner. Mr. Tory was educated at University of Toronto Schools, Trinity College (University of Toronto) and Osgoode Hall Law School.

THE PURCHASERS

         Each of the Purchasers (i.e., Charter Communications Entertainment I, LLC, Interlink Communications Partners("Interlink"), LLC, and Rifkin Acquisition Partners, LLC ("Rifkin") is a Delaware limited liability company and is an indirect subsidiary of Charter Communications, Inc. (and, therefore, an affiliate of Enstar Communications) as shown on the Ownership Structure Chart on page 18. Charter Communications Entertainment, LLC, a Delaware limited liability company and an indirect subsidiary of Charter Communications, Inc., is the sole member of CCE-1. Charter Communications Operating, LLC, a Delaware limited liability company and an indirect subsidiary of Charter Communications, Inc., is the sole member of Interlink and of Rifkin. Each Purchaser is organized for the purpose of owning and operating cable television systems. The address and telephone number of each Purchaser's principal office is 12405 Powerscourt Drive, St. Louis, Missouri 63131; tel. (314) 543-2389.

                                VOTING PROCEDURES

         The Liquidation Plan is a single proposal on which you are being asked to vote. If you vote to "APPROVE" the Liquidation Plan, you are voting to approve each of its three components. A vote of the holders of a majority of the Units on the Record Date to approve the Liquidation Plan will bind all Unitholders.

         The close of business on [_______ __,] 2002, is the Record Date for determining the Unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. Consents of the Unitholders to the Liquidation Plan will be solicited during the period, also referred to as the Solicitation Period, which begins on [DATE OF SOLICITATION] and will end at 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2002 or, if the General Partner extends the Solicitation Period, then at any time before 5:00 p.m., New York City time, on the expiration date of such extended solicitation period. The enclosed consent card permits you to approve, disapprove or abstain with respect to the Liquidation Plan. Please indicate your approval, disapproval or abstention by marking and signing and dating the enclosed consent card and returning it in the enclosed self-addressed envelope to D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, a company Enstar II-1 has engaged to act as Soliciting Agent.

         If you sign and send in the enclosed consent card and do not indicate how you want to vote, your consent card will be treated as voting to APPROVE the Liquidation Plan. If you fail to send in your consent card, it will have the same effect as a vote to DISAPPROVE the Liquidation Plan. If you ABSTAIN, it will have the same effect as a vote to DISAPPROVE the Liquidation Plan.

         You may change your vote at any time before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2002 or, if the General Partner extends the Solicitation Period, then at any time before 5:00 p.m., New York City time, on the expiration date of such extended Solicitation Period. You can do this in one of two ways. First, you can send a written notice dated later than your consent card stating that you would like to revoke or change your vote. Second, you can complete and submit a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the Soliciting Agent. If you instructed a broker to vote your Units, you must follow your broker's directions for changing those instructions. To be effective, your notice of revocation or new consent card must be received by D.F. King & Co., Inc. before the end of the Solicitation Period.

         On December 31, 2001, there were 29,936 outstanding Units entitled to vote on the Charter Sale Proposal, which were held by 837 Unitholders, none of whom are known to us to be an affiliate of the Partnership, the General Partner, Purchaser, nor of any affiliate of any of them. Unitholders holding at least a majority of the outstanding Units on the Record Date are required to approve the Liquidation Plan.

                              AVAILABLE INFORMATION

         This Consent Solicitation Statement does not purport to be a complete description of all agreements and matters relating to the condition of Enstar II-1, its assets and the transactions described herein. With respect to statements contained in this Consent Solicitation Statement as to the content of any contract or other document filed as an exhibit to Enstar II-1's Annual Report on Form 10-K for the year ended December 31, 2000, Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001, and September 30, 2001, or a Current Report on Form 8-K, each such statement is qualified in all respects by reference to such reports and the schedules thereto, which may be obtained without charge upon written request to Enstar II-1. To make such a request, you should write to Enstar Communications Corporation, 12405 Powerscourt Drive, St. Louis, Missouri 63131, Attention: Partnership Relations; or call (314) 543-2389.

         The mailing address and telephone number of Charter Communications, Inc. and Enstar Communications Corporation are: 12405 Powerscourt Drive, St. Louis, Missouri 63131, Telephone: (314) 965-0555.

                                    EXHIBIT A

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        ENSTAR INCOME PROGRAM II-1, L.P.,
                        ENSTAR INCOME PROGRAM II-2, L.P.,
                        ENSTAR INCOME PROGRAM IV-3, L.P.,
                    ENSTAR INCOME/GROWTH PROGRAM SIX-A, L.P.,
                      ENSTAR CABLE OF MACOUPIN COUNTY, AND

                          ENSTAR IV/PBD SYSTEMS VENTURE

                                   AS SELLERS,

                                       AND

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, LLC,

                     INTERLINK COMMUNICATIONS PARTNERS, LLC

                        RIFKIN ACQUISITION PARTNERS, LLC
                                    AS BUYER

                           DATED AS OF AUGUST 29, 2001

                            ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT, made as of the 29th day of August, 2001, is by and among Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC and Rifkin Acquisitions Partners, LLC each a Delaware limited liability company (collectively "Buyers," and each individually, a "Buyer"), and Enstar Income Program II-1, L.P., a Georgia limited partnership, Enstar Income Program II-2, L.P., a Georgia limited partnership, Enstar Income Program IV-3, L.P., a Georgia limited partnership, Enstar Income/Growth Program Six-A, L.P., a Georgia limited partnership, Enstar IV/PBD Systems Venture, a Georgia general partnership and Enstar Cable of Macoupin County, a Georgia general partnership (collectively, "Sellers," and each individually, a "Seller").

                              W I T N E S S E T H:

                  WHEREAS, Sellers own and operate cable television Systems (as hereinafter defined) serving areas in and around Taylorville, Hillsboro, Flora, Macoupin, Shelbyville and Mt. Carmel, Illinois ("Systems"), and propose to convey them to Buyers, as more particularly described in Schedule 1.1 hereto;

                  WHEREAS, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase, substantially all of Sellers' respective assets comprising or used or usable in connection with their operation of their respective Systems, upon the terms and conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the representations and warranties and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers and Buyers do hereby agree as follows:

1. Definitions.

                  Terms Defined in this Section. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used herein with initial capital:

                  "Agreements" means this Agreement and all related written agreements, instruments, affidavits, certificates and other documents, that are executed and delivered by Buyer or Sellers pursuant to this Agreement or in connection with Buyer's purchase of the Assets or any other transactions contemplated by the Agreements, regardless of whether such instruments, affidavits, certificates and other documents are expressly referred to in this Agreement.

                  "Basic Cable Service" means the tier of cable television service that includes the retransmission of local broadcast signals.

                  "Contracts" means, with respect to the Assets or operation of the Systems means: any contract for the purchase, sale or lease of real property or any option to purchase or sell real property; any installment sale agreement or liability; any multiple dwelling unit or bulk service agreement, pole attachment agreement; railway or utility agreement; retransmission consent agreement; must carry notice or agreement; written agreement with subscribers for cable television service or written hotel and motel agreement, except for such agreements as have been entered into in the ordinary course of business; any other contract, agreement, commitment, understanding or instrument that is material to Seller, the Systems or the Assets.

                  "Enstar" means Enstar Communications Corporation, a Georgia corporation.

                  "Expanded Basic Service" means the tier of cable television service offered separately from Basic Cable Service and for a charge in addition to that charged for Basic Cable Service, and that can only be purchased by subscribers that also receive Basic Cable Service, but not including any a la carte programming tier or other programming offered on a per channel or per program basis.

                  "General Partner" means each general partner of each of the General Partnerships.

                  "General Partner Consents" means the written consents of the General Partners that are necessary for the consummation of the transactions contemplated by this Agreement by each of the General Partnerships in accordance with the terms hereof, which shall be in form and substance satisfactory to such General Partnership.

                  "Governmental Authorizations" means, collectively, all franchises and other authorizations, agreements, licenses and permits for and with respect to the construction and operation of any of the Systems obtained from any governmental authority, including any agency, board, bureau, court commission, department or administration of the United States government, any state government or any local governmental body.

                  "Limited Partner" means each of the limited partners of each Limited Partnership and each of the limited partners in each General Partner.

                  "Limited Partner Consents" means the written consents of the Limited Partners of each Seller that is a Limited Partnership, or in the case of a Seller that is a General Partnership, the General Partner thereof, that are necessary for the consummation of the transactions contemplated by this Agreement by such Seller in accordance with the terms hereof, which shall be in form and substance satisfactory to such Seller.

                  "Limited Partnership" means each of the Sellers that is identified in the preamble hereto as a limited partnership.

                  "Material Adverse Effect" means a material adverse effect on any of the business, financial condition, results of operations, assets or liabilities of any Seller or the Systems, taken as a whole.

                  "Material Consents" means the Required Consents designated as Material Consents in Schedule 8.3.

                  "Minimum Subscriber Number" means, with respect to a System, the Minimum Subscriber Number with respect to such System set forth in Schedule 1.1.

                  "Outside Closing Date" means February 28, 2002.

                  "Permitted Encumbrances" means the following: (i) statutory landlord's liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith); (ii) zoning laws and ordinances and similar legal requirements; (iii) rights reserved to any governmental authority to regulate the affected property; and (iv) as to interests in real property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title that are reflected in the public records and that do not individually or in the aggregate materially interfere with the right or ability to own, use, lease or operate the Real Property as presently utilized.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Required Consents" means any consent of any governmental authority or other Person under any Governmental Authorization, contract or other instrument which is necessary as a condition to its transfer or assignment or as a condition to the consummation of the transaction contemplated by the Agreements as indicated by an asterisk or other annotation on the Schedules.

                  "Subscriber" means an active customer of one of the Systems who subscribes for Basic Cable Service in a single household (excluding "second connections", as such term is commonly understood in the cable television industry, and any account duplication), commercial establishment or in a multi-unit dwelling (including motels and hotels), and has paid the applicable full non-discounted rate for at least one month's Basic Cable Service (including deposit and installation charges consistent with the applicable Seller's applicable past practice); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtains service on a "bulk-rate" basis shall be determined on a System-by-System basis by dividing the gross bulk-rate revenue for Basic Cable Service and Expanded Basic Service (but not revenues from tier or premium services, installation or converter rental) attributable to such multi-unit dwelling or commercial establishment in each System by the subscription rate for individual households within such System for the higher level of Basic Cable Service and Expanded Basic Service offered by such System. For purposes of this definition, an "active customer" shall mean any customer: (i) who has not given or been given notice of termination and who, consistent with the applicable Seller's policies, should not have been given notice of termination; provided, that the number of subscribers referred to in this clause (i) shall be net of the number of prospective subscribers whose connection to a System is pending; (ii) who has become a subscriber only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with past practices, excluding any customers who became subscribers as a result of any such promotions conducted within the preceding thirty (30) days; and (iii) whose account does not have an outstanding balance (other than an amount of $5.00 or less) more than 60 days past due (with an account being past due one day after the first day of the period to which the applicable billing relates).

                  "Transferable Franchise Area" means any franchise area with respect to which (A) any Required Consent necessary under a franchise in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or shall have been deemed obtained by operation of law, or (B) no Required Consent is necessary under a franchise in connection with the consummation of the transactions contemplated by this Agreement.

                  "Voting Period" means the period during which the Limited Partners of any Seller are entitled to vote to approve or disapprove the transactions contemplated by this Agreement with respect to such Seller.

                  "WARN Act" means the Worker Adjustment Retraining and Notification Act.

2. Sale of Assets; Assumption of Certain Liabilities.

         2.1 Sales of Assets.

                  (a) Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth, on the Closing Date in accordance with Schedule 1.1, each Seller agrees to sell, assign, transfer, convey and deliver to the designated Buyer, and each Buyer agrees to purchase and acquire from the designated Seller, all right, title and interest of such Seller in the Assets (as defined herein), free and clear of all encumbrances other than Permitted Encumbrances. The "Assets" shall mean all of the assets (tangible and intangible, real and personal), owned, leased or otherwise held by such Seller and used or usable in connection with the operation of the Systems; provided, that the Assets shall not include any of the "Excluded Assets," as defined in Section 2.1(b) and assets disposed of by Sellers between the date hereof and the Closing Date on an arms' length basis in the ordinary course of business. Except as expressly set forth in this Agreement, the Assets will be conveyed to Buyer on an "AS IS, WHERE IS" basis without representations or warranties of any kind or manner whatsoever. As more particularly identified on Schedule 2.1(a)(i) and 2.1(a)(iii), the Assets shall include, without limitation, the following:

                           (i) all of Sellers' rights under the Contracts and
Governmental Authorizations relating to operation of the Systems, and all intangibles relating to operation of the Systems, including, but not limited to, all claims and goodwill, if any, with respect to the operation of the Systems as listed on Schedule 2.1(a)(i);

                           (ii) all tangible personalty, electronic devices,
trunk and distribution cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber devices, "headend" equipment, facilities, vehicles, inventories, supplies and other personal property used or usable in the operation of the Systems;

                           (iii) all realty, towers, fixtures, easements,
leasehold and other interests in real property with respect to operation of the Systems as listed on Schedule 2.1(a)(iii);

                           (iv) all accounts receivable of Sellers relating to
their operation of the Systems; and

                           (v) all business records location at the premises of
the Systems, or located elsewhere but necessary and customary to the management and operation of the Systems.

                  (b) Notwithstanding the foregoing, the Assets shall not include, and Buyer shall not acquire any interest in or to, any of the following (the "Excluded Assets"):

                           (i) programming and retransmission consent
agreements;

                           (ii) insurance policies of Sellers and rights and
claims thereunder;

                           (iii) bonds, letters of credit, surety instruments
and other similar items of Sellers;

                           (iv) cash and cash equivalents and notes receivable
of Sellers;

                           (v) Sellers' trademarks, trade names, service marks,
service names, logos and similar proprietary rights;

                           (vi) Sellers' minute books and other books and
records related to internal matters, corporate matters and financial relationships with Sellers' lenders and affiliates;

                           (vii) installment sale and other agreements under
which Buyer would be obligated to pay the deferred purchase price of property, except any such agreements that are listed in Schedule 2.1(a)(i) and except any such agreements permitted to be entered into by Sellers hereunder;

                           (viii) all rights to tax refunds and refunds of fees
of any nature, in either case relating to the period prior to the Closing Date; and

                           (ix) software licenses obtained by Sellers pursuant
to master software licenses.

         2.2 Assumed Liabilities. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth on the Closing Date, Buyer agrees to pay, discharge and perform the following to the extent related to the Assets received by Buyer (the "Assumed Liabilities"):

                           (i) liabilities and obligations under any Contracts,
Governmental Authorizations, and other instruments included within the Assets and accruing and relating to the period from and after the Closing Date;

                           (ii) liabilities and obligations of Sellers to the
extent there is a reduction in the Purchase Price with respect thereto; and

                           (iii) liabilities and obligations arising out of
Buyer's ownership or operation of the Systems from and after the Closing Date, except to the extent that any such liability or obligation relates to any of the Excluded Assets.

All other obligations and liabilities of Sellers, including (a) obligations with respect to the Excluded Assets, (b) any obligations under the Contracts assumed by Buyer relating to the time period prior to or on the Closing Date and (c) any claims or pending litigation or proceedings relating to the operation of the Systems prior to or on the Closing Date shall remain the obligations and liabilities of Sellers.

3. Closing.

         3.1 Purchase Price. The aggregate purchase price payable for the Assets shall be Sixty-Three Million Dollars ($63,000,000), subject to Sections 9.1 and 11.1, and as adjusted at the Closing pursuant to Section 3.3(a) (the "Purchase Price"), and as further adjusted post-Closing pursuant to Section 3.3(b). The Purchase Price shall be allocated among the Sellers as set forth in Schedule 1.1.

         3.2 Manner and Time of Closing and Payment. The closing of the transactions contemplated herein (the "Closing") shall take place at 9:00 a.m. at the offices of Charter Communications Inc. 12405 Powerscourt Drive, St. Louis, MO 63131, or at such other time and location mutually determined by Sellers and Buyer, on the last Business Day of the calendar month that is at least five (5) Business Days after the satisfaction or waiver of all conditions set forth in Sections 7.3, 7.4, 8.3, 8.4 and 8.6 hereof. The Closing shall be effective as of 11:59 p.m. St. Louis time on the date the Closing actually occurs ("Closing Date"). At Closing, Buyer shall deliver to Sellers, the Purchase Price, in immediately available funds by wire, inter-bank or intra-bank transfer to Sellers in accordance with Sellers' written instructions.

         3.3 Adjustment of Purchase Price.

                  (a) The Purchase Price payable to each Seller shall be subject to adjustment, to reflect, in accordance with generally accepted accounting principles, the principle that all revenues and refunds, and all costs, expenses and liabilities, attributable to the operation of such Seller's Systems for any period prior to such time on the Closing Date are for the account of the applicable Seller, and all revenues and refunds, and all costs, expenses and liabilities (other than liabilities and obligations under contracts or other obligations of such Seller that Buyer does not assume) attributable to the operation of such Seller's Systems from and after such time on the Closing Date are for the account of Buyer. The adjustments to be made to the Purchase Price payable to each Seller pursuant to this Section 3.3(a) shall consist of the following:

                           (i) an increase in the Purchase Price by an amount
equal to the sum of:

                                 (A) all prepaid items relating to the ownership
or operation of the Assets or the Systems and for which Buyer will receive a benefit after the Closing, which prepaid items shall be prorated between the applicable Seller and Buyer as of the Closing Date on the basis of the period covered by the respective prepayment, and shall be deemed to include, without limitation, all such prepaid items attributable to: real and personal property taxes and assessments levied against the Assets; real and personal property rentals; pole rentals; and power and utility charges;

                                 (B) the sum of 99% of the book value of all
subscriber accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than sixty (60) days past due (with an account being past due one day after the first day of the period to which the applicable billing relates); plus 95% of the book value of all advertising and other accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than ninety (90) days from the invoice date; and

                           (ii) a decrease in the Purchase Price by an amount
equal to the sum of:

                                 (A) the amount of all subscriber prepayments,
credit balances and deposits held by Seller as of the Closing Date with respect to such Seller's Systems;

                                 (B) all accrued and unpaid expenses relating to
the ownership or operation of such Seller's Assets and Systems, including accrued and unpaid franchise fees (which accrued and unpaid expenses shall be prorated between such Seller and Buyer as of the Closing Date on the basis of the period to which the respective expense relates, and shall be deemed to include, without limitation, accrued and unpaid expenses of the kind itemized in
Section 3.3(a)(i)(A) above);

                                 (C) in the event that the number of Subscribers
on the Closing Date for any of such Seller's Systems is less than the Minimum Subscriber Number for such System, the product of (i) $2,258.00 and (ii) the number of Subscribers by which the number of Subscribers served by a Seller is less than the Minimum Subscriber Number as of the Closing Date;

                                 (D) with respect to any Retained Franchises
(and the Retained Assets with respect thereto), shall be the product of (i) the number of Subscribers covered by such Retained Franchise as of the Closing Date, based on the Pre-Closing Certificate, as it may be modified to reflect the resolution of any pre-Closing disputes with respect thereto, and (ii) the Subscriber Adjustment Amount applicable to the Seller of such Retained Franchise and Assets.

                                 (E) with respect to employees of Sellers hired
by Buyers, accrued obligations for vacation and sick days, subject to Section 6.4(c); and

Sellers shall deliver to Buyer a certificate signed by Sellers (the "Pre-Closing Certificate"), which shall specify each Seller's good faith best estimate of the adjustments to the Purchase Price payable to such Seller required under this
Section 3.3(a), calculated as of the Closing Date. Within 90 days after the Closing Date, each Buyer shall deliver to Sellers a certificate signed by such Buyer (the "Post-Closing Certificate"), which shall set forth such Buyer's final adjustments to the Purchase Price payable to each Seller to be made as of the Closing Date pursuant to this Section 3.3(a), together with such documentation as may be necessary to support such Buyer's determination thereof; and, thereafter, such Buyer shall provide each Seller with such other documentation relating to the Post-Closing Certificate as such Seller may reasonably request. If a Seller wishes to dispute the final adjustments to the Purchase Price to be made as of the Closing Date pursuant to this Section 3.3(a), as reflected in the Post-Closing Certificate, such Seller shall, within thirty (30) days after its receipt of the Post-Closing Certificate, serve the applicable Buyer with a written description of the disputed items together with such documentation as such Buyer may reasonably request. If any Seller notifies a Buyer of its acceptance of the amounts set forth in the Post-Closing Certificate, or if a Seller fails to deliver its report of any proposed adjustments within the thirty
(30)-day period specified in the preceding sentence, the amounts set forth in the Post-Closing Certificate for such Seller shall be conclusive, final and binding on such Buyer and such Seller as of the last day of such thirty (30)-day period. If a Buyer and any Seller cannot resolve any dispute within thirty (30) days after a Buyer's receipt of such Seller's written objection, such Buyer and such Seller, shall, within the ten (10) days following expiration of such thirty
(30)-day period, appoint KPMG or such other independent public accounting firm of national reputation as is agreed upon by the parties to resolve the dispute, provided such firm is not the auditor for either Buyer or the applicable Seller. The cost of retaining such firm shall be borne one-half by Buyer and one-half by such Seller. Such firm shall report its determination in writing to the applicable Buyer and Seller, and such determination shall be conclusive and binding on such Buyer and Seller and shall not be subject to further dispute or review.

                  (b) If, as a result of any resolution reached by any Buyer and Seller, or any determination made by an accounting firm, in either case pursuant to Section 3.3(b), a Buyer is finally determined to owe any amount to any Seller, or any Seller is finally determined to owe any amount to a Buyer, the obligor shall pay such amount to the other party hereto within three (3) Business Days of such determination. Notwithstanding the foregoing, a Buyer shall pay to the applicable Seller or such Seller shall pay to the applicable Buyer, as the case may be, the amount due such other party with respect to any item that is not in dispute within three (3) Business Days of the date on which a dispute no longer exists in immediately available funds to an account or accounts specified in writing by the obligee.

         3.4 Instrument of Assignment and Assumption. At the Closing, each Buyer and each Seller will execute and deliver a Bill of Sale and Assignment and Assumption Agreement, as appropriate in the form of Exhibit A (the "Bill of Sale and Assignment and Assumption Agreements").

         3.5 Purchase Price Allocation. Each Buyer and each Seller will use good faith efforts to agree on the allocation, for tax reporting purposes, of the Purchase Price payable to such Seller among the Assets being conveyed by such Seller and shall file the form required to be filed under Section 1060 of the Internal Revenue Code consistent with such allocation.

4. Representations and Warranties of Sellers.

         Each Seller hereby represents and warrants to Buyers that the following statements are true and correct, solely with respect to itself and the Assets and Systems being conveyed by it pursuant to this Agreement.

         4.1 Organization, Qualification and Power.

                  (a) Each Seller is a limited partnership or general partnership (as indicated in the preamble hereto) duly organized, validly existing and in good standing under the laws of the State of Georgia, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on. Each Seller is duly qualified as a foreign partnership authorized to do business in the State of Illinois and is in good standing with the State of Illinois.

                  (b) Enstar is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Georgia, with full power and authority to carry on the business in which it is engaged in the manner in which such business is now carried on. Enstar is the sole general partner of each Limited Partnership and of each of the General Partners. Enstar is duly qualified as a foreign corporation authorized to do business in the State of Illinois and is in good standing with the State of Illinois.

         4.2 Capacity; Due Authorization; Enforceability. Subject to obtaining the Limited Partner Consents and the General Partner Consents, all requisite limited partnership or general partnership action, as the case may be, required to be taken by Seller for the execution, delivery and performance by Seller of the Agreements to which it is a party have been duly taken. Seller has the full legal capacity and legal right, power and authority to enter into the Agreements and to consummate the transactions contemplated thereby. Enstar has the full legal capacity and legal right, power and authority to execute the Agreements to which Seller is a party on behalf of Seller or, if Seller is a General Partnership, on behalf of each General Partner thereof. Subject to obtaining the Limited Partner Consents and the General Partner Consents, this Agreement has been duly executed and delivered by Seller, and the Agreements to which Seller is a party, upon execution and delivery, will be a legal, valid and binding obligation of Seller, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         4.3 Absence of Conflicting Agreements.

                  (a) The execution and delivery of the Agreements to which Seller is a party and the consummation of the transactions contemplated thereby (provided that all of the Required Consents and the Limited Partner Consents and General Partner Consents are obtained and the applicable waiting period(s) under the HSR Act shall have expired or been terminated) will not (a) violate (i) Seller's certificate of formation or limited partnership agreement, if Seller is a Limited Partnership, or (ii) Seller's general partnership agreement, if Seller is a General Partnership; (b) violate any legal requirement applicable to Seller, the Assets or the Systems; (c) conflict with or result in any breach of or default under any contract, note, mortgage or agreement to which Seller is a party or by which Seller is bound.

         4.4 Litigation. There is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding, or any order, complaint, decree or judgment pending, or, to Seller's knowledge, threatened, that would prevent, limit, delay or otherwise interfere with Seller's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

         4.5 Broker; Brokers' Fees. Except for Daniels & Associates, Inc., which has been retained by and whose fee shall be paid by Sellers, neither Sellers nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement. Sellers agree to indemnify and hold harmless Buyer against any fee, commission, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by them.

5. Representations and Warranties of Buyers.

         Each Buyer hereby represents and warrants to Sellers that the following statements are true and correct, solely with respect to itself and the Assets and Systems being conveyed to it pursuant to this Agreement.

         5.1 Organization, Qualification and Power. Each Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on. On the Closing Date, Buyer will be duly qualified to do business in all jurisdictions where the ownership and operation of the Assets and Systems requires such qualification.

         5.2 Capacity; Due Authorization; Enforceability. All requisite limited liability company action required to be taken by Buyer for the execution, delivery and performance by Buyer of the Agreements to which Buyer is a party have been duly performed. Buyer has the full legal capacity and legal right, power and authority to enter into the Agreements and to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by Buyer and is, and the Agreements to which Buyer is a party, upon execution and delivery, will be, a legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         5.3 Absence of Conflicting Agreements. The execution and delivery of the Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby (provided all of the Required Consents are obtained and the applicable waiting period(s) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") shall have expired or been terminated) will not (a) violate Buyer's certificate of formation or operating agreement; (b) violate any legal requirement applicable to Buyer, the Assets on the Systems; (c) conflict with or result in a breach of or default under any contract, note, mortgage or agreement to which Buyer is a party or by which Buyer is bound.

         5.4 Litigation. There is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding, or any order, complaint, decree or judgment pending, or, to Buyer's knowledge, threatened, that would prevent, limit, delay or otherwise interfere with Buyer's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

         5.5 Brokers. Neither Buyer nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

6. Covenants of Sellers and Buyer.

         6.1 Continuity and Maintenance of Operations. Except as the designated Buyer may otherwise agree in writing, until the Closing each Seller shall operate its respective Systems in the ordinary course of business consistent with past practices and shall maintain and repair the Assets in the ordinary course of business and make capital expenditures consistent with its year 2001 and 2002 budgets, and at Closing, Assets shall be in substantially the same condition at Closing, ordinary wear and tear excepted.

         6.2 Notification.

                  (a) Each party shall promptly notify the other of any action, suit, proceeding or investigation that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality or propriety of any transaction contemplated by this Agreement.

                  (b) If Buyer or any Seller acquires actual knowledge before the Closing Date that a material breach of any of Sellers' or Buyer's (as the case may be) representations or warranties has occurred, the party acquiring such actual knowledge shall provide prompt written notice to Buyer or the applicable Seller (as the case may be) describing such breach.

Notwithstanding the foregoing, no notice or information delivered by or to any party shall affect the other party's right to rely on any representation or warranty made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         6.3 Regulatory Filings. As soon as may be reasonably practicable, Buyer and Sellers shall make such filings as are required by the pre-merger notification rules issued under the HSR Act. Buyer and the applicable Sellers shall share equally all filing fees associated with each HSR filing required in connection with this Agreement. Each Party shall use reasonable efforts to obtain the earliest termination or waiver of the HSR Act waiting period.

         6.4 Employees; Employee Benefits.

                  (a) Subject to the following sentence, effective as of and contingent upon the Closing, Buyer shall make offers of employment to those of Sellers' employees who render services to the Systems as Buyer shall determine, in its sole and absolute discretion. Prior to Closing each Seller shall, with respect to its employees, take all actions reasonably necessary to comply with the WARN Act, if applicable, and any applicable comparable state laws. Each Seller shall pay when required all compensation and shall provide all benefits to its respective employees as are required, and, except as set forth in Section 6.4(b) Seller shall retain liability for all obligations and liabilities owed to its respective employees that relate to periods prior to the Closing Date.

                  (b) Each Seller shall have full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" who is an employee, and to any "qualified beneficiary" of such employee, and who is covered by a "group health plan" sponsored or contributed to by such Seller to the extent that such continuation coverage is required to be provided by such Seller under Internal Revenue Code ("IRC") Section 4980B, and the regulations promulgated thereunder, as a result of a "qualifying event" experienced by such covered employee or qualified beneficiary with respect to or in connection with the transactions contemplated by this Agreement. "Continuation coverage," "covered employee," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the IRC and Section 601 et seq. of ERISA.

                  (c) Each Seller shall provide to Buyer a list of the accrued vacation and sick leave of each of its employees to whom Buyer has indicated it intends to offer employment. Each such employee shall be credited under Buyer's vacation and sick leave policy with the full amount of vacation leave accrued by such employee but unused as of the Closing Date under the vacation policies of Sellers.

         6.5 Required Consents.

                  (a) Following the execution hereof, until the Closing Date, each Seller shall use commercially reasonable efforts, and Buyer shall cooperate in good faith with Sellers, to obtain all Required Consents. Each Seller and Buyer shall prepare and file, or cause to be prepared and filed, within fifteen
(15) days after the date hereof (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its application), all applications (including Federal Communications Commission ("FCC") Forms 394 or other appropriate forms, to the extent such Seller determines they are necessary or appropriate) required to be filed with the FCC and any other Governmental Authority that are necessary for the assignment to Buyer, in connection with the consummation of the transactions contemplated by this Agreement, of the Governmental Authorizations. The parties shall also make appropriate requests, as soon as practicable after the date hereof, for any Required Consent required under any Contract. Nothing in this section shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys' fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Buyer or Sellers, provided that Sellers shall be liable for all obligations or liabilities under each Governmental Authorization or Contract during the period prior to the Closing Date.

         6.6 Use of Transferor's Name. For a period of 180 days after the Closing Date, Buyer may continue (but only to the extent reasonably necessary) to operate the Systems using the name "Enstar" and all derivations and abbreviations of such name and related trade names and marks in use in the Systems on the Closing Date, such use to be in a manner consistent with the way in which Sellers have used the marks. Within 180 days after the Closing Date, Buyer will discontinue using and will dispose of all items of stationery, business cards and literature bearing such name or marks. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for Buyer.

         6.7 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interest), incurred in connection with the transactions consummated pursuant to this Agreement with respect to the Assets conveyed by any Seller shall be shared equally by Buyer and such Seller. Buyer and Sellers will cooperate in all reasonable respects to prepare and file all necessary federal, state and local tax returns, tax information returns, reports and estimates and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

         6.8 Further Assurances; Satisfaction of Covenants. Sellers and Buyer each shall execute such documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective the transactions contemplated hereby. Sellers and Buyer shall each use commercially reasonable efforts to satisfy each of its covenants and obligations under this Agreement and to satisfy each condition to Closing it is required to satisfy hereunder.

         6.9 Limited Partner Consents. As soon as reasonably practicable following the execution hereof, the Limited Partnerships and the General Partners shall, if required to do so under applicable Legal Requirements, file with the Securities and Exchange Commission ("SEC") proposed proxy materials relating to the Limited Partnerships' and the General Partners' solicitation of the Limited Partner Consents. Each Limited Partnership and General Partner shall use reasonable efforts (i) to have such proxy materials cleared by the (if applicable) so as to enable it to disseminate definitive proxy materials to its respective Limited Partners, (ii) to disseminate such materials, upon receipt of SEC clearance (if applicable), to its respective Limited Partners and (iii) thereafter to obtain the Limited Partner Consents. Sellers shall give Buyer prompt notice when the Limited Partner Consents have been obtained and when any material development has occurred that causes substantial doubt as to whether the Limited Partner Consents will be obtained.

         6.10 Acquisition Proposals. If, prior to obtaining all the Limited Partner Consents, any Seller or any Person acting on behalf of any Seller receives a solicitation from a third party regarding an Acquisition Proposal (as defined herein), which Acquisition Proposal such Seller intends to submit to its respective Limited Partners (or the Limited Partners of its General Partner, as the case may be) for their approval, such Seller shall, within five (5) Business Days following receipt of such solicitation, notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days following receipt of such notification, to submit an Acquisition Proposal in response to the third party's Acquisition Proposal (a "Buyer Acquisition Proposal"), which Buyer Acquisition Proposal shall contain all the terms and conditions of this Agreement other than the Purchase Price. For purposes hereof, an "Acquisition Proposal" means any bona fide proposed (i) asset acquisition or exchange or similar transaction providing for any third party's acquisition of any of the Assets or Systems or (ii) acquisition of partnership interests of Sellers or General Partner, merger, consolidation, exchange of partnership or other equity interests or similar transaction that would result in the acquisition by any third party of a percentage of such partnership interests in any Seller sufficient to give such third party voting control over the applicable Seller.

         6.11 Bulk Sales Buyer waives compliance with provisions of the Uniform Commercial Code relating to bulk transfers and similar laws in connection with the sale of Assets, subject to the Indemnification provisions of Section 10.

7. Conditions Precedent To Buyer's Obligations.

         The obligations of Buyer to purchase and accept assignment, transfer and delivery of the Assets to be sold, assigned, transferred and delivered to Buyer hereby are subject to the satisfaction or waiver, at or prior to the Closing Date (as provided herein), of the following conditions:

         7.1 Representations and Warranties of Sellers. The representations and warranties of Sellers set forth in Section 4, shall be true and correct in all material respects at and as of the time of the Closing as though made at and as of that time.

         7.2 Covenants. Each Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         7.3 Transferable Franchise Areas; Material Consents (i) The Franchise Areas covering at least ninety percent 90% of Subscribers shall have become Transferable Franchise Areas; (ii) subject to clause (i), the Material Consents (other than those that pertain solely to non-Transferable Franchise Areas or Retained Assets) shall have been obtained (other than those that pertain solely to non-Transferable Franchise Areas) or waived;

         7.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act shall have been made with the Federal Trade Commission and the United States Department of Justice and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         7.5 Governmental or Legal Action. No action, suit, or proceeding shall be pending or threatened by any governmental authority or other person and no law, rule or regulation or similar requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transaction contemplated by this Agreement by any governmental authority or other person that would (a) prohibit Buyer's ownership or operation of all or a material portion of any System or the Assets; (b) enjoin, prevent, or make illegal the consummation of the transactions contemplated by this Agreement; or (c) challenge, set aside or modify any authorization of the transactions provided for herein or any approvals, consents, waivers or authorizations made or described hereunder.

         7.6 Delivery of Certificates and Documents. Sellers shall have furnished to Buyer the following:

                  (a) a certificate of the Secretary or Assistant Secretary of each Seller or, if applicable, such Seller's ultimate corporate general partner, as to (i) all actions taken by and on behalf of Seller and its partners to authorize the execution, delivery and performance of the Agreements and (ii) the incumbency of officers signing the Agreement on behalf of such Seller;

                  (b) in the case of each Seller that is a Limited Partnership, a certificate of good standing of such Seller that is a limited partnership from the Secretary of State of its state of formation and a certificate of foreign qualification from the state of Illinois;

                  (c) a certificate of an executive officer of Enstar, certifying on behalf of Sellers that the conditions set forth in Sections 7.1 and 7.2 have been met;

                  (d) the Bill of Sale and Assignment and Assumption Agreements, duly executed by Sellers;

                  (e) a deed, in form and substance reasonably satisfactory to the applicable Seller and Buyer, conveying title to each parcel of real property owned by such Seller to Buyer;

                  (f) copies of all Material Consents obtained on or prior to Closing; and

                  (g) other documents as are reasonably necessary to transfer title to the Assets to Buyer.

         7.7 General and Limited Partner Consents. The General Partner Consents and the Limited Partner Consents shall have been obtained.

         7.8 Discharge of Liens. Seller shall have secured the termination discharge and release of all encumbrances of any nature, other than Permitted Encumbrances, on the Assets.

         7.9 Opinion of Seller's Counsel. Purchaser shall have received the opinions of counsel for Seller reasonably required by Buyer.

         7.10 No Default Under Documents. As of the closing date, Seller shall not be in material violation or default under any statute, rule, regulation, agreement, or other document to which Seller is a party or by which Seller is bound in a manner which would materially adversely affect the operation of the System, nor shall Seller have knowledge of any condition or event which, with notice or lapse of time or both, would constitute such a violation or default.

8. Conditions Precedent to Sellers' Obligations.

         The obligations of Sellers to sell, assign, transfer and deliver the Assets to Buyer hereunder are subject to the satisfaction or waiver at or prior to the Closing Date (as provided herein) of the following conditions:

         8.1 Representations and Warranties of Buyer. The representations and warranties of Buyer set forth in Section 5, shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time.

         8.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 Transferable Franchise Areas; Material Consents. (i) The Franchise Areas covering at least ninety percent (90%) of Subscribers shall have become Transferable Franchise Areas; and (ii) subject to clause (i), the Material Consents issued by governmental authorities (other than those that pertain solely to non-Transferable Franchise Areas or Retained Assets) shall have been obtained.

         8.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act will have been made with the Federal Trade Commission and the United States Department of Justice, and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         8.5 Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing; provided that Sellers shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered.

         8.6 General and Limited Partner Consents. The General Partner Consents and the Limited Partner Consents shall have been obtained.

         8.7 Delivery of Certificates and Documents. Buyer shall have furnished to Sellers the following:

                  (a) a certificate of the Secretary or Assistant Secretary of Buyer as to (i) resolutions of Buyer authorizing the execution, delivery and performance of the Agreements; and (ii) the incumbency of officers signing the Agreements on behalf of Buyer;

                  (b) a certificate of legal existence and good standing of Buyer from the Secretary of State of Buyer's state of organization and a certificate of foreign qualification of Buyer in the state of Illinois;

                  (c) a certificate of an executive officer of Buyer certifying that the conditions set forth in Sections 8.1 and 8.2 have been met;

                  (d) the Bill of Sale and Assignment and Assumption Agreements, duly executed by Buyer;

         8.8 Payment for Assets. Buyer shall have delivered the Purchase Price as provided in Section 3.2.

         8.9 Governmental or Legal Action. No action, suit, or proceeding shall be pending or threatened by any Governmental Authority or other person and no law, rule or regulation or similar requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transaction contemplated by this Agreement by any governmental authority or other person that would (a) prohibit Seller's right to dispose of all or a material portion of any System or the Assets; (b) enjoin, prevent, or make illegal the consummation of the transactions contemplated by this Agreement; or (c) challenge, set aside or modify any authorization of the transactions provided for herein or any approvals, consents, waivers or authorizations made or described hereunder.

9. Retained Franchises and Assets.

         9.1 Non-Transferable Franchise Areas. In the event that on the Closing Date any franchise area is not a Transferable Franchise Area, then the Franchise covering such Franchise Area ("Retained Franchise") and any other Assets used solely in connection with any Seller's operations within such Franchise Area ("Retained Assets") shall be excluded from the Assets conveyed on the Closing Date, and the provisions of this Section 9 shall apply.

         9.2 Retained Franchise Consents. From and after the Closing Date the Seller(s) owning any Retained Franchises or Retained Assets shall continue to use commercially reasonable efforts to obtain the Required Consent with respect to any Retained Franchise ("Retained Franchise Consent").

         9.3 Subsequent Closings. Subject to Section 9.4, at such time as the Franchise Area covered by any Retained Franchise shall become a Transferable Franchise Area, Buyer and the applicable Seller shall conduct a closing (each, a "Subsequent Closing") at which such Seller shall assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from such Seller, the Retained Franchise covering such Franchise Area and any Retained Assets with respect thereto. Each Subsequent Closing shall take place on a Business Day on which the relevant parties shall agree and that is not less than five (5) nor more than ten (10) business days from the date on which Buyer receives notice that the Retained Franchise Consent is obtained or the relevant Franchise Area has otherwise become a Transferable Franchise Area. At such Subsequent Closing, (i) Buyer shall deliver to the applicable Seller, the Franchise Purchase Price with respect to such Retained Franchise and any such Retained Assets; and (ii) Buyer or the applicable Seller, as the case may be, shall deliver the instruments described in Sections 7.6(d), (f), (g) and (h) and 8.7(d) with respect to such Retained Franchise and Retained Assets.

         9.4 Final Closing. If, on the date that is one (1) year from the date of the Closing Date, any Franchise Area shall not have become a Transferable Franchise Area, Buyer and the Seller with respect thereto shall nevertheless conduct a final Closing with respect to the Retained Franchise and Retained Assets relating to any such Franchise Area ("Final Closing"), at which such Seller shall assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from such Seller, such Retained Franchise and Retained Assets. Such Final Closing shall occur on such one year anniversary date or, if such date is not a business day, on the next business day. At such Final Closing, Buyer or the applicable Seller, as the case may be, shall deliver the instruments described in Sections 7.6(d), (f), (g) and (h) and 8.7(d) with respect to such Retained Franchise and Retained Assets.

10. Indemnification.

         10.1 Indemnification.

                  (a) Subject to the provisions of this section, each Buyer agrees to indemnify and hold harmless each Seller, its shareholders, directors, members and partners, after the Closing, from and against any and all claims, damages, losses and expenses (including reasonable legal fees and expenses) to the extent such claims are based upon, arise out of or are related to the assertion of any claim or legal action against such Seller by any Person or governmental authority based upon, arising out of or relating to the ownership or operation of the Assets occurring, arising or accruing after the Closing Date

                  (b) Subject to the provisions of this section, each Seller agrees to indemnify and hold harmless each Buyer, its shareholders, directors, members, officers, and controlling persons, after the Closing, from and against any and all claims, damages, losses and expenses (including reasonable legal, accounting and experts' fees and other fees and expenses incurred in the investigation or defense of any of the following, and any interest and penalties) which any such person may incur or suffer, as a result of arising in connection with or relating to any and all claims of third parties (including the claims of any Limited Partners of Seller or Seller's General Partner) to the extent such claims are based upon, arise out of or relate to (i) any liability of such Seller arising or accruing on or prior to, or existing on, the Closing Date, except any such liability for which an adjustment to the Purchase Price is made pursuant to Section 3.3(a)(ii); or (ii) any obligation or liability of such Seller not assumed by Buyer pursuant to the terms of this

Agreement; or (iii) the authority of Seller to enter into and consummate the transactions contemplated hereby.

                  (c) Subject to the provisions of this section, each Buyer agrees to indemnify and hold harmless each Seller, its shareholders, directors, members and partners, after the Closing, from and against any and all claims, damages, losses and expenses (including reasonable legal fees and expenses) to the extent such claims are based upon the authority of Buyer to enter into and consummate the transactions contemplated hereby.

         10.2 Assertion of Claims.

                  (a) If Buyer, on the one hand, or any Seller, on the other hand believes that it has a claim for indemnification, it shall notify the other (the particular Seller, in the case of a claim against a particular Seller) promptly in writing describing such claim with reasonable particularity and containing a reference to the provisions of this Agreement under which such claim has arisen.

                  (b) Neither this Section 10 nor any other provision of this Agreement is intended to confer any third party beneficiary rights, including but not limited to any extension of any statute of limitations pertaining to suits, actions or proceedings brought by third parties.

         10.3 Notice of and Right to Defend Third Party Claims. Promptly upon receipt of notice of any claim or the commencement of any suit, action or proceeding by a third party in respect of which indemnification may be sought on account of an indemnity agreement contained in Section 10.1, the party seeking indemnification (the "Indemnitee") shall give notice in writing to the party from whom indemnification is sought (the "Indemnitor"). The omission by such Indemnitee to so notify promptly such Indemnitor of any such claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith. In case any claim shall be asserted or suit, action or proceeding commenced against an Indemnitee, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, subject to Indemnitor's written confirmation of its indemnity obligations hereunder with respect to such claim, to assume the defense or conduct the settlement thereof. Anything herein to the contrary notwithstanding, Indemnitor shall not be entitled to settle any such suit, action or proceeding without Indemnitee's consent, which consent shall be not unreasonably withheld. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof (along with its written confirmation of its indemnity obligations), the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof following such notice. The Indemnitee will reasonably cooperate with the Indemnitor in connection with any such claim assumed by the Indemnitor to make available to the Indemnitor all Persons and all pertinent information under the Indemnitee's control.

11. Termination.

         11.1 Termination. This Agreement may be terminated prior to the Closing only in accordance with the following:

                  (a) At any time by mutual consent of the Sellers and Buyer;

                  (b) By either Sellers or Buyer if the Closing hereunder has not taken place on or before the Outside Closing Date other than by reason of a breach or default of any of the covenants or agreements contained in this Agreement by the party seeking to terminate; provided, that, either party may, at its sole option, extend such date for an additional three (3) months if as of such date the conditions to Closing set forth in Sections 7.3 and 8.3 shall have not been satisfied; or

                  (c) By either Sellers or Buyer, at any time, if the other party is in material breach or material default of its covenants and agreements under this Agreement and the party in breach or default does not cure such breach or default within thirty (30) days after written notice thereof is delivered to the non-terminating party, provided that the terminating party is not also in material breach or material default hereunder;

                  (d) By either Sellers or Buyer, if the representations and warranties of the other party are not true and correct in all respects (or, with respect to representations and warranties made as of a specific date, are not true and correct in all respects as of such date), and such failure is not cured by the Outside Closing Date, provided that all of the representations and warranties of the terminating party are true and correct in all respects; provided, that for purposes of this Section 11.1(d), the representations and warranties of a party shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect;

                  (e) By Buyer in the event that any of the following shall occur: (i) as of the date that is one hundred twenty (120) days following the date hereof, the Limited Partners holding forty percent (40%) or more of the Interests of any Limited Partnership or any General Partner, as the case may be, shall have affirmatively disapproved the transactions contemplated by this Agreement (unless the Limited Partners holding fifty percent (50%) or more of the Interests of such Limited Partnership or General Partner shall have approved the transactions contemplated hereby); (ii) as of any date, the Limited Partners holding fifty percent (50%) or more of the Interests of any Limited Partnership or General Partner, as the case may be, shall have affirmatively disapproved the transactions contemplated by this Agreement or approved any Acquisition Proposal; or (iii) as of the termination of the Voting Period applicable to any Limited Partnership or General Partner, the Limited Partner Consents of such Limited Partnership or General Partner shall not have been obtained; provided, however, that for purposes of clauses (i) and (ii) the percentage of Interests disapproving the transactions contemplated by this Agreement or approving an Acquisition Proposal shall not include any disapprovals or approvals (as the case may be) that shall have been rescinded, revoked or otherwise withdrawn as of the date of such termination;

         11.2 Breakup Fee; Acquisition Proposals.

                  (a) Each Seller shall pay to Buyer a Breakup Fee (as defined herein), in accordance with the terms of this Section 11.2, in the event that
(i) this Agreement is terminated by Buyer pursuant to Section 11.1(e), (ii) as of the date of such termination any Limited Partnership's or General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of (x) the date on which any Limited Partnership's or General Partner's Limited Partners shall have either disapproved the transactions contemplated by this Agreement or given their consent to an Acquisition Proposal submitted by a third party, or (y) the first-occurring date of termination of the Voting Period of any Limited Partnership or General Partner during which the Limited Partner Consents for such Limited Partnership or General Partner shall not have been obtained. Sellers shall pay the Breakup Fee to Buyer by wire transfer of immediately available funds or by certified check (in accordance with Buyer's written instructions) within five (5) Business Days following the date of termination pursuant to Section 11.1(e). For purposes hereof, the "Breakup Fee" with respect to any Seller means a pro rata portion of the aggregate amount of $1,500,000, which shall be determined by allocating the amount of $1,500,000 among Sellers based on the allocation of the aggregate Purchase Price among Sellers.

                  (b) In the event that the Closing does not occur and this Agreement is terminated with respect to a Seller solely as a result of the failure to satisfy the conditions to Closing set forth in Sections 7.9 and 8.6 with respect to such Seller, and within six (6) months following the termination of the applicable Voting Period, such Seller receives an Acquisition Proposal from a third party, which Acquisition Proposal such Seller intends to submit to its or its General Partner's respective Limited Partners, as the case may be, for their approval, such Seller shall notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days of such notification, to submit a Buyer Acquisition Proposal.

         11.3 Reimbursement of Expenses. In the event that (i) this Agreement is terminated by Buyer pursuant to Section 11.1(e), (ii) as of the date of such termination no Limited Partnership's or General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of (x) the date on which any Limited Partnership's or General Partner's Limited Partners shall have disapproved the transactions contemplated by this Agreement, or (y) the first-occurring date of termination of the Voting Period of any Limited Partnership or General Partner during which the Limited Partner Consents for such Seller shall not have been obtained, such Seller(s) or General Partner(s) for which the Limited Partner Consents shall not have been obtained will reimburse Buyer for Buyer's actual out-of-pocket costs and expenses incurred in connection with the negotiation and performance of this Agreement.

         11.4 Surviving Obligations. In the event of termination of this Agreement by either Buyer or Sellers pursuant to this Section 11, prompt written notice thereof shall be given to the other party or parties; and this Agreement shall terminate without further action by any of the parties hereto, and all obligations of the parties hereunder with respect to which this Agreement is terminated shall terminate, except for the obligations set forth in Sections 11.2, 11.3, 11.5, 12 and 21.

         11.5 Attorney's Fees. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses.

12. Expenses.

         Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

13. Entire Agreement.

         Buyer and Sellers agree that this Agreement, including the Schedules and all Exhibits hereto and any other written document or instrument delivered in connection herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

14. Parties Obligated and Benefited.

         Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement. Notwithstanding the foregoing, Buyer shall have the right, without Sellers' prior consent, to assign this Agreement, in whole or in part to any Affiliate of Buyer, provided such assignment is not reasonably expected to cause a delay of the consummation of the transactions contemplated by this Agreement, and that in the event of any such assignment Buyer shall remain liable for payment of the full Purchase Price as provided in this Agreement.

15. Notices.

         All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person or mailed by first-class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier or by telecopier, in either case, with receipt confirmed, addressed as follows:

If to any Seller:      Enstar Communications Corporation
                       12405 Powerscourt Drive
                       St. Louis, MO 63131
                       Telephone: (314) 965-0555
                       Telecopy: (314) 965-0571
                       Attention: Ralph G. Kelly, Senior Vice President-- Treasurer

With a copy to:        Baer Marks & Upham LLP
                       805 Third Avenue
                       New York, NY 10022
                       Telephone: (212) 702-5700
                       Telecopy: (212) 702-5941
                       Attention: Stanley E. Bloch, Esq.

                                     and

If to Buyer:           Charter Communications
                       12405 Powerscourt Dr.
                       St. Louis, Missouri 63131
                       Telephone: (314) 965-0555
                       Telecopy: (314) 965-6492
                       Attention: David Busker

With a copy to:        Marcy Lifton, Esq.
                       12405 Powerscourt Drive
                       St. Louis, MO 63131
                       Telephone: (314) 543-2414
                       Telecopy: (314) 965-6640

or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 15.

Notices and other communications provided in accordance with this Section 15 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

16. Amendments and Waivers.

         Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and Buyer. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17. Severability.

         If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted. In addition, nothing in this contract shall be construed as imposing joint and several liability upon the respective entities comprising Buyer.

18. Section Headings and Terms.

         The section headings in this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts which together contain the signatures of each party hereto shall have been delivered to Seller and Buyer.

20. Governing Law; Consent in Jurisdiction.

         This Agreement shall be governed by and construed and enforced in accordance with the law (without giving effect to the law governing the principles of conflicts of law) of the State of New York.

21. Specific Performance.

         The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief (without the posting of any bond or other security) as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by any of the parties hereto and, to the extent permitted by applicable Legal Requirements, each party hereof waives any objection to the imposition of such relief. Any such specific or equitable relief granted shall not be exclusive and an Indemnitee shall also be entitled to seek money damages.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date and year first above written.

                                    BUYERS:

                                    CHARTER COMMUNICATIONS ENTERTAINMENT I, LLC

                                    By:  /s/ Curtis S. Shaw
                                         --------------------------------------
                                         Name: Curtis S. Shaw
                                         Title: Senior Vice President


                                    INTERLINK COMMUNICATIONS PARTNERS, LLC

                                    By:  /s/ Curtis S. Shaw
                                         --------------------------------------
                                         Name: Curtis S. Shaw
                                         Title: Senior Vice President


                                    RIFKIN ACQUISITION PARTNERS, LLC

                                    By:  /s/ Curtis S. Shaw
                                         --------------------------------------
                                         Name: Curtis S. Shaw
                                         Title: Senior Vice President


                                    SELLERS:

                                    ENSTAR INCOME PROGRAM II-1, L.P.

                                    By:  Enstar Communications Corporation,
                                         its General Partner

                                         By:  /s/ Ralph G. Kelly
                                              ---------------------------------
                                              Name: Ralph G. Kelly
                                              Title: Senior Vice President

                                    ENSTAR INCOME PROGRAM II-2, L.P.

                                    By:  Enstar Communications Corporation,
                                         its General Partner

                                         By:  /s/ Ralph G. Kelly
                                              ---------------------------------
                                              Name: Ralph G. Kelly
                                              Title: Senior Vice President

                                    ENSTAR INCOME PROGRAM IV-3, L.P.

                                    By:  Enstar Communications Corporation,
                                         its General Partner

                                         By:  /s/ Ralph G. Kelly
                                              ---------------------------------
                                              Name: Ralph G. Kelly
                                              Title: Senior Vice President

                                    ENSTAR INCOME/GROWTH PROGRAM SIX-A, L.P.

                                    By:  Enstar Communications Corporation,
                                         its General Partner

                                         By:  /s/ Ralph G. Kelly
                                              ---------------------------------
                                              Name: Ralph G. Kelly
                                              Title: Senior Vice President

                                    ENSTAR CABLE OF MACOUPIN COUNTY

                                    By:  Enstar Income Program IV-I, L.P.,
                                         General Partner

                                         By:  Enstar Communications Corporation,
                                              its General Partner

                                              By:  /s/ Ralph G. Kelly
                                                 ------------------------------
                                              Name: Ralph G. Kelly
                                              Title: Senior Vice President

                                    ENSTAR IV/PBD-SYSTEMS VENTURES

                                         By:  Enstar Communications Corporation,
                                              its General Partner

                                              By:  /s/ Ralph G. Kelly
                                                 ------------------------------
                                              Name: Ralph G. Kelly
                                              Title: Senior Vice President

                                    EXHIBIT B

                        Enstar Communications Corporation

                               September 10, 2001

Charter Communications Entertainment I, LLC
Interlink Communications Partners, LLC
Rifkin Acquisition Partners, LLC
12444 Powerscourt Drive - Suite 100
St. Louis, Missouri 63131

         Re: Asset Purchase Agreement by and among Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture, as Sellers, and Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC and Rifkin Acquisition Partners, LLC, as Buyer, dated as of August 29, 2001

Ladies and Gentlemen:

         Reference is hereby made to that certain Asset Purchase Agreement by and among Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture, as Sellers (collectively, "Sellers"), and Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC and Rifkin Acquisition Partners, LLC, as Buyer (collectively, "Buyers"), dated as of August 29, 2001 (the "Purchase Agreement"). Capitalized terms used and not otherwise defined in this letter shall have the meanings given to them in the Purchase Agreement.

         For and in consideration of the mutual covenants set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyers agree that the Purchase Agreement is hereby amended and supplemented as follows:

    1. Clause (ii) of Section 3.3(a)(ii)(D) is hereby amended to read: "(ii) $2,258 (such product, the "Franchise Purchase Price")."

    2. Clause (i) of Section 6.9 is hereby amended by inserting the term "SEC" between the word "the" and the parenthetical phrase "(if applicable)" appearing therein.

    3. The last sentences of Sections 9.3 and 9.4 are each hereby amended by replacing "Sections 7.6(d), (f), (g) and (h)" with "Sections 7.6(d),
         (e), (f) and (g)."

    4.   Section 10 is hereby amended by adding thereto the following new
         Section 10.4:
          "10.4 Survival of Representations and Warranties. None of the representations and warranties of the parties contained in this Agreement shall survive the Closing, other than the representations and warranties of Sellers set forth in the first three sentences of Section
         4.2 and the representations and warranties of Buyers set forth in the first two sentences of Section 5.2

    5. Clause (ii) of Section 11.1(e) is hereby amended to read: "(ii) as of any date prior to the date of termination of the Voting Period of any Limited Partnership or General Partner, the Limited Partners holding fifty percent (50%) or more of the interests of such Limited Partnership or General Partner, as the case may be, shall have affirmatively disapproved the transactions contemplated by this Agreement or approved any Acquisition Proposal;"

    6.   The following subsection (f) is hereby added to Section 11.1:

         "(f) By Sellers or Enstar, at any time prior to the Closing, if any Seller or Enstar receives a proposal for an Acquisition Proposal (i) that Enstar determines in its good faith judgment is more favorable to the Limited Partners than is this Agreement, and (ii) as a result of which Enstar determines in good faith, based upon the advice of its counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement."

    7.   Section 11.2(a) is hereby amended to read, in its entirety, as follows:

         "(a) Each Seller shall pay to the applicable Buyer a Breakup Fee (as defined herein), in accordance with the terms of this Section 11.2, in the event that either (i) this Agreement is terminated pursuant to
         Section 11.1(f), or (ii) (A) this Agreement is terminated by Buyers pursuant to Section 11.1(e), and (B) as of the date of such termination, any Limited Partnership's or General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and, in the case of termination pursuant to either clause (i) or (ii) hereof, Buyers shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement during the period prior to the first to occur of (x) the termination of this Agreement pursuant to Section 11.1(f), (y) the date on which any Limited Partnership's or General Partner's Limited Partners shall have either disapproved the transactions contemplated by this Agreement or given their consent to an Acquisition Proposal submitted by a third party, or (z) the first-occurring date of termination of the Voting Period of any Limited Partnership or General Partner during which the Limited Partner Consents for such Limited Partnership or General Partner shall not have been obtained. Sellers shall pay the Breakup Fee to Buyers by wire transfer of immediately available funds or by certified check (in accordance with Buyers' written instructions) within five (5) business days following the date of termination pursuant to Section 11.1(e) or (f). For purposes hereof, the "Breakup Fee" with respect to any Seller means a pro rata portion of the aggregate amount of $1,500,000, which shall be determined by allocating the amount of $1,500,000 among Sellers based on the allocation of the aggregate Purchase Price among Sellers.

    8. Schedule 1.1 is hereby amended by deleting the column bearing the heading "Indemnity Fund."

    9. It is hereby agreed that (i) where the Purchase Agreement contains capitalized terms that are not defined therein (including without limitation the terms "Business Day," "Franchise," "Franchise Area" and "Interest"), any such term shall have the same meaning as if used with initial lowercase letters, unless otherwise dictated by the context;
         (ii) where the context so requires, the term "Buyer" or "Seller" shall refer to the plural of such term; (iii) references to "Buyer" or "Seller" are intended to refer to the applicable Buyer or Seller, as required by the context; and (iv) "General Partnership" means each of the Sellers that is identified in the preamble hereto as a general partnership.

Please indicate your acceptance of the foregoing terms by signing this letter in the space provided below and returning it to the undersigned.

Very truly yours,

ENSTAR COMMUNICATIONS CORPORATION

By:  /s/ Ralph G. Kelly
     -----------------------------------
     Ralph G. Kelly
     Senior Vice President -- Treasurer

As general partner of and on behalf of:
Enstar Income Program II-1, L.P.,
Enstar Income Program II-2, L.P.,
Enstar Income Program IV-3, L.P., itself and as general partner of Enstar IV/PBD Systems Venture,
Enstar Income/Growth Program Six-A, L.P.,
Enstar Income Program IV-1, L.P., general partner of Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture and
Enstar Income Program IV-1, L.P., general partner of Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture

ACCEPTED AND AGREED TO:

Charter Communications Entertainment I, LLC

By:  /s/ Curtis S. Shaw
     -----------------------------------
     Name: Curtis S. Shaw
     Title: Senior Vice President

Interlink Communications Partners, LLC        Rifkin Acquisition Partners, LLC

By:  /s/ Curtis S. Shaw                       By:  /s/ Curtis S. Shaw
     -----------------------------------           -----------------------------
     Name: Curtis S. Shaw                          Name: Curtis S. Shaw
     Title: Senior Vice President                  Title: Senior Vice President
cc:  Kent D. Kalkwarf
     Marcy A. Lifton, Esq.
     Mike Talamantes
     Randy Wells

                                    EXHIBIT C

                        ENSTAR COMMUNICATIONS CORPORATION

                                November 30, 2001

Charter Communications Entertainment I, LLC
Interlink Communications Partners, LLC
Rifkin Acquisition Partners, LLC
12405 Powerscourt Drive - Suite 100
St. Louis, Missouri 63131

         Re: Asset Purchase Agreement by and among Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture, as Sellers, and Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC and Rifkin Acquisition Partners, LLC, as Buyer, dated as of August 29, 2001

         Reference is hereby made to that certain Asset Purchase Agreement by and among Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture, as Sellers (collectively, "Sellers"), and Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC and Rifkin Acquisition Partners, LLC, as Buyer (collectively, "Buyers"), dated as of August 29, 2001 (the "Purchase Agreement") and the Side Letter to such Agreement dated September 10, 2001. Capitalized terms used and not otherwise defined in this letter shall have the meanings given to them in the Purchase Agreement.

         For and in consideration of the mutual covenants set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyers agree that the Purchase Agreement is hereby amended and supplemented as follows:

    1.   Section 9 of the Agreement shall de deleted in its entirety.

    2. The first sentence of Section 3.1 is hereby amended to read: "The aggregate purchase price payable for the Assets shall be Sixty-Three Million Dollars ($63,000,000), subject to Section 11.1, and as adjusted..."

    3. The two parentheticals in Section 7.3 and 8.3 which read "(other than those that pertain solely to non-Transferable Franchise Areas or Retained Franchises)" are hereby deleted.

    4.   Section 3 of the Side Letter is hereby deleted in its entirety:

         Please indicate your acceptance of the foregoing terms by signing this letter in the space provided below and returning it to the undersigned.

Very truly yours,

ENSTAR COMMUNICATIONS CORPORATION

By:  /s/ Ralph G. Kelly
     ------------------------------------------
     Ralph G. Kelly
     Senior Vice President -- Treasurer

As general partner of and on behalf of:
Enstar Income Program II-1, L.P.,
Enstar Income Program II-2, L.P.,
Enstar Income Program IV-3, L.P., itself and as general partner of Enstar IV/PBD Systems Venture,
Enstar Income/Growth Program Six-A, L.P.,
Enstar Income Program IV-1, L.P., general partner of Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture and
Enstar Income Program IV-1, L.P., general partner of Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture

ACCEPTED AND AGREED TO:

Charter Communications Entertainment I, LLC
By:  /s/ Curtis S. Shaw
     ------------------------------------------
     Name: Curtis S. Shaw
     Title: Senior Vice President

Interlink Communications Partners, LLC         Rifkin Acquisition Partners, LLC

By:  /s/ Curtis S. Shaw                        By:  /s/ Curtis S. Shaw
     ---------------------------------              ----------------------------
     Name: Curtis S. Shaw                           Name: Curtis S. Shaw
     Title: Senior Vice President                   Title: Senior Vice President

                                                                       EXHIBIT D

AUDITED FINANCIAL STATEMENTS OF ENSTAR II-1, L.P., FOR THE YEARS ENDING DECEMBER 31, 2001, 2000 AND 1999.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE

Report of Independent Public Accountants                                                 D-2

Balance Sheets as of December 31, 2001 and 2000                                          D-3

Statements of Operations for the years ended December 31, 2001 and 2000                  D-4

Statements of Partnership Capital (Deficit) for the years ended
December 31, 2001 and 2000                                                               D-5

Statements of Cash Flows for the years ended December 31, 2001 and 2000                  D-6

Notes to Financial Statements                                                            D-7

Report of Independent Auditors                                                          D-14

Statement of Operations for the year ended December 31, 1999                            D-15

Statement of Partnership Capital (Deficit) for the year ended December 31, 1999         D-16

Statement of Cash Flows for the year ended December 31, 1999                            D-17

Notes to Financial Statements                                                           D-18

All financial statement schedules have been omitted because they are either not required, not applicable or the information has otherwise been supplied.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
    Enstar Income Program II-1, L.P.:

We have audited the accompanying balance sheets of Enstar Income Program II-1, L.P. (a Georgia limited partnership) as of December 31, 2001 and 2000, and the related statements of operations, partnership capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enstar Income Program II-1, L.P. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri,
   March 29, 2002

                        ENSTAR INCOME PROGRAM II-1, L.P.

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 2001 AND 2000

                                                                         2001         2000
                                                                      ----------   ----------
                            ASSETS
ASSETS:
   Cash                                                               $1,083,500   $1,861,600
   Accounts receivable                                                    82,800      119,300
   Due from affiliates                                                   241,500       41,400
   Prepaid expenses and other assets                                      11,300       37,000
   Property, plant and equipment, net of accumulated depreciation
        of $4,721,900 and $3,933,900, respectively                     6,434,000    6,046,300
   Franchise cost, less accumulated amortization of $72,500 and
        $59,700, respectively                                             50,000       56,100
                                                                      ----------   ----------

           Total assets                                               $7,903,100   $8,161,700
                                                                      ==========   ==========

              LIABILITIES AND PARTNERSHIP CAPITAL

LIABILITIES:
   Accounts payable                                                   $   90,600   $  633,100
   Accrued liabilities                                                   367,900      404,700
                                                                      ----------   ----------

           Total liabilities                                             458,500    1,037,800
                                                                      ----------   ----------

PARTNERSHIP CAPITAL (DEFICIT):
   General Partners                                                          500       (2,700)
   Limited Partners                                                    7,444,100    7,126,600
                                                                      ----------   ----------

           Total partnership capital                                   7,444,600    7,123,900
                                                                      ----------   ----------

           Total liabilities and partnership capital                  $7,903,100   $8,161,700
                                                                      ==========   ==========

                 See accompanying notes to financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                2001          2000
                                                             ----------    ----------

REVENUES                                                     $3,173,700    $3,247,600
                                                             ----------    ----------
OPERATING EXPENSES:
   Service costs                                                886,900       930,100
   General and administrative expenses                          290,900       361,700
   General partner management fees and reimbursed expenses      505,900       516,000
   Depreciation and amortization                                801,400       612,600
                                                             ----------    ----------

                                                              2,485,100     2,420,400
                                                             ----------    ----------
           Operating income                                     688,600       827,200
                                                             ----------    ----------

OTHER INCOME (EXPENSE):
   Interest income                                               38,900       129,400
   Other expense                                                (28,800)      (39,200)
                                                             ----------    ----------
                                                                 10,100        90,200
                                                             ----------    ----------
           Net income                                        $  698,700    $  917,400
                                                             ==========    ==========

NET INCOME ALLOCATED TO GENERAL PARTNERS                     $    7,000    $    9,200
                                                             ==========    ==========

NET INCOME ALLOCATED TO LIMITED PARTNERS                     $  691,700    $  908,200
                                                             ==========    ==========

NET INCOME PER UNIT OF LIMITED PARTNERSHIP INTEREST          $    23.11    $    30.34
                                                             ==========    ==========

WEIGHTED AVERAGE LIMITED PARTNERSHIP UNITS OUTSTANDING
  DURING THE YEAR                                                29,936        29,936
                                                             ==========    ==========

                 See accompanying notes to financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                   STATEMENTS OF PARTNERSHIP CAPITAL (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                      General      Limited
                                                      Partners     Partners       Total
                                                      --------   ----------    ----------


PARTNERSHIP CAPITAL (DEFICIT), January 1, 2000        $(8,100)   $6,592,600    $6,584,500

   Distributions to partners                           (3,800)     (374,200)     (378,000)
   Net income                                           9,200       908,200       917,400
                                                      -------    ----------    ----------

PARTNERSHIP CAPITAL (DEFICIT), December 31, 2000       (2,700)    7,126,600     7,123,900

   Distributions to partners                           (3,800)     (374,200)     (378,000)
   Net income                                           7,000       691,700       698,700
                                                      -------    ----------    ----------

PARTNERSHIP CAPITAL, December 31, 2001                $   500    $7,444,100    $7,444,600
                                                      =======    ==========    ==========


                 See accompanying notes to financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                           2001          2000
                                                                                        ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                            $  698,700    $  917,400
   Adjustments to reconcile net income to net cash from operating activities:
     Depreciation and amortization                                                         801,400       612,600
     Changes in:
       Accounts receivable, prepaid expenses, other assets and
         due to/from affiliates                                                           (137,900)     (307,100)
       Accounts payable and accrued liabilities                                           (579,300)      770,600
                                                                                        ----------    ----------

           Net cash from operating activities                                              782,900     1,993,500
                                                                                        ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                  (1,175,700)   (2,060,900)
  Change in intangible assets                                                               (7,300)       (2,000)
                                                                                        ----------    ----------

           Net cash from investing activities                                           (1,183,000)   (2,062,900)
                                                                                        ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to partners                                                               (378,000)     (378,000)
                                                                                        ----------    ----------

           Net decrease in cash                                                           (778,100)     (447,400)

CASH, beginning of year                                                                  1,861,600     2,309,000
                                                                                        ----------    ----------

CASH, end of year                                                                       $1,083,500    $1,861,600
                                                                                        ==========    ==========

                 See accompanying notes to financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

      Enstar Income Program II-1, L.P., a Georgia limited partnership (the "Partnership"), owns and operates cable television systems in small to medium sized communities in Illinois.

      The financial statements do not give effect to any assets that the partners may have outside of their interest in the Partnership, nor to any obligations of the partners, including income taxes.

Property, Plant and Equipment

      Property, plant and equipment are reported at cost. Direct costs associated with installations in homes not previously served by cable are capitalized as part of the cable distribution system, and reconnects are expensed as incurred. For financial reporting, depreciation is computed using the straight-line method over the following estimated useful lives:


  Cable distribution systems                      5-15 years
  Vehicles                                         3 years
  Furniture and equipment                         5-7 years
  Leasehold improvements        Shorter of life of lease or useful life of asset

Franchise Cost

      Costs incurred in obtaining and renewing cable franchises are deferred and amortized over the lives of the franchises. Costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise will not be successful. Franchise rights acquired through the purchase of cable television systems represent management's estimate of fair value and are generally amortized using the straight-line method over a period of up to 15 years. This period represents management's best estimate of the useful lives of the franchises and assumes substantially all of those franchises that expire during the period will be renewed by the Partnership. Amortization expense related to franchises for the years ended December 31, 2001 and 2000 was $12,900 and $11,800, respectively.

Long-Lived Assets

      The Partnership reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest is less than the carrying amount of the asset, the carrying amount of the asset is reduced to its estimated fair value and an impairment loss is recognized.

Revenue Recognition

      Cable television revenues from basic and premium services are recognized when the related services are provided. Advertising revenues are recognized when commercials are broadcast. Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, is deferred and amortized to income over the estimated average period that customers are expected to remain connected to the cable system. As of December 31, 2001 and 2000, no installation revenues have been deferred, as direct selling costs have exceeded installation revenues.

      Local governmental authorities impose franchise fees on the Partnership ranging up to a federally mandated maximum of 5% of gross revenues. Such fees are collected on a monthly basis from the

                        ENSTAR INCOME PROGRAM II-1, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

Partnership's customers and are periodically remitted to local franchise authorities. Franchise fees collected and paid are reported as revenues and expenses.

Income Taxes

      As a partnership, Enstar Income Program II-1, L.P. pays no income taxes. All of the income, gains, losses, deductions and credits of the Partnership are passed through to its partners. The basis in the Partnership's assets and liabilities differs for financial and tax reporting purposes. As of December 31, 2001 and 2000, the book basis of the Partnership's net assets exceeded its tax basis by approximately $2,683,700 and $2,187,300, respectively. The accompanying financial statements, which are prepared in accordance with accounting principles generally accepted in the United States, differ from the financial statements prepared for tax purposes due to the different treatment of various items as specified in the Internal Revenue Code. The net effect of these accounting differences is that net income for the years ended December 31, 2001 and 2000, in the financial statements is $583,300 and $309,600 more than tax income of the Partnership for the same period, respectively, caused principally by timing differences in depreciation expense.

Net Income per Unit of Limited Partnership Interest

      Net income has been allocated 99% to the Limited Partners and 1% to the General Partners. Net income per unit of limited partnership interest is based on the weighted average number of units outstanding during the year. The General Partners do not own units of partnership interest in the Partnership, but rather hold a participation interest in the income, losses and distributions of the Partnership.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

      Certain reclassifications were made to prior year amounts to conform to current year presentation.

(2) PARTNERSHIP MATTERS

      The Partnership was formed on July 3, 1984 by a partnership agreement, as amended (the "Partnership Agreement"), to acquire, construct, improve, develop and operate cable television systems. The Partnership Agreement provides for Enstar Communications Corporation (the "Corporate General Partner") and Robert
T. Graff, Jr. to be the General Partners and for the admission of Limited Partners through the sale of interests in the Partnership. The Partnership continued to raise capital until $7,500,000 (the maximum) was raised during 1985.

      On November 12, 1999, Charter Communications Holdings Company, LLC, an entity controlled by Charter Communications, Inc. ("Charter"), acquired both the Corporate General Partner, as well as Falcon Communications, L.P. ("Falcon"), the entity that provided management and certain other services to the Partnership. Charter is the nation's fourth largest cable operator, serving approximately seven million customers and files periodic reports with the Securities and Exchange Commission. Charter and its affiliates (principally CC VII Holdings, LLC, the successor-by-merger to Falcon) provide management and other services to the Partnership. Charter receives a management fee and reimbursement of expenses from the Corporate General Partner for managing the Partnership's cable television operations. See Item 11.

                        ENSTAR INCOME PROGRAM II-1, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

"Executive Compensation," Item 13. "Certain Relationships and Related Transactions," and "Employees." The Corporate General Partner, Charter and affiliated companies are responsible for the management of the Partnership and its operations.

      The amended Partnership Agreement generally provides that cash distributions, all as defined, be allocated 1% to the General Partners and 99% to the Limited Partners until the Limited Partners have received aggregate cash distributions equal to their original capital contributions ("Capital Payback"). The Partnership Agreement also provides that all partnership profits, gains, operational losses and credits, all as defined, be allocated 1% to the General Partners and 99% to the Limited Partners until the Limited Partners have been allocated net profits equal to the amount of cash flow required for Capital Payback. After the Limited Partners have received cash flow equal to their initial investments, the General Partners will receive a 1% allocation of cash flow from sale or liquidation of a system until the Limited Partners have received an annual simple interest return of at least 18% of their initial investments less any distributions from previous system sales and cash distributions from operations. Thereafter, the respective allocations will be made 15% to the General Partners and 85% to the Limited Partners. Any losses from system sales or exchanges shall be allocated first to all partners having positive capital account balances (based on their respective capital accounts) until all such accounts are reduced to zero and thereafter to the Corporate General Partner. All allocations to individual Limited Partners will be based on their respective limited partnership ownership interests.

      Upon the disposition of substantially all of the Partnership's assets, gains shall be allocated first to the Limited Partners having negative capital account balances until their capital accounts are increased to zero, next equally among the General Partners until their capital accounts are increased to zero, and thereafter as outlined in the preceding paragraph. Upon dissolution of the Partnership, any negative capital account balances remaining after all allocations and distributions are made must be funded by the respective partners. The Partnership Agreement limits the amount of debt the Partnership may incur.

(3) PROPOSED SALE OF ASSETS

      On August 29, 2001, the Partnership entered into an asset purchase agreement providing for the sale of all of the Partnership's cable television systems to Charter Communications Entertainment I, LLC ("CCE-1"), an affiliate of the Corporate General Partner and an indirect subsidiary of Charter, for a total sale price of approximately $14,706,800 in cash ($2,258 per customer acquired) (the "Charter Sale"). The Charter Sale is part of a larger transaction in which the Partnership and five other affiliated partnerships (which, together with the Partnership are collectively referred to as the "Selling Partnerships") would sell all of their assets used in the operation of their respective Illinois cable television systems to CCE-1 and two of its affiliates (also referred to, with CCE-1, as the "Purchasers") for a total cash sale price of $63,000,000. The total sale price has been allocated among the Selling Partnerships based on the number of customers served by each of the Selling Partnerships' respective Illinois cable systems as of June 30, 2001. Each Selling Partnership will receive the same value per customer. Closing of the Charter Sale is subject to closing sale price adjustments, regulatory approvals, customary closing conditions and the approval by the limited partners of the five other affiliated Selling Partnerships of the sale of their respective Illinois cable systems. In addition, unless waived by the Purchasers, the limited partners of each of the Selling Partnerships must approve an amendment to their respective partnership agreement to allow the sale of assets to an affiliate of such partnership's general partner. The Purchasers are each indirect subsidiaries of the Corporate General Partner's ultimate parent company, Charter, and, therefore, are affiliates of the Partnership and each of the other Selling Partnerships. The Purchasers have indicated that they may waive the requirement of limited partner approval by all six Selling Partnerships. If the Purchasers do waive this requirement, then they might purchase the Illinois systems in more than one closing, and only with respect to those Selling Partnerships that have received the approval of their limited partners. Although it is presently expected that the sale of the Partnership's Illinois systems will be consummated in the second quarter of 2002, there is no assurance regarding completion of the transaction. The financial statements continue to be presented on a going concern

                        ENSTAR INCOME PROGRAM II-1, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

basis. If the sale is approved in accordance with the terms of the purchase agreement, the Partnership will immediately change to a liquidation basis of accounting.

      The proposed Charter Sale resulted from a sale process actively pursued since 1999, when the Corporate General Partner sought purchasers for all of the cable television systems of the Selling Partnerships, as well as eight other, affiliated limited partnership cable operators of which the Corporate General Partner is also the general partner. This effort was undertaken primarily because, based on the Corporate General Partner's experience in the cable television industry, it was concluded that generally applicable market conditions and competitive factors were making (and would increasingly make) it extremely difficult for smaller operators of rural cable systems (such as the Partnership and the other affiliated Enstar partnerships) to effectively compete and be financially successful. This determination was based on the anticipated cost of electronics and additional equipment to enable the Partnership's systems to operate on a two-way basis with improved technical capacity, insufficiency of Partnership cash reserves and cash flows from operations to finance such expenditures, limited customer growth potential due to the Partnership's systems' rural location, and a general inability of a small cable system operator such as the Partnership to benefit from economies of scale and the ability to combine and integrate systems that large cable operators have. Although significant plant upgrades have been made to increase channel capacity and enhance the value of the Partnership's systems, the Corporate General Partner projected that if the Partnership made the comprehensive additional upgrades deemed necessary to enable enhanced and competitive services, particularly activation of two-way capability, the Partnership would not recoup the costs or regain its ability to operate profitably within the remaining term of its franchises, and as a result, making these upgrades would not be economically prudent.

      As a result of marketing efforts using an independent broker experienced in the sale of cable systems, the Partnership, together with certain affiliated partnerships for which the Corporate General partner also served as a general partner (collectively, the "Gans Selling Partnerships"), entered into a purchase and sale agreement, dated as of August 8, 2000, as amended as of September 29, 2000 (the "Gans Agreement"), with Multimedia Acquisition Corp., an affiliate of Gans Multimedia Partnership ("Gans"). The Gans Agreement provided for Gans to acquire the assets comprising the Partnership's system, as well as certain assets of the other Gans Selling Partnerships. Following a series of discussions and meetings, the Partnership and Gans determined that they were not able to agree on certain further amendments to the Gans Agreement required to satisfy conditions precedent to close the transactions. In light of these conditions and existing economic and financial market conditions, and their impact on Gans' inability to arrange financing in order to close the acquisitions, on April 18, 2001, the parties agreed to terminate the Gans Agreement.

      Following termination of the Gans Agreement, the broker once again attempted to market the various Illinois systems of the affiliated partnerships, including the Partnership's system. Following this second sale process, the Partnership entered into the asset purchase agreement for the Charter Sale.

      After paying its debts and obligations and paying or providing for the payment of the expenses of the Charter Sale, the Partnership will terminate and dissolve, and the General Partner will make one or more liquidating distributions to itself and the Unitholders of the Partnership's remaining assets, in accordance with the Partnership Agreement.

      Other expense of $28,800 and $39,200 for the years ended December 31, 2001 and 2000, respectively, represents legal and proxy costs associated with the proposed sales of the Partnership's assets.

                        ENSTAR INCOME PROGRAM II-1, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

(4) PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consists of the following as of the dates presented:

                                                            December 31,
                                                 -----------------------------
                                                     2001             2000
                                                 ------------      -----------

          Cable distribution systems             $ 10,598,600      $ 9,487,600
          Land and improvements                        32,500           32,500
          Vehicles, furniture and equipment           524,800          460,100
                                                 ------------      -----------

                                                   11,155,900        9,980,200
           Less:  accumulated depreciation         (4,721,900)      (3,933,900)
                                                 ------------      -----------

                                                  $ 6,434,000      $ 6,046,300
                                                 ============      ===========

      Depreciation expense for the years ended December 31, 2001 and 2000 was $788,000 and $600,100, respectively.

(5)  COMMITMENTS AND CONTINGENCIES

Litigation

                  The Partnership is a party to lawsuits and claims that arose in the ordinary course of conducting its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits and claims will not have a material adverse effect on the Partnership's financial position or results of operations.

Regulation in the Cable Television Industry

      The operation of a cable system is extensively regulated by the Federal Communications Commission (FCC), some state governments and most local governments. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations. The 1996 Telecommunications Act ("1996 Telecom Act") altered the regulatory structure governing the nation's communications providers. It removed barriers to competition in both the cable television market and the local telephone market. Among other things, it reduced the scope of cable rate regulation and encouraged additional competition in the video programming industry by allowing local telephone companies to provide video programming in their own telephone service areas.

      The 1996 Telecom Act required the FCC to undertake a host of implementing rulemakings. Moreover, Congress and the FCC have frequently revisited the subject of cable regulation. Future legislative and regulatory changes could adversely affect the Partnership's operations.

Insurance

      Insurance coverage is maintained for all of the cable television properties owned or managed by Charter to cover damage to cable distribution systems, customer connections and against business interruptions resulting from such damage. This coverage is subject to a significant annual deductible which applies to all of the cable television properties owned or managed by Charter, including those of the

                        ENSTAR INCOME PROGRAM II-1, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

Partnership.

      All of the Partnership's customers are served by its system in Taylorville, Illinois, and neighboring communities. Significant damage to the system due to seasonal weather conditions or other events could have a material adverse effect on the Partnership's liquidity and cash flow. The Partnership continues to maintain insurance coverage in amounts its management views as appropriate for all other property, liability, automobile, workers' compensation and other insurable risks.

(6) EMPLOYEE BENEFIT PLAN

      The Partnership participates in a cash or deferred profit sharing plan (the "Profit Sharing Plan") sponsored by a subsidiary of the Corporate General Partner, which covers substantially all of its employees. The Profit Sharing Plan provides that each participant may elect to make a contribution in an amount up to 15% of the participant's annual compensation which otherwise would have been payable to the participant as salary. Effective January 1, 1999, the Profit Sharing Plan was amended, whereby the Partnership would make an employer contribution equal to 100% of the first 3% and 50% of the next 2% of the participants' contributions. Contributions of $0 and $6,900 were made during 2001 and 2000, respectively.

(7) TRANSACTIONS WITH THE GENERAL PARTNERS AND AFFILIATES

      The Partnership has a management and service agreement (the "Management Agreement") with Enstar Cable Corporation (the "Manager"), a wholly owned subsidiary of the Corporate General Partner, for a monthly management fee of 5% of revenues to the Manager, excluding revenues from the sale of cable television systems or franchises. Management fee expense approximated $158,700 and $162,400 for the years ended December 31, 2001 and 2000, respectively. Management fees are non-interest bearing.

      In addition to the monthly management fee, the Management Agreement also provides that the Partnership reimburse the Manager for direct expenses incurred on behalf of the Partnership and for the Partnership's allocable share of operational costs associated with services provided by the Manager. Additionally, Charter and its affiliates provide other management and operational services for the Partnership. These expenses are charged to the properties served based primarily on the Partnership's allocable share of operational costs associated with the services provided. The total amount charged to the Partnership for these services approximated $347,200 and $353,600 for the years ended December 31, 2001 and 2000, respectively.

      Substantially all programming services have been purchased through Charter. Charter charges the Partnership for these costs based on its costs. The Partnership recorded programming fee expense of $689,300 and $653,900 for the years ended December 31, 2001 and 2000, respectively. Programming fees are included in service costs in the accompany statements of operations.

      The Partnership provides cable television signals to certain cable systems in neighboring communities that are owned by other partnerships managed by the Manager. Such services are provided without fee.

(8) NEW ACCOUNTING STANDARDS

      In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", No. 142, "Goodwill and Other Intangible Assets" and No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and was adopted by the Partnership on July 1, 2001. Adoption of SFAS No. 141 did not have an impact on the financial statements of the Partnership.

                        ENSTAR INCOME PROGRAM II-1, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

      Under SFAS No. 142, goodwill and other indefinite lived intangible assets are no longer subject to amortization over their useful lives, rather, they are subject to at least annual assessments for impairment. Also, under SFAS No. 142, an intangible asset should be recognized if the benefit of the intangible asset is obtained through contractual or other legal rights or if the intangible asset can be sold, transferred, licensed, rented or exchanged. Such intangibles continue to be amortized over their useful lives. SFAS 142 was implemented by the Partnership on January 1, 2002. Management believes that adoption of SFAS No. 142 did not have a material impact on the financial statements of the Partnership.

      Under SFAS No. 143, the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 was implemented by the Partnership on January 1, 2002. Management believes that adoption of SFAS No. 143 did not have a material impact on the financial statements of the Partnership.

      In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to SFAS No. 121. SFAS No. 144 was implemented by the Partnership on January 1, 2002. The Partnership is currently in process of assessing the impact of adoption of SFAS No. 144.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
   Enstar Income Program II-1, L.P. (a Georgia limited partnership):

We have audited the accompanying statements of operations, partnership capital (deficit), and cash flows of Enstar Income Program II-1, L.P. (a Georgia limited partnership) for the year ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Enstar Income Program II-1, L.P. for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                         /s/ ERNST & YOUNG LLP

Los Angeles, California,
   March 24, 2000

                        ENSTAR INCOME PROGRAM II-1, L.P.

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999



REVENUES                                                                     $3,200,400
                                                                             ----------

OPERATING EXPENSES:
   Service costs                                                                987,100
   General and administrative expenses                                          359,700
   General partner management fees and reimbursed expenses                      495,700
   Depreciation and amortization                                                472,400
                                                                             ----------

                                                                              2,314,900
                                                                             ----------

           Operating income                                                     885,500
                                                                             ----------
OTHER INCOME (EXPENSE):
   Interest expense                                                             (19,400)
   Interest income                                                               93,900
                                                                             ----------

                                                                                 74,500
                                                                             ----------

           Net income                                                        $  960,000
                                                                             ==========

NET INCOME ALLOCATED TO GENERAL PARTNERS                                     $    9,600
                                                                             ==========

NET INCOME ALLOCATED TO LIMITED PARTNERS                                     $  950,400
                                                                             ==========

NET INCOME PER UNIT OF LIMITED PARTNERSHIP INTEREST
                                                                             $    31.75
                                                                             ==========
WEIGHTED AVERAGE LIMITED PARTNERSHIP UNITS OUTSTANDING DURING THE YEAR
                                                                                 29,936
                                                                             ==========

                 See accompanying notes to financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                   STATEMENT OF PARTNERSHIP CAPITAL (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                      General     Limited
                                                     Partners     Partners        Total
                                                     --------    ----------    ----------

PARTNERSHIP CAPITAL (DEFICIT), January 1, 1999       $(13,900)   $6,016,400    $6,002,500

   Distributions to partners                           (3,800)     (374,200)     (378,000)
   Net income for year                                  9,600       950,400       960,000
                                                     --------    ----------    ----------

PARTNERSHIP CAPITAL (DEFICIT), December 31, 1999     $ (8,100)   $6,592,600    $6,584,500
                                                     ========    ==========    ==========

                 See accompanying notes to financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                              $  960,000
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                          472,400
       Increase (decrease) from changes in:
         Accounts receivable, prepaid expenses and other assets                              (51,500)
         Accounts payable and due to affiliates                                              (41,200)
                                                                                          -----------

           Net cash provided by operating activities                                       1,339,700
                                                                                          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                      (627,900)
  Increase in intangible assets                                                              (15,500)
                                                                                          -----------

           Net cash used in investing activities                                            (643,400)
                                                                                          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to partners                                                                 (378,000)
                                                                                          -----------

           Net increase in cash                                                              318,300

CASH, BEGINNING OF YEAR                                                                    1,990,700
                                                                                          -----------

CASH, END OF YEAR                                                                         $2,309,000
                                                                                          ===========

                 See accompanying notes to financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

FORM OF PRESENTATION

      Enstar Income Program II-1, L.P., a Georgia limited partnership (the "Partnership"), owns and operates cable television systems in rural areas of Illinois.

      The financial statements do not give effect to any assets that the partners may have outside of their interest in the Partnership, nor to any obligations, including income taxes of the partners.

PROPERTY, PLANT, EQUIPMENT AND DEPRECIATION AND AMORTIZATION

      Property, plant and equipment are stated at cost. Direct costs associated with installations in homes not previously served by cable are capitalized as part of the distribution system, and reconnects are expensed as incurred. For financial reporting, depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

   Cable distribution systems                     5-15 years
   Vehicles                                        3 years
   Furniture and equipment                        5-7 years
   Leasehold improvements       Shorter of life of lease or useful life of asset

FRANCHISE COST

                  The excess of cost over the fair values of tangible assets and customer lists of cable television systems acquired represents the cost of franchises. In addition, franchise cost includes capitalized costs incurred in obtaining new franchises and the renewal of existing franchises. These costs are amortized using the straight-line method over the lives of the franchises, ranging up to 15 years. The Partnership periodically evaluates the amortization periods of these intangible assets to determine whether events or circumstances warrant revised estimates of useful lives. Costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise will not be successful.

DEFERRED CHARGES

      Deferred charges are amortized using the straight-line method over two years.

RECOVERABILITY OF ASSETS

      The Partnership assesses on an ongoing basis the recoverability of intangible and capitalized plant assets based on estimates of future undiscounted cash flows compared to net book value. If the future undiscounted cash flow estimate were less than net book value, net book value would then be reduced to estimated fair value, which would generally approximate discounted cash flows. The Partnership also evaluates the amortization periods of intangible assets to determine whether events or circumstances warrant revised estimates of useful lives.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

REVENUE RECOGNITION

      Revenues from customer fees, equipment rental and advertising are recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable television system.

INCOME TAXES

      As a partnership, Enstar Income Program II-1, L.P. pays no income taxes. All of the income, gains, losses, deductions and credits of the Partnership are passed through to its partners. The basis in the Partnership's assets and liabilities differs for financial and tax reporting purposes. At December 31, 1999, the book basis of the Partnership's net assets exceeded its tax basis by $1,766,200.

      The accompanying financial statements, which are prepared in accordance with generally accepted accounting principles, differ from the financial statements prepared for tax purposes due to the different treatment of various items as specified in the Internal Revenue Code. The net effect of these accounting differences is that net income for 1999 in the financial statements is $468,400 more than tax income of the Partnership for the same period, caused principally by timing differences in depreciation expense.

ADVERTISING COSTS

      All advertising costs are expensed as incurred.

EARNINGS PER UNIT OF LIMITED PARTNERSHIP INTEREST

      Earnings and losses have been allocated 99% to the Limited Partners and 1% to the General Partners. Earnings and losses per unit of limited partnership interest is based on the weighted average number of units outstanding during the year. The General Partners do not own units of partnership interest in the Partnership, but rather hold a participation interest in the income, losses and distributions of the Partnership.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2 - PARTNERSHIP MATTERS

      The Partnership was formed in 1984 to acquire, construct, improve, develop and operate cable television systems. The Partnership Agreement provides for Enstar Communications Corporation (the "Corporate General Partner") and Robert
T. Graff, Jr. to be the General Partners and for the admission of Limited Partners through the sale of interests in the Partnership. The Partnership raised capital of $7,500,000 (the maximum) during 1985.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

      On September 30, 1998, Falcon Holding Group, L.P. ("FHGLP") acquired ownership of the Corporate General Partner from Falcon Cablevision. Simultaneously with the closing of that transaction, FHGLP contributed all of its existing cable television system operations to Falcon Communications, L.P. ("FCLP"), a California limited partnership and successor to FHGLP. FHGLP served as the managing partner of FCLP, and the General Partner of FHGLP was Falcon Holding Group, Inc., a California corporation ("FHGI"). On November 12, 1999, Charter Communications Holding Company, LLC, ("Charter"), acquired the ownership of FCLP and the Corporate General Partner. The Corporate General Partner, Charter and affiliated companies are responsible for the day-to-day management of the Partnership and its operations.

      The Partnership Agreement generally provides that all partnership profits, gains, losses, credits, and cash distributions (all as defined) from operations or liquidation be allocated 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have received distributions of cash flow from operations and/or cash flow from sales, refinancing, or liquidation of systems equal to their initial investment. After the Limited Partners have received cash flow equal to their initial investment, the General Partner will only receive a one percent allocation of cash flow from liquidating a system until the Limited Partners have received an annual simple interest return of at least 18% of their initial investment less any distributions from previous system liquidations. Thereafter, allocations will be made 15% to the General Partner and 85% to the Limited Partners. All allocations to individual Limited Partners will be based on their respective capital accounts. Upon dissolution of the Partnership, any negative capital account balances remaining after all allocations and distributions are made must be funded by the respective partners.

      Upon the disposition of substantially all of the Partnership's assets, gains shall be allocated first to the Limited Partners having negative capital account balances until their capital accounts are increased to zero, next equally among the General Partners until their capital accounts are increased to zero, and thereafter as outlined in the preceding paragraph. Upon dissolution of the Partnership, any negative capital account balances remaining after all allocations and distributions are made must be funded by the respective partners.

      The Partnership Agreement limits the amount of debt the Partnership may incur.

NOTE 3 - POTENTIAL SALE OF PARTNERSHIP ASSETS

      In accordance with the Partnership Agreement, the Corporate General Partner has implemented a plan for liquidating the Partnership. In connection with that strategy, the Corporate General Partner has entered into an agreement with a cable broker to market the Partnership's cable systems to third parties. Should the Partnership receive offers from third parties for such assets, the Corporate General Partner will prepare a proxy for submission to the Limited Partners for the purpose of approving or disapproving such sale. Should such a sale be approved, the Corporate General Partner will proceed to liquidate the Partnership following the settlement of its final liabilities. The financial statements do not reflect any adjustments that may result from the outcome of this uncertainty. The Corporate General Partner can give no assurance, however, that it will be able to generate a sale of the Partnership's cable assets. The financial statements do not reflect any adjustments that may result from the outcome of this uncertainty.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

      Pole rentals amounted to $7,100 in 1999. Rentals, other than pole rentals, charged to operations amounted to $7,100 in 1999. The Partnership is not individually committed under any lease

                        ENSTAR INCOME PROGRAM II-1, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

agreement for building space. A wholly-owned subsidiary of the Corporate General Partner (the "Manager") provides management services to the Partnership and has signed lease agreements for regional office space for which the Partnership is charged its allocable portion.

      Other commitments include approximately $1.0 million at December 31, 1999, to begin an upgrade of the Partnership's Litchfield cable system. The Partnership expects to complete the project by the required deadline of January 1, 2001.

      The Partnership is subject to regulation by various federal, state and local government entities. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") provides for, among other things, federal and local regulation of prices charged for basic cable service, cable programming service tiers ("CPSTs") and equipment and installation services. Regulations issued in 1993 and significantly amended in 1994 by the Federal Communications Commission (the "FCC") have resulted in changes in the prices charged for the Partnership's cable services. The Partnership believes that compliance with the 1992 Cable Act has had a significant negative impact on its operations and cash flow. It also believes that any potential future liabilities for refund claims or other related actions would not be material. The Telecommunications Act of 1996 (the "1996 Telecom Act") was signed into law on February 8, 1996. As it pertains to cable television, the 1996 Telecom Act, among other things, (i) ends the regulation of certain CPSTs in 1999; (ii) expands the definition of effective competition, the existence of which displaces price regulation; (iii) eliminates the restriction against the ownership and operation of cable systems by telephone companies within their local exchange service areas; and (iv) liberalizes certain of the FCC's cross-ownership restrictions.

      Beginning in August 1997, the Corporate General Partner elected to self-insure the Partnership's cable distribution plant and Customer connections against property damage as well as possible business interruptions caused by such damage. The decision to self-insure was made due to significant increases in the cost of insurance coverage and decreases in the amount of insurance coverage available.

      In October 1998, FCLP reinstated third party insurance coverage for all of the cable television properties owned or managed by FCLP to cover damage to cable distribution plant and Customer connections and against business interruptions resulting from such damage. This coverage is subject to a significant annual deductible which applies to all of the cable television properties formerly owned or managed by FCLP through November 12, 1999, and currently managed by Charter.

      All of the Partnership's customers are served by its system in Taylorville, Illinois, and neighboring communities. Significant damage to the system due to seasonal weather conditions or other events could have a material adverse effect on the Partnership's liquidity and cash flows. The Partnership continues to purchase insurance coverage in amounts its management views as appropriate for all other property, liability, automobile, workers' compensation and other insurable risks.

      In the state of Illinois, customers have filed a punitive class action lawsuit on behalf of all persons residing in the state who are or were customers of the Partnership's cable television service, and who have been charged a fee for delinquent payment of their cable bill. The action challenges the legality of the processing fee and seeks declaratory judgment, injunctive relief and unspecified damages. At present, the Partnership is not able to project the outcome of the action. All of the Partnership's basic customers reside in Illinois where the claim has been filed.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 5 - EMPLOYEE BENEFIT PLAN

      The Partnership participates in a cash or deferred profit sharing plan (the "Profit Sharing Plan") sponsored by a subsidiary of the Corporate General Partner, which covers substantially all of its employees. The Profit Sharing Plan provides that each participant may elect to make a contribution in an amount up to 15% of the participant's annual compensation which otherwise would have been payable to the participant as salary. Prior to 1999, the Partnership's contribution to the Profit Sharing Plan, as determined by management, was discretionary but could not exceed 15% of the annual aggregate compensation (as defined) paid to all participating employees. Effective January 1, 1999, the Profit Sharing Plan was amended, whereby the Partnership would make an employer contribution equal to 100% of the first 3% and 50% of the next 2% of the participants' contributions. Contributions of $1,300 were made during 1999. There were no contributions charged against operations for the Profit Sharing Plan in 1998.

NOTE 6 - TRANSACTIONS WITH THE GENERAL PARTNERS AND AFFILIATES

      The Partnership has a management and service agreement with the Manager for a monthly management fee of 5% of gross receipts, as defined, from the operations of the Partnership. Management fee expense was $160,000 during 1999.

      In addition to the monthly management fee, the Partnership reimburses the Manager for direct expenses incurred on behalf of the Partnership and for the Partnership's allocable share of operational costs associated with services provided by the Manager. All cable television properties managed by the Corporate General Partner and its subsidiaries are charged a proportionate share of these expenses. Charter and its affiliates provide management services for the Partnership. Such services were provided by FCLP and its affiliates prior to November 2, 1999. Corporate office allocations and district office expenses are charged to the properties served based primarily on the respective percentage of basic customers or homes passed (dwelling units within a system) within the designated service areas. The total amount charged to the Partnership for these services was $335,700 during 1999.

      The Partnership also receives certain system operating management services from an affiliate of the Corporate General Partner in addition to the Manager, due to the fact that there are no such employees directly employed by the Partnership's cable systems. The Partnership reimburses the affiliate for its allocable share of the affiliate's operational costs. The total amount charged to the Partnership for these costs approximated $18,200 in 1999. No management fee is payable to the affiliate by the Partnership and there is no duplication of reimbursed expenses and costs paid to the Manager.

      Substantially all programming services have been purchased through FCLP, and since November 12, 1999, have been purchased through Charter. FCLP charged the Partnership for these costs based on an estimate of what the Corporate General Partner could negotiate for such programming services for the 15 partnerships managed by the Corporate General Partner as a group. Charter charges the Partnership for these costs based on its cost. The Partnership recorded programming fee expense of $780,800 in 1999. Programming fees are included in service costs in the statements of operations.

      The Partnership provides cable television signals to certain cable systems in neighboring communities which are owned by other partnerships managed by the Corporate General Partner. Such services are provided without fee.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 7 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      During the year ended December 31, 1999, cash paid for interest amounted to $19,400.

                                                                       EXHIBIT E

                       UNAUDITED FINANCIAL STATEMENTS OF
                       ENSTAR II-1, L.P., FOR THE QUARTER
                            ENDED SEPTEMBER 30, 2001

                        ENSTAR INCOME PROGRAM II-1, L.P.

                            CONDENSED BALANCE SHEETS

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                      2001            2000 *
                                                                 -------------     ------------
                                                                  (UNAUDITED)
                        ASSETS

ASSETS:
   Cash                                                           $ 1,447,700      $ 1,861,600
   Accounts receivable, net of allowance for doubtful
     accounts of $8,200 and $6,100, respectively                       86,800          119,300
   Prepaid expenses and other assets                                   11,600           37,000
   Due from affiliates                                                344,800           41,400
   Property, plant and equipment, net of accumulated
      depreciation of $4,500,400 and $3,933,900, respectively       5,905,200        6,046,300
   Franchise cost, net of accumulated
      amortization of $69,300 and $59,700, respectively                53,000           56,100
                                                                  -----------      -----------

                                                                  $ 7,849,100      $ 8,161,700
                                                                  ===========      ===========
          LIABILITIES AND PARTNERSHIP CAPITAL

LIABILITIES:
   Accounts payable                                               $   220,300      $   633,100
   Accrued liabilities                                                259,100          404,700
                                                                  -----------      -----------

                                                                      479,400        1,037,800
                                                                  -----------      -----------
PARTNERSHIP CAPITAL (DEFICIT):
   General Partners                                                      (200)          (2,700)
   Limited Partners                                                 7,369,900        7,126,600
                                                                  -----------      -----------

          TOTAL PARTNERSHIP CAPITAL                                 7,369,700        7,123,900
                                                                  -----------      -----------

                                                                  $ 7,849,100      $ 8,161,700
                                                                  ===========      ===========

         * Agrees with audited balance sheet included in the Partnership's Annual Report on Form 10-K.

              The accompanying notes are an integral part of these
                        condensed financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                 THREE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                               ------------------------
                                                                 2001           2000
                                                               ---------      ---------
                                                                     (UNAUDITED)
REVENUES                                                       $ 793,400      $ 812,100
                                                               ---------      ---------

OPERATING EXPENSES:
   Service costs                                                 226,700        242,700
   General and administrative expenses                            94,000         91,900
   General partner management fees and reimbursed expenses       131,200        145,600
   Depreciation and amortization                                 196,600        159,500
                                                               ---------      ---------

                                                                 648,500        639,700
                                                               ---------      ---------

OPERATING INCOME                                                 144,900        172,400
                                                               ---------      ---------

OTHER INCOME (EXPENSE):
   Interest income                                                 9,400         35,900
   Interest expense                                                 (300)        (1,200)
   Other income                                                    2,500             --
                                                               ---------      ---------

                                                                  11,600         34,700
                                                               ---------      ---------

NET INCOME                                                     $ 156,500      $ 207,100
                                                               =========      =========

Net income allocated to General Partners                       $   1,600      $   2,100
                                                               =========      =========

Net income allocated to Limited Partners                       $ 154,900      $ 205,000
                                                               =========      =========

NET INCOME PER UNIT OF LIMITED
    PARTNERSHIP INTEREST                                       $    5.17      $    6.85
                                                               =========      =========

AVERAGE LIMITED PARTNERSHIP
    UNITS OUTSTANDING DURING PERIOD                               29,936         29,936
                                                               =========      =========

              The accompanying notes are an integral part of these
                         condensed financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                               ----------------------------
                                                                   2001             2000
                                                               -----------      -----------
                                                                        (UNAUDITED)
REVENUES                                                       $ 2,390,000      $ 2,429,300
                                                               -----------      -----------

OPERATING EXPENSES:
   Service costs                                                   670,100          659,500
   General and administrative expenses                             243,900          232,500
   General partner management fees and reimbursed expenses         378,300          389,500
   Depreciation and amortization                                   576,100          442,700
                                                               -----------      -----------

                                                                 1,868,400        1,724,200
                                                               -----------      -----------
OPERATING INCOME                                                   521,600          705,100
                                                               -----------      -----------

OTHER INCOME (EXPENSE):
   Interest income                                                  35,500           99,000
   Interest expense                                                   (300)          (6,500)
   Other expense                                                   (28,500)              --
                                                               -----------      -----------

                                                                     6,700           92,500
                                                               -----------      -----------

NET INCOME                                                     $   528,300      $   797,600
                                                               ===========      ===========

Net income allocated to General Partners                       $     5,300      $     8,000
                                                               ===========      ===========

Net income allocated to Limited Partners                       $   523,000      $   789,600
                                                               ===========      ===========

NET INCOME PER UNIT OF LIMITED
    PARTNERSHIP INTEREST                                       $     17.47      $     26.38
                                                               ===========      ===========

AVERAGE LIMITED PARTNERSHIP
    UNITS OUTSTANDING DURING PERIOD                                 29,936           29,936
                                                               ===========      ===========

              The accompanying notes are an integral part of these
                         condensed financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                       NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                  ----------------------------
                                                                      2001            2000
                                                                  -----------      -----------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                     $   528,300      $   797,600
   Adjustments to reconcile net income to net cash
     from operating activities:
       Depreciation and amortization                                  576,100          442,700
       Changes in:
         Accounts receivable, prepaid expenses, other assets,
             and due from affiliates                                 (245,500)          17,100
         Accounts payable and accrued liabilities                    (558,400)         237,400
                                                                  -----------      -----------

             Net cash from operating activities                       300,500        1,494,800
                                                                  -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                              (425,400)        (707,800)
   Increase in intangible assets                                       (6,500)          (2,000)
                                                                  -----------      -----------

             Net cash from investing activities                      (431,900)        (709,800)
                                                                  -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions to partners                                         (282,500)        (282,500)
                                                                  -----------      -----------

             Net cash from financing activities                      (282,500)        (282,500)
                                                                  -----------      -----------

INCREASE (DECREASE) IN CASH                                          (413,900)         502,500

CASH AT BEGINNING OF PERIOD                                         1,861,600        2,309,000
                                                                  -----------      -----------

CASH AT END OF PERIOD                                             $ 1,447,700      $ 2,811,500
                                                                  ===========      ===========

              The accompanying notes are an integral part of these
                         condensed financial statements.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

1. INTERIM FINANCIAL STATEMENTS

    The accompanying condensed interim financial statements for Enstar Income Program II-1, L.P. (the "Partnership") as of September 30, 2001, and for the three and nine months ended September 30, 2001 and 2000, are unaudited. These condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2000. In the opinion of management, the condensed interim financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of such periods. The results of operations for the three and nine months ended September 30, 2001 are not necessarily indicative of results for the entire year.

2. TRANSACTIONS WITH THE GENERAL PARTNERS AND AFFILIATES

    The Partnership has a management and service agreement (the "Management Agreement") with Enstar Cable Corporation (the "Manager"). The Management Agreement provides for a monthly management fee of 5% of gross revenues, excluding revenues from the sale of cable television systems or franchises, payable to the Manager. The Manager is a wholly owned subsidiary of Enstar Communications Corporation (ECC), the corporate general partner. Management fee expense approximated $39,700 and $40,600 for the three months ended September 30, 2001 and 2000, respectively, and $119,500 and $121,500 for the nine months ended September 30, 2001 and 2000, respectively. Management fees are non-interest bearing.

    In addition to the monthly management fee, the Management Agreement also provides that the Partnership reimburse the Manager for direct expenses incurred on behalf of the Partnership and for the Partnership's allocable share of operational costs associated with services provided by the Manager. Additionally, Charter Communications Holding Company, LLC and its affiliates (collectively, "Charter") provide other management and operational services for the Partnership. These expenses are charged to the properties served based primarily on the Partnership's allocable share of operational costs associated with the services provided. The total amount charged to the Partnership for these services was $91,500 and $105,000 for the three months ended September 30, 2001 and 2000, respectively, and $258,800 and $268,000 for the nine months ended September 30, 2001 and 2000, respectively.

    Substantially all programming services have been purchased through Charter. Charter charges the Partnership for these costs based on its actual costs. The Partnership recorded programming fee expense of $174,200 and $169,100 for the three months ended September 30, 2001 and 2000, respectively, and $516,000 and $484,500 for the nine months ended September 30, 2001, and 2000, respectively. Programming fees are included in service costs in the accompanying condensed statements of operations.

    The Partnership provides cable television signals to certain cable systems in neighboring communities that are owned by other partnerships managed by ECC. Such services are provided without fee.

3. NET INCOME PER UNIT OF LIMITED PARTNERSHIP INTEREST

    Net income per unit of limited partnership interest is based on the average number of units outstanding during the periods presented. For this purpose, net income has been allocated 99% to the Limited Partners and 1% to the General Partners. The General Partners do not own units of partnership interest in the Partnership, but rather hold a participation interest in the income, losses and distributions of the Partnership.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

4. PROPOSED SALES TRANSACTIONS

    The Partnership, together with certain affiliates (collectively, the "Gans Selling Partnerships"), entered into a purchase and sale agreement, dated as of August 8, 2000, as amended as of September 29, 2000 (the "Agreement"), with Multimedia Acquisition Corp., an affiliate of Gans Multimedia Partnership ("Gans"). The Agreement provided for Gans to acquire the assets comprising the Partnership's Taylorville, Illinois cable system, as well as certain assets of the other Gans Selling Partnerships.

    Following a series of discussions and meetings, the Partnership and Gans determined that they were not able to agree on certain further amendments to the Agreement required to satisfy conditions precedent to close the transactions. In light of these conditions and existing economic and financial market conditions, and their impact on Gans' inability to arrange financing in order to close the acquisitions, on April 18, 2001, the parties agreed to terminate the Agreement.

   The Partnership, together with certain affiliates (collectively, the "Selling Partnerships"), entered into an asset purchase agreement (the "Illinois Agreement"), dated August 29, 2001, with certain indirect subsidiaries of Charter, a related party, to sell the assets of the Illinois cable systems of the Selling Partnerships. The Illinois Agreement was entered into as the result of an auction process with sealed bids, in which the bid from Charter was for an aggregate purchase price of $63.0 million and exceeded those of all other bidders. The assets to be sold under the Illinois Agreement include the Partnership's Taylorville cable system in and around Litchfield and Taylorville, Illinois for a total purchase price of $14.7 million. Proceeds from the sale will be used primarily for dissolution expenses and distributions to partners. Each sale transaction outlined in the Illinois Agreement is contingent upon the closing of each of the other Selling Partnerships' sales transactions. The sale is subject to approval by a majority of the holders of the Partnership's outstanding units, approval by the other Selling Partnerships of their respective sales transactions and certain closing conditions, including regulatory approvals. There can be no assurance that this proposed sale will be consummated.

5. NEW ACCOUNTING STANDARDS

    In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations", No. 142, "Goodwill and Other Intangible Assets" and No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. SFAS No. 141 is required to be implemented for all acquisitions initiated after June 30, 2001 and all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. Adoption of SFAS No. 141 will not impact the consolidated financial statements of the Partnership.

    Under SFAS No. 142, goodwill and other indefinite lived intangible assets are no longer subject to amortization over their useful lives, rather, they are subject to at least annual assessments for impairment. Also, under SFAS No. 142, an intangible asset should be recognized if the benefit of the intangible asset is obtained through contractual or other legal rights or if the intangible asset can be sold, transferred, licensed, rented or exchanged. Such intangibles will be amortized over their useful lives. SFAS No. 142 will be implemented by the Partnership on January 1, 2002 and all goodwill and intangible assets acquired after June 30, 2001 will be immediately subject to the provisions of SFAS No.
142. Upon adoption, the Partnership will no longer amortize indefinite lived intangible assets, which consist primarily of cable franchise operating rights. The Partnership will test these assets for impairment at least annually. Other than during any periods in which the Partnership may record a charge for impairment, the Partnership expects that the adoption of SFAS No. 142 will result in increased income as a result of reduced amortization expense. Based on the Partnership's preliminary evaluation, the estimated amortization costs incurred during the three and nine months ended September 30, 2001, which will not be recurring costs subsequent to adoption, were $3,300 and $9,600, respectively.

    Under SFAS No. 143, the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 will be implemented by the Partnership on January 1, 2002. Adoption of SFAS No. 143 will not have a material impact on the consolidated financial statements of the Partnership.

                        ENSTAR INCOME PROGRAM II-1, L.P.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

    In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to SFAS No. 121. SFAS No. 144 will be implemented by the Partnership on January 1, 2002. The Partnership is currently in process of assessing the future impact of adoption of SFAS No. 144.

                                                                       EXHIBIT F


                                CREDIT AGREEMENT


                     CHARTER COMMUNICATIONS OPERATING, LLC,
                                   as Borrower

                      CHARTER COMMUNICATIONS HOLDINGS LLC,
                                  as Guarantor


        J. P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers and Joint Bookrunners

                 BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK,
                            as Administrative Agents

                 TD SECURITIES (USA) INC., as Syndication Agent

                             FLEET NATIONAL BANK and
            CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agents


                           Dated as of March 18, 1999
                  as Amended and Restated as of January 3, 2002

                                TABLE OF CONTENTS

                                                                                                                PAGE
SECTION 1.   DEFINITIONS..........................................................................................1
         1.1.     Defined Terms...................................................................................1
         1.2.     Other Definitional Provisions; Pro Forma Calculations..........................................23

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS.....................................................................25
         2.1.     Commitments; Increases in the Tranche A Term Loans, the Tranche B Term Loans and the
                  Revolving Facilities; Incremental Term Loans...................................................25
         2.2.     Procedure for Borrowing........................................................................26
         2.3.     Repayment of Loans.............................................................................27
         2.4.     Swingline Commitment...........................................................................29
         2.5.     Procedure for Swingline Borrowing; Refunding of Swingline Loans................................29
         2.6.     Commitment Fees, etc...........................................................................31
         2.7.     Termination or Reduction of Revolving Commitments..............................................31
         2.8.     Optional Prepayments...........................................................................31
         2.9.     Mandatory Prepayments..........................................................................31
         2.10.    Conversion and Continuation Options............................................................32
         2.11.    Limitations on Eurodollar Tranches.............................................................32
         2.12.    Interest Rates and Payment Dates...............................................................32
         2.13.    Computation of Interest and Fees...............................................................33
         2.14.    Inability to Determine Interest Rate...........................................................33
         2.15.    Pro Rata Treatment and Payments................................................................33
         2.16.    Requirements of Law............................................................................35
         2.17.    Taxes..........................................................................................36
         2.18.    Indemnity......................................................................................38
         2.19.    Change of Lending Office.......................................................................38
         2.20.    Replacement of Lenders.........................................................................38

SECTION 3.   LETTERS OF CREDIT...................................................................................39
         3.1.     L/C Commitment.................................................................................39
         3.2.     Procedure for Issuance of Letter of Credit.....................................................39
         3.3.     Fees and Other Charges.........................................................................39
         3.4.     L/C Participations.............................................................................40
         3.5.     Reimbursement Obligation of the Borrower.......................................................40
         3.6.     Obligations Absolute...........................................................................41
         3.7.     Letter of Credit Payments......................................................................41
         3.8.     Applications...................................................................................41

SECTION 4.   REPRESENTATIONS AND WARRANTIES......................................................................41
         4.1.     Financial Condition............................................................................41
         4.2.     No Change......................................................................................42
         4.3.     Existence; Compliance with Law.................................................................42
         4.4.     Power; Authorization; Enforceable Obligations..................................................42

                                                                                                                PAGE
         4.5.     No Legal Bar...................................................................................42
         4.6.     Litigation.....................................................................................42
         4.7.     No Default.....................................................................................42
         4.8.     Ownership of Property; Liens...................................................................43
         4.9.     Intellectual Property..........................................................................43
         4.10.    Taxes..........................................................................................43
         4.11.    Federal Regulations............................................................................43
         4.12.    Labor Matters..................................................................................43
         4.13.    ERISA..........................................................................................43
         4.14.    Investment Company Act; Other Regulations......................................................44
         4.15.    Subsidiaries...................................................................................44
         4.16.    Use of Proceeds................................................................................44
         4.17.    Environmental Matters..........................................................................44
         4.18.    Certain Cable Television Matters...............................................................45
         4.19.    Accuracy of Information, etc. .................................................................45
         4.20.    Security Interests.............................................................................46
         4.21.    Solvency.......................................................................................46
         4.22.    Certain Tax Matters............................................................................46

SECTION 5.   CONDITIONS PRECEDENT................................................................................46
         5.1.     Conditions to Restatement Effective Date.......................................................46
         5.2.     Conditions to Each Extension of Credit.........................................................47

SECTION 6.   AFFIRMATIVE COVENANTS...............................................................................47
         6.1.     Financial Statements...........................................................................47
         6.2.     Certificates; Other Information................................................................48
         6.3.     Payment of Obligations.........................................................................49
         6.4.     Maintenance of Existence; Compliance...........................................................49
         6.5.     Maintenance of Property; Insurance.............................................................49
         6.6.     Inspection of Property; Books and Records; Discussions.........................................49
         6.7.     Notices........................................................................................49
         6.8.     Environmental Laws.............................................................................50
         6.9.     Interest Rate Protection.......................................................................50
         6.10.    Additional Collateral..........................................................................50
         6.11.    Organizational Separateness....................................................................51

SECTION 7.   NEGATIVE COVENANTS..................................................................................51
         7.1.     Financial Condition Covenants..................................................................51
         7.2.     Indebtedness...................................................................................52
         7.3.     Liens..........................................................................................53
         7.4.     Fundamental Changes............................................................................54
         7.5.     Disposition of Property........................................................................55
         7.6.     Restricted Payments............................................................................56
         7.7.     Investments....................................................................................57
         7.8.     Certain Payments and Modifications Relating to Indebtedness and Management Fees................58
         7.9.     Transactions with Affiliates...................................................................59

                                                                                                                PAGE
         7.10.    Sales and Leasebacks...........................................................................59
         7.11.    Changes in Fiscal Periods......................................................................59
         7.12.    Negative Pledge Clauses........................................................................59
         7.13.    Clauses Restricting Subsidiary Distributions...................................................60
         7.14.    Lines of Business; Holding Company Status; Non-Recourse Subsidiaries...........................60
         7.15.    Investments by Holdings in the Borrower........................................................60

SECTION 8.   EVENTS OF DEFAULT...................................................................................60

SECTION 9.   THE AGENTS..........................................................................................63
         9.1.     Appointment....................................................................................63
         9.2.     Delegation of Duties...........................................................................64
         9.3.     Exculpatory Provisions.........................................................................64
         9.4.     Reliance by Funding Agent......................................................................64
         9.5.     Notice of Default..............................................................................64
         9.6.     Non-Reliance on Agents and Other Lenders.......................................................65
         9.7.     Indemnification................................................................................65
         9.8.     Agent in Its Individual Capacity...............................................................65
         9.9.     Successor Funding Agent........................................................................66
         9.10.    Other Agents...................................................................................66

SECTION 10.  MISCELLANEOUS.......................................................................................66
         10.1.    Amendments and Waivers.........................................................................66
         10.2.    Notices........................................................................................67
         10.3.    No Waiver; Cumulative Remedies.................................................................68
         10.4.    Survival of Representations and Warranties.....................................................68
         10.5.    Payment of Expenses and Taxes..................................................................68
         10.6.    Successors and Assigns; Participations and Assignments.........................................69
         10.7.    Adjustments; Set-off...........................................................................71
         10.8.    Counterparts...................................................................................71
         10.9.    Severability...................................................................................71
         10.10.   Integration....................................................................................71
         10.11.   GOVERNING LAW..................................................................................72
         10.12.   Submission To Jurisdiction; Waivers............................................................72
         10.13.   Acknowledgments................................................................................72
         10.14.   Releases of Guarantees and Liens...............................................................73
         10.15.   Confidentiality................................................................................73
         10.16.   WAIVERS OF JURY TRIAL..........................................................................73

ANNEX:

A         Pricing Grid

SCHEDULES:

1.1       Revolving Commitments and Tranche A Term Loans on Restatement
          Effective Date

4.15      Subsidiaries

4.20      UCC Filing Jurisdictions



EXHIBITS:

A         Form of Guarantee and Collateral Agreement
B         Form of Compliance Certificate
C         Form of Closing Certificate
D-1       Form of Addendum
D-2       Form of New Lender Supplement
D-3       Form of Increased Facility Activation Notice
E         Form of Assignment and Acceptance
F         Form of Prepayment Option Notice
G         Form of Exemption Certificate
H         Form of Specified Subordinated Note

                  CREDIT AGREEMENT, dated as of March 18, 1999, as amended and restated as of January 3, 2002, among CHARTER COMMUNICATIONS OPERATING, LLC, a Delaware limited liability company (the "Borrower"), CHARTER COMMUNICATIONS HOLDINGS LLC, a Delaware limited liability company ("Holdings"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), FLEET NATIONAL BANK and CREDIT LYONNAIS NEW YORK BRANCH, as documentation agents (in such capacity, the "Documentation Agents"), TD SECURITIES (USA) INC., as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, as Administrative Agents (in such capacity, the "Administrative Agents").

                              W I T N E S S E T H :

                  WHEREAS, Holdings and the Borrower entered into a Credit Agreement, dated as of March 18, 1999, as amended (the "Existing Credit Agreement"), with the Administrative Agents and certain other parties;

                  WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of the conditions precedent set forth in Section 5.1 hereof; and

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder;

                  NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Addendum": an instrument, substantially in the form of Exhibit D-1, by which a Lender consents to the amendment and restatement of the Existing Credit Agreement pursuant hereto or becomes a party to this Agreement as of the Restatement Effective Date.

                  "Administrative Agents": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Documentation Agents, the Administrative Agents and the Funding Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender's Term Loans and (b) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Annualized Asset Cash Flow Amount": with respect to any Disposition of assets, an amount equal to the portion of Consolidated Operating Cash Flow for the most recent Asset Disposition Test Period ending prior to the date of such Disposition which was contributed by such assets multiplied by four.

                  "Annualized Operating Cash Flow": for any fiscal quarter, an amount equal to Consolidated Operating Cash Flow for such period multiplied by four.

                  "Annualized Pro Forma Operating Cash Flow": an amount, determined on any Disposition Date or Exchange Date in connection with any proposed Disposition or Exchange pursuant to Section 7.5(e) or (f), equal to Consolidated Operating Cash Flow for the most recent Asset Disposition Test Period multiplied by four, calculated in the manner contemplated by Section 1.2(e) but excluding the effect of such Disposition or Exchange.

                  "Applicable Margin": (a) with respect to Tranche A Term Loans, Tranche B Term Loans, Revolving Loans, Swingline Loans and Existing Incremental Term Loans, the per annum rates determined in accordance with the Pricing Grid and (b) with respect to Incremental Term Loans (other than Existing Incremental Term Loans), such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Increased Facility Activation Notice.

                  "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Disposition Test Period": as of any date of determination, the most recent fiscal quarter as to which financial statements have been delivered pursuant to Section 6.1.

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding (a) Exchanges pursuant to which no cash consideration is received by the Borrower or any of its Subsidiaries and (b) any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5) that yields gross cash proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

                  "Assignee": as defined in Section 10.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit E.

                  "Assignor": as defined in Section 10.6(c).

                  "Attributable Debt": in respect of a sale and leaseback transaction entered into by Holdings, the Borrower or any of its Subsidiaries, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Authorizations": all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other Governmental Authorities, including, without limitation, CATV Franchises, FCC Licenses and Pole Agreements.

                  "Available Existing Revolving Commitment": as to any Existing Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Existing Revolving Commitment then in effect over (b) such Lender's Existing Revolving Extensions of Credit then outstanding.

                  "Available Restatement Revolving Commitment": as to any Restatement Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Restatement Revolving Commitment then in effect over (b) such Lender's Restatement Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Restatement Revolving Extensions of Credit for the purpose of determining such Lender's Available Restatement Revolving Commitment pursuant to Section 2.6(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Available Revolving Commitments": the Available Existing Revolving Commitments or the Available Restatement Revolving Commitments, as applicable.

                  "Benefitted Lender": as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Budget": as defined in Section 6.2(c).

                  "Business": as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London, England interbank eurodollar market.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at the time of acquisition at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CATV Franchise": collectively, with respect to the Borrower and its Subsidiaries, (a) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other local, state or federal franchising authority (other than licenses, permits and easements not material to the operations of a CATV System) pursuant to which such Person has the right or license to operate a CATV System and (b) any law, regulation, ordinance, agreement or other instrument or document setting forth all or any part of the terms of any franchise, license, permit, wire agreement or easement described in clause (a) of this definition.

                  "CATV System": any cable distribution system owned or acquired by the Borrower or any of its Subsidiaries which receives audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to customers of the Borrower or any of its Subsidiaries.

                  "Charter Group": the collective reference to Charter Communications, Inc., Charter Communications Holding Company, LLC, the Borrower and its Subsidiaries, together with any member of the Paul Allen Group or any Affiliate of any such member that, in each case, directly or indirectly owns more than 50% of the Equity Interests (determined on the basis of economic interests) in the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, no individual and no entity organized for estate planning purposes shall be deemed to be a member of the Charter Group.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Guarantee and Collateral Agreement.

                  "Commitment Fee Rate": the per annum rate determined in accordance with the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the collective reference to (a) the Confidential Information Memorandum dated December 2001 and furnished to certain of the Lenders in connection with the syndication of certain of the Facilities prior to the Restatement Effective Date and (b) any other information memorandum authorized by the Borrower to be distributed to one or more Lenders or prospective Lenders in connection with any other syndication of any of the Facilities (including in connection with any increase in the amount thereof).

                  "Consideration": with respect to any Investment or Disposition, (a) any cash or other property (valued at fair market value in the case of such other property) paid or transferred in connection therewith, (b) the principal amount of any Indebtedness assumed in connection therewith and (c) any letters of credit, surety arrangements or security deposits posted in connection therewith.

                  "Consolidated Debt Service Coverage Ratio": as of the last day of any period, the ratio of (a) Annualized Operating Cash Flow determined in respect of the fiscal quarter ending on such day to (b) the sum of (i) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such day and (ii) scheduled principal payments on Indebtedness of the Borrower or any of its Subsidiaries for the period of four consecutive fiscal quarters commencing immediately after such day (or, in the case of any Revolving Facility, the excess, if any, of the relevant Total Revolving Extensions of Credit outstanding on such day over the amount of the relevant Total Revolving Commitments scheduled to be in effect at the end of such period of four consecutive fiscal quarters); provided, however, that the final scheduled installment of principal of the Tranche B Term Facility and the Incremental Term Facility shall be excluded from the calculation of amounts under this clause
(ii).

                  "Consolidated Interest Coverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on such day to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such day.

                  "Consolidated Interest Expense": for any period, the sum of
(a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) and (b) all Restricted Payments made by the Borrower during such period in order to enable any of its Affiliates to pay cash interest expense in respect of Indebtedness of such Affiliate.

                  "Consolidated Leverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Annualized Operating Cash Flow determined in respect of the fiscal quarter ending on such day.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that, GAAP to the contrary notwithstanding, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Borrower (including any Excluded Acquired Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary and (d) whether or not distributed, the income of any Non-Recourse Subsidiary.

                  "Consolidated Operating Cash Flow": for any period with respect to the Borrower and its Subsidiaries, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) management fees expensed during such period, (v) any extraordinary or non-recurring non-cash expenses or non-cash losses, provided that in the event that the Borrower or any Subsidiary makes any cash payment in respect of any such extraordinary or non-recurring non-cash expense, such cash payment shall be deducted from Consolidated Operating Cash Flow in the period in which such cash payment is made, (vi) losses on Dispositions of assets outside of the ordinary course of business, and (vii) other noncash items reducing such Consolidated Net Income and minus, without duplication and to the extent included in the statement of Consolidated Net Income for such period, the sum of
(i) any extraordinary or non-recurring non-cash income or non-cash gains, (ii) gains on Dispositions of assets outside of the ordinary course of business and
(iii) other noncash items increasing such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness (other than, in the case of contingent obligations of the type described in clause (f) of the definition of "Indebtedness", any such obligations not constituting L/C Obligations) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Contractual Obligation": as to any Person, any provision of any debt or equity security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease (other than leases in the ordinary course of business, including leases of excess office space and fiber leases), sale and leaseback, assignment, conveyance, transfer or other disposition thereof, including pursuant to an exchange for other property. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Disposition Date": as defined in Section 7.5(e).

                  "Documentation Agents": as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equity Interests": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership and any and all other equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Funding Agent or, in the absence of such availability, by reference to the rate at which the Funding Agent is offered Dollar deposits at or about 10:00 A.M., Dallas time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Exchange": any exchange of operating assets for other operating assets in a Permitted Line of Business and, subject to the last sentence of this definition, of comparable value and use to those assets being exchanged, including exchanges involving the transfer or acquisition (or both transfer and acquisition) of Equity Interests of a Person so long as 100% of the Equity Interests of such Person are transferred or acquired, as the case may be. It is understood that exchanges of the kind described above as to which a portion of the consideration paid or received is in the form of cash shall nevertheless constitute "Exchanges" for the purposes of this Agreement.

                  "Exchange Date": the date of consummation of any Exchange.

                  "Exchange Excess Amount": as defined in Section 7.5(f).

                  "Excluded Acquired Subsidiary": any Subsidiary described in paragraph (g) or (h) of Section 7.2 to the extent that the documentation governing the Indebtedness referred to in said paragraph prohibits such Subsidiary from becoming a Subsidiary Guarantor, but only so long as such Indebtedness remains outstanding.

                  "Excluded Exchange Excess Amount": any Exchange Excess Amount determined pursuant to one or more Exchanges consummated after the Stage One Closing Date until the aggregate Exchange Excess Percentages equal 15%. For the purposes of this definition, the "Exchange Excess Percentage" with respect to any Exchange that results in an Exchange Excess Amount shall equal the quotient (expressed as a percentage) of such Exchange Excess Amount divided by Annualized Pro Forma Operating Cash Flow determined as of the relevant Exchange Date.

                  "Existing Credit Agreement": as defined in the recitals.

                  "Existing Incremental Term Lender": each Lender that is the holder of an Existing Incremental Term Loan.

                  "Existing Incremental Term Loan": as defined in Section
2.1(a).

                  "Existing Incremental Term Percentage": as to any Existing Incremental Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Existing Incremental Term Loans then outstanding constitutes of the aggregate principal amount of all Existing Incremental Term Loans then outstanding.

                  "Existing Revolving Aggregate Committed Amount": the sum of the Total Existing Revolving Commitments as in effect on the Restatement Effective Date and the amount of any increases therein effected pursuant to
Section 2.1(c).

                  "Existing Revolving Commitment": as to any Revolving Lender, the obligation of such Lender, if any, to make Existing Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Existing Revolving Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Existing Revolving Extensions of Credit": as to any Existing Revolving Lender at any time, an amount equal to the aggregate principal amount of all Existing Revolving Loans held by such Lender then outstanding.

                  "Existing Revolving Facility": as defined in the definition of "Facility".

                  "Existing Revolving Lender": each Lender that has an Existing Revolving Commitment or that holds Existing Revolving Loans.

                  "Existing Revolving Loans": as defined in Section 2.1(b).

                  "Existing Tranche A Aggregate Funded Amount": the sum of the aggregate principal amount of Existing Tranche A Term Loans maintained pursuant to Section 2.1(a) and the aggregate principal amount of Existing Tranche A Term Loans made pursuant to Section 2.1(c).

                  "Existing Tranche A Term Facility": as defined in the definition of "Facility".

                  "Existing Tranche A Term Lender": each Lender that is the holder of an Existing Tranche A Term Loan.

                  "Existing Tranche A Term Loan": as defined in Section 2.1(a).

                  "Existing Tranche A Term Percentage": as to any Existing Tranche A Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Existing Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of all Existing Tranche A Term Loans then outstanding.

                  "Facility": each of (a) the Existing Tranche A Term Loans (the "Existing Tranche A Term Facility"), (b) the Restatement Tranche A Term Loans (the "Restatement Tranche A Term Facility"), (c) the Tranche B Term Loans (the "Tranche B Term Facility"), (d) the Incremental Term Loans (the "Incremental Term Facility"), (e) the Existing Revolving Commitments and the extensions of credit made thereunder (the "Existing Revolving Facility") and (f) the Restatement Revolving Commitments and the extensions of credit made thereunder (the "Restatement Revolving Facility").

                  "FCC": the Federal Communications Commission and any successor thereto.

                  "FCC License": any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by it.

                  "Flow-Through Entity": any Person that is not treated as a separate tax paying entity for United States federal income tax purposes.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funding Agent": Bank of America, N.A., together with any of its successors.

                  "Funding Office": the office of the Funding Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Funding Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the Restatement Effective Date and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 6.1 prior to the Restatement Effective Date. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agents agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agents and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Helicon": Charter Helicon, LLC, a Delaware limited liability company.

                  "Helicon Preferred Stock": 100% of the Class A Preferred Membership Interest in Helicon, with a dividend rate of 10% per annum and an aggregate redemption value of $25,000,000, having the terms and conditions in effect on the Restatement Effective Date.

                  "Holdings": as defined in the preamble hereto, together with any successor thereto permitted by Section 7.4(e).

                  "Holdings Debt": the collective reference to the Senior Notes and any other Indebtedness of Holdings.

                  "Increased Facility Activation Date": any Business Day on which any Lender shall execute and deliver to the Administrative Agents an Increased Facility Activation Notice pursuant to Section 2.1(c).

                  "Increased Facility Activation Notice": a notice substantially in the form of Exhibit D-3.

                  "Increased Facility Closing Date": any Business Day designated as such in an Increased Facility Activation Notice.

                  "Incremental Term Facility": as defined in the definition of "Facility".

                  "Incremental Term Lenders": (a) on any Increased Facility Activation Date relating to Incremental Term Loans, the Lenders signatory to the relevant Increased Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Term Loan (including Existing Incremental Term Loans).

                  "Incremental Term Loans": as defined in Section 2.1(a).

                  "Incremental Term Maturity Date": with respect to the Incremental Term Loans to be made pursuant to any Increased Facility Activation Notice (other than the Existing Incremental Term Loans), the maturity date specified in such Increased Facility Activation Notice, which date shall be a date at least six months after the final maturity of the Tranche B Term Loans.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Equity Interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above,
(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if consented to by (which consent shall not be unreasonably withheld) each Lender under the relevant Facility, nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if consented to by (which consent shall not be unreasonably withheld) each Lender under the relevant Facility, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Funding Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the relevant Tranche A Term Loans, the Tranche B Term Loans or the relevant Incremental Term Loans, as the case may be;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Intracreditor Assignee": as defined in Section 10.6(c).

                  "Investments": as defined in Section 7.7.

                  "Issuing Lender": each of the Funding Agent and any other Restatement Revolving Lender that has agreed in its sole discretion to act as an "Issuing Lender" hereunder and that has been approved in writing by the Funding Agent as an "Issuing Lender" hereunder, in each case in its capacity as issuer of any Letter of Credit.

                  "LaGrange Documents": collectively, the LaGrange Indenture, the LaGrange Sale-Leaseback Agreement, the LaGrange Management Agreement, the LaGrange Subordination Agreement and the organizational documents of the LaGrange Subsidiaries, in each case as in effect on the Restatement Effective Date or as amended from time to time thereafter in a manner that does not materially and adversely affect the interests of the Lenders and does not result in materially more onerous terms and conditions with respect to the Borrower and its Subsidiaries.

                  "LaGrange Indenture": the Trust Indenture and Security Agreement, dated as of July 1, 1998, between the LaGrange Development Authority and Reliance Trust Company, as trustee.

                  "LaGrange Management Agreement": the Management Agreement, dated as of August 4, 1998, between Charter Communications, LLC and Charter-LaGrange, L.L.C.

                  "LaGrange Subordination Agreement": the Management Fee Subordination Agreement, dated as of July 1, 1998, among Charter Communications, LLC, Charter-LaGrange, L.L.C. and the LaGrange Development Authority.

                  "LaGrange Sale-Leaseback Agreement": the Lease Agreement, dated as of July 1, 1998, between the LaGrange Development Authority and Charter LaGrange, L.L.C.

                  "LaGrange Subsidiaries": collectively, CF Finance LaGrange, Inc., a Georgia corporation, and Charter LaGrange, L.L.C., a Georgia limited liability company and their respective Subsidiaries.

                  "L/C Commitment": $350,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all Restatement Revolving Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "Lenders": as defined in the preamble hereto.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "License": as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made or held by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Guarantee and Collateral Agreement and the Reaffirmation Agreement.

                  "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of any Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the relevant Total Revolving Commitments).

                  "Management Fee Agreement": the amended and restated Management Agreement dated as of March 18, 1999 between the Borrower and Charter Communications, Inc., as amended, replaced or supplemented or otherwise modified from time to time in accordance with Section 7.8(d).

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any material provision of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agents or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to the Guarantee and Collateral Agreement) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Equity Interests or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "New Lender": as defined in Section 2.1(d).

                  "New Lender Supplement": as defined in Section 2.1(d).

                  "Non-Excluded Taxes": as defined in Section 2.17(a).

                  "Non-Recourse Subsidiary": (a) any Subsidiary of the Borrower created, acquired or activated by the Borrower or any of its Subsidiaries in connection with any Investment made pursuant to Section 7.7(g) and designated as such by the Borrower substantially concurrently with such creation, acquisition or activation and (b) any Subsidiary of such designated Subsidiary, provided, that (i) at no time shall any creditor of any such Subsidiary have any claim (whether pursuant to a Guarantee Obligation, by operation of law or otherwise) against the Borrower or any of its other Subsidiaries (other than another Non-Recourse Subsidiary) in respect of any Indebtedness or other obligation of any such Subsidiary (other than in respect of a non-recourse pledge of Equity Interests in such Subsidiary); (ii) neither the Borrower nor any of its Subsidiaries (other than another Non-Recourse Subsidiary) shall become a general partner of any such Subsidiary;
(iii) no default with respect to any Indebtedness of any such Subsidiary (including any right which the holders thereof may have to take enforcement action against any such Subsidiary) shall permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Borrower or its other Subsidiaries (other than another Non-Recourse Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; (iv) no such Subsidiary shall own any Equity Interests of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower (other than another Non-Recourse Subsidiary);
(v) no Investments may be made in any such Subsidiary by the Borrower or any of its Subsidiaries (other than another Non-Recourse Subsidiary) except pursuant to
Section 7.7(g); (vi) the Borrower shall not directly own any Equity Interests in such Subsidiary; and (vii) at the time of such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom. It is understood that Non-Recourse Subsidiaries shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Borrower.

                  "Non-U.S. Lender": as defined in Section 2.17(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(b).

                  "Paul Allen Contributions": any capital contribution made by Paul G. Allen or any of his Affiliates, directly or indirectly, to the Borrower or any of its Subsidiaries.

                  "Paul Allen Group": the collective reference to (a) Paul G. Allen, (b) his estate, spouse, immediate family members and heirs and (c) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist exclusively of Paul G. Allen or such other Persons referred to in clause (b) above or a combination thereof.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Line of Business": as defined in Section 7.14(a).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Pole Agreement": any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any CATV System.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Prime Rate": the rate of interest per annum publicly announced from time to time by the Funding Agent as its prime rate in effect at its principal office in Dallas, Texas (the Prime Rate not being intended to be the lowest rate of interest charged by the Funding Agent in connection with extensions of credit to debtors).

                  "Properties": as defined in Section 4.17(a).

                  "Qualified Indebtedness": (a) with respect to a Qualified Parent Company, any Indebtedness (i) which is issued in a Rule 144A private placement or registered public offering, (ii) which is not held by any member of the Charter Group and (iii) as to which 100% of the Net Cash Proceeds thereof are used by such Qualified Parent Company to make Investments in one or more of its Subsidiaries engaged substantially in businesses of the type described in
Section 7.14(a) and/or to refinance other Qualified Indebtedness or Indebtedness of the Borrower and (b) with respect to an Affiliate of the Borrower, any Indebtedness as to which 100% of the Net Cash Proceeds thereof were contributed to the Borrower.

                  "Qualified LaGrange Entity": any LaGrange Subsidiary that both
(a) is a party to or otherwise bound by, or formed as a condition to, the LaGrange Documents and (b) has assets (either directly or through any Subsidiary or other Equity Interests) as reflected on its balance sheet with an aggregate value of no more than $25,000,000.

                  "Qualified Parent Company": Charter Communications, Inc. or any of its direct or indirect Subsidiaries, in each case provided that the Borrower shall be a direct or indirect Subsidiary of such Person.

                  "Reaffirmation Agreement": the Reaffirmation Agreement, dated as of the Restatement Effective Date, among Holdings, the Borrower, each Subsidiary Guarantor party thereto and the Funding Agent.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Refunded Swingline Loans": as defined in Section 2.5(b).

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the relevant Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deadline": as defined in the definition of "Reinvestment Notice".

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.9(a) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer and delivered to the Administrative Agents within twelve months after any Asset Sale or Recovery Event, stating that (a) no Event of Default has occurred and is continuing, (b) the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of such Asset Sale or Recovery Event to acquire assets useful in its business, on or prior to the earlier of (i) the date that is eighteen months from the date of receipt of such Net Cash Proceeds and (ii) the date on which such proceeds would be required to be applied, or to be offered to be applied, to prepay, redeem or defease any Indebtedness of the Borrower or any of its Affiliates (other than Indebtedness under this Agreement) if not applied as described above (such earlier date, the "Reinvestment Deadline"), and (c) such use will not require redemptions or prepayments (or offers to make redemptions or prepayments) of any other Indebtedness of the Borrower or any of its Affiliates.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the relevant Reinvestment Deadline and
(b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility (with the Tranche B Term Facility and the Incremental Term Facility being treated for this purpose as a single Facility).

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, any of the chief financial officer or any other financial officer of the Borrower.

                  "Restatement Effective Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is January 3, 2002.

                  "Restatement Revolving Aggregate Committed Amount": the sum of the Total Restatement Revolving Commitments as in effect on the Restatement Effective Date and the amount of any increases therein effected pursuant to
Section 2.1(c).

                  "Restatement Revolving Commitment": as to any Revolving Lender, the obligation of such Lender, if any, to make Restatement Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Restatement Revolving Commitment" opposite such Lender's name on
Schedule 1.1 or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Restatement Revolving Extensions of Credit": as to any Restatement Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Restatement Revolving Loans held by such Lender then outstanding, (b) such Lender's Restatement Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Restatement Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Restatement Revolving Facility": as defined in the definition of "Facility".

                  "Restatement Revolving Lender": each Lender that has a Restatement Revolving Commitment or that holds Restatement Revolving Loans.

                  "Restatement Revolving Loans": as defined in Section 2.1(b).

                  "Restatement Revolving Percentage": as to any Restatement Revolving Lender at any time, the percentage which such Lender's Restatement Revolving Commitment then constitutes of the Total Restatement Revolving Commitments (or, at any time after the Restatement Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Restatement Revolving Loans then outstanding constitutes of the aggregate principal amount of the Restatement Revolving Loans then outstanding).

                  "Restatement Signing Date": the date on which the condition described in Section 5.1(a) shall have been satisfied, which date is December 21, 2001.

                  "Restatement Tranche A Aggregate Funded Amount": the sum of the aggregate principal amount of Restatement Tranche A Term Loans made or maintained pursuant to Section 2.1(a) and the aggregate principal amount of Restatement Tranche A Term Loans made pursuant to Section 2.1(c).

                  "Restatement Tranche A Term Facility": as defined in the definition of "Facility".

                  "Restatement Tranche A Term Lender": each Lender that is the holder of a Restatement Tranche A Term Loan.

                  "Restatement Tranche A Term Loan": as defined in Section
2.1(a).

                  "Restatement Tranche A Term Percentage": as to any Restatement Tranche A Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Restatement Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of all Restatement Tranche A Term Loans then outstanding.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Commitment": any Existing Revolving Commitment or Restatement Revolving Commitment, as applicable.

                  "Revolving Commitment Period": the period ending on the Revolving Termination Date.

                  "Revolving Extensions of Credit": the Existing Revolving Extensions of Credit or the Restatement Revolving Extensions of Credit, as applicable.

                  "Revolving Facility": the Existing Revolving Facility or the Restatement Revolving Facility, as applicable.

                  "Revolving Lender": any Existing Revolving Lender or Restatement Revolving Lender, as applicable.

                  "Revolving Loans": any Existing Revolving Loan or Restatement Revolving Loan, as applicable.

                  "Revolving Termination Date": September 18, 2007.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Senior Note Indenture": the collective reference to the Indentures entered into by Holdings and Charter Communications Holdings Capital Corporation in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by Holdings or Charter Communications Holdings Capital Corporation in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.8.

                  "Senior Notes": the senior notes and senior discount notes of Holdings and Charter Communications Holdings Capital Corporation issued on or about the Stage One Closing Date pursuant to the Senior Note Indenture.

                  "Shell Subsidiary": any Subsidiary of the Borrower that is a "shell" company having (a) assets (either directly or through any Subsidiary or other Equity Interests) with an aggregate value not exceeding $100,000 and (b) no operations.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed or contingent, matured or unmatured, disputed or undisputed, or secured or unsecured.

                  "Specified Change of Control": a "Change of Control" as defined in the Senior Note Indenture and any defined term having a comparable purpose contained in the documentation governing any other Holdings Debt or any Specified Long-Term Indebtedness having an aggregate outstanding principal amount in excess of $50,000,000.

                  "Specified Holdings Subsidiary": each Subsidiary of Holdings other than the Borrower and its Subsidiaries.

                  "Specified Intracreditor Group": as defined in Section
10.6(c).

                  "Specified Long-Term Indebtedness": any Indebtedness incurred pursuant to Section 7.2(f).

                  "Specified Subordinated Debt": any Indebtedness of the Borrower issued directly or indirectly to Paul G. Allen or any of his Affiliates, so long as such Indebtedness (a) qualifies as Specified Long-Term Indebtedness and (b) has terms and conditions substantially identical to those set forth in Exhibit H.

                  "Stage One Closing Date": March 18, 1999.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person; provided, that Non-Recourse Subsidiaries shall be deemed not to constitute "Subsidiaries" for the purposes of this Agreement (other than the definition of "Non-Recourse Subsidiary"). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Foreign Subsidiary any Shell Subsidiary, any Qualified LaGrange Entity and any Excluded Acquired Subsidiary.

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

                  "Swingline Lender": Bank of America, N.A., in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": as defined in Section 2.4.

                  "Swingline Participation Amount": as defined in Section
2.5(c).

                  "Syndication Agent": as defined in the preamble hereto.

                  "Term Lenders": the collective reference to the Tranche A Term Lenders, the Tranche B Term Lenders and the Incremental Term Lenders.

                  "Term Loans": the collective reference to the Tranche A Term Loans, Tranche B Term Loans and Incremental Term Loans.

                  "Threshold Management Fee Date": any date on which, both before and after giving pro forma effect to the payment of any previously deferred management fees pursuant to Section 7.8(c) (including any Indebtedness incurred in connection therewith), the Consolidated Interest Coverage Ratio, determined in respect of the most recent period of four consecutive fiscal quarters for which the relevant financial information is available, is greater than 2.25 to 1.0.

                  "Threshold Transaction Date": any date on which, both before and after giving pro forma effect to a particular transaction (including any Indebtedness incurred in connection therewith), the Consolidated Interest Coverage Ratio, determined in respect of the most recent period of four consecutive fiscal quarters for which the relevant financial information is available, is greater than 1.75 to 1.0.

                  "Total Existing Revolving Commitments": at any time, the aggregate amount of the Existing Revolving Commitments then in effect.

                  "Total Existing Revolving Extensions of Credit": at any time, the aggregate amount of the Existing Revolving Extensions of Credit of the Existing Revolving Lenders outstanding at such time.

                  "Total Restatement Revolving Commitments": at any time, the aggregate amount of the Restatement Revolving Commitments then in effect.

                  "Total Restatement Revolving Extensions of Credit": at any time, the aggregate amount of the Restatement Revolving Extensions of Credit of the Restatement Revolving Lenders outstanding at such time.

                  "Total Revolving Commitments": the Total Existing Revolving Commitments or the Total Restatement Revolving Commitments, as applicable.

                  "Total Revolving Extensions of Credit": the Total Existing Revolving Extensions of Credit or the Total Restatement Revolving Extensions of Credit, as applicable.

                  "Tranche A Term Facility": the Existing Tranche A Term Facility or the Restatement Tranche A Term Facility, as applicable.

                  "Tranche A Term Lender": any Existing Tranche A Term Lender or Restatement Tranche A Term Lender, as applicable.

                  "Tranche A Term Loan": any Existing Tranche A Term Loan or Restatement Tranche A Term Loan, as applicable.

                  "Tranche B Aggregate Funded Amount": the sum of the aggregate principal amount of Tranche B Term Loans made on the Stage One Closing Date and the aggregate principal amount of Tranche B Term Loans made pursuant to Section 2.1(c).

                  "Tranche B Term Facility": as defined in the definition of "Facility".

                  "Tranche B Term Lender": each Lender that holds a Tranche B Term Loan.

                  "Tranche B Term Loan": as defined in Section 2.1(a).

                  "Tranche B Term Percentage": as to any Tranche B Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of all Tranche B Term Loans then outstanding.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Equity Interests of which (other than directors' qualifying shares required by law or, in the case of Helicon, the Helicon Preferred Stock) are owned by such Person directly or through other Wholly Owned Subsidiaries or a combination thereof.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower; provided that, notwithstanding the foregoing, each Qualified LaGrange Entity shall be treated as a Wholly Owned Subsidiary Guarantor for purposes of Section 7.

                  1.2. Other Definitional Provisions; Pro Forma Calculations. i) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests, contract rights and any other "assets" as such term is defined under GAAP.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) For the purposes of calculating Annualized Operating Cash Flow, Annualized Pro Forma Operating Cash Flow, Consolidated Operating Cash Flow and Consolidated Interest Expense for any period (a "Test Period"), (i) if at any time from the period (a "Pro Forma Period") commencing on the second day of such Test Period and ending on the last day of such Test Period (or, in the case of any pro forma calculation made pursuant hereto in respect of a particular transaction, ending on the date such transaction is consummated and, unless otherwise expressly provided herein, after giving effect thereto), the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Operating Cash Flow for such Test Period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive) attributable to the property which is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated Operating Cash Flow (if negative) attributable thereto for such Test Period, and Consolidated Interest Expense for such Test Period shall be reduced by an amount equal to the Consolidated Interest Expense for such Test Period attributable to any Indebtedness of the Borrower or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Borrower and its Subsidiaries in connection with such Material Disposition (or, if the Equity Interests of any Subsidiary are sold, the Consolidated Interest Expense for such Test Period directly attributable to the Indebtedness of such Subsidiary to the extent the Borrower and its continuing Subsidiaries are no longer liable for such Indebtedness after such Disposition); (ii) if during such Pro Forma Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated Operating Cash Flow and Consolidated Interest Expense for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; (iii) if during such Pro Forma Period any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any Subsidiary since the beginning of such Pro Forma Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Subsidiary during such Pro Forma Period, Consolidated Operating Cash Flow and Consolidated Interest Expense for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period; and (iv) in the case of determinations in connection with transactions involving the incurrence of Indebtedness, Consolidated Interest Expense shall be calculated after giving pro forma effect thereto (and all other incurrences of Indebtedness during such Pro Forma Period) as if such Indebtedness was incurred on the first day of such Test Period. For the purposes of this paragraph, pro forma calculations regarding the amount of income or earnings relating to any Material Disposition or Material Acquisition and the amount of Consolidated Interest Expense associated with any discharge or incurrence of Indebtedness shall in each case be determined in good faith by a Responsible Officer of the Borrower. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Pro Forma Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months). As used in this Section 1.2(e), "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (i) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and
(ii) involves the payment of Consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

                  (e) In the event that, during the period between the Restatement Signing Date and the Restatement Effective Date, any changes are made in the organizational structure of the Borrower and its Affiliates that are otherwise permitted by this Agreement, appropriate changes to the definitions and other provisions hereof and of the other Loan Documents reflecting such changes may be made with the approval of the Administrative Agents.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1. Commitments; Increases in the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Facilities; Incremental Term Loans. ii) Subject to the terms and conditions hereof, (i) each Existing Tranche A Term Lender severally agrees to maintain hereunder, in the form of an "Existing Tranche A Term Loan", its Tranche A Term Loan under and as defined in the Existing Credit Agreement, as specified on Schedule 1.1, (ii) each Restatement Tranche A Term Lender severally agrees to (x) maintain hereunder, in the form of a "Restatement Tranche A Term Loan", its Tranche A Term Loan under and as defined in the Existing Credit Agreement and/or (y) to make an additional "Restatement Tranche A Term Loan" on the Restatement Effective Date, in each case as specified on Schedule 1.1, (iii) each Tranche B Term Lender severally agrees to maintain hereunder, in the form of a "Tranche B Term Loan", its Tranche B Term Loan under and as defined in the Existing Credit Agreement, (iv) each Existing Incremental Term Lender severally agrees to maintain hereunder, in the form of an "Existing Incremental Term Loan", its Incremental Term Loan outstanding under the Existing Credit Agreement, and (v) each other Incremental Term Lender severally agrees to make one or more term loans (each, together with each Existing Incremental Term Loan, an "Incremental Term Loan") to the extent provided in Section 2.1(c). The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Funding Agent in accordance with Sections 2.2 and 2.10.

                  (a) Subject to the terms and conditions hereof, each Existing Revolving Lender severally agrees to make revolving credit loans ("Existing Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Existing Revolving Commitment. Subject to the terms and conditions hereof, each Restatement Revolving Lender severally agrees to make revolving credit loans ("Restatement Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Restatement Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Restatement Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Funding Agent in accordance with Sections 2.2 and 2.10.

                  (b) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make, obtain or increase the amount of their Tranche A Term Loans, Tranche B Term Loans, Incremental Term Loans or Revolving Commitments, as applicable, by executing and delivering to the Administrative Agents an Increased Facility Activation Notice specifying (i) the amount of such increase and the Facility or Facilities involved, (ii) the applicable Increased Facility Closing Date and (iii) in the case of Incremental Term Loans, (x) the applicable Incremental Term Maturity Date, (y) the amortization schedule for such Incremental Term Loans, which shall comply with Section 2.3, and (z) the Applicable Margin for such Incremental Term Loans. Notwithstanding the foregoing, without the consent of the Required Lenders, (i) incremental Tranche A Term Loans under a particular Facility may not be obtained on or after the first date on which scheduled installments are payable under such Facility, (ii) incremental Revolving Commitments under a particular Facility may not be obtained on or after the first date on which scheduled Commitment reductions are required under such Facility, (iii) the aggregate amount of borrowings of Incremental Term Loans (excluding Existing Incremental Term Loans) shall not exceed an amount equal to (x) $100,000,000 plus (y) the aggregate principal amount of optional prepayments of Term Loans made after the Restatement Effective Date pursuant to Section 2.8 or optional reductions of the Revolving Commitments made after the Restatement

Effective Date pursuant to Section 2.7 (provided that the amount described in this clause (y) shall not exceed $500,000,000) minus (z) the aggregate amount of incremental Tranche A Term Loans or incremental Revolving Commitments obtained after the Restatement Effective Date pursuant to this paragraph, (iv) the aggregate amount of incremental Tranche A Term Loans and incremental Revolving Commitments obtained after the Restatement Effective Date pursuant to this paragraph shall not exceed $250,000,000, (v) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $100,000,000 and (vi) no more than four Increased Facility Closing Dates may be selected by the Borrower after the Restatement Effective Date. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

                  (c) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agents (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.1(c) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Exhibit D-2, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  (d) Unless otherwise agreed by the Administrative Agents, on each Increased Facility Closing Date (other than in respect of Incremental Term Loans), the Borrower shall borrow Term Loans under the relevant increased Facility, or shall borrow Revolving Loans under the relevant increased Revolving Commitments, as the case may be, from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of Eurodollar Loans, of each Eurodollar Tranche) which would then have been outstanding from such Lender if (i) each such Type or Eurodollar Tranche had been borrowed or effected on such Increased Facility Closing Date and (ii) the aggregate amount of each such Type or Eurodollar Tranche requested to be so borrowed or effected had been proportionately increased. The Eurodollar Base Rate applicable to any Eurodollar Loan borrowed pursuant to the preceding sentence shall equal the Eurodollar Base Rate then applicable to the Eurodollar Loans of the other Lenders in the same Eurodollar Tranche (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between the Borrower and the relevant Lender.

                  (e) Notwithstanding anything to the contrary in this Agreement, the Borrower with the consent of each affected Lender may replace up to $250,000,000 of Existing Revolving Commitments and/or Existing Tranche A Term Loans with Restatement Revolving Commitments or Restatement Tranche A Term Loans, respectively, at any time during the period from the Restatement Effective Date to the date that is 30 days thereafter, in which case Schedule
1.1 shall be appropriately modified.

                  2.2. Procedure for Borrowing. In order to effect a borrowing hereunder, the Borrower shall give the Funding Agent irrevocable notice (which notice must be received by the Funding Agent prior to 12:00 Noon, Dallas time,
(a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the Facility under which such Loan is to be borrowed, (ii) the amount and Type of Loans to be borrowed, (iii) the requested Borrowing Date and (iv) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing shall be in an aggregate amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate relevant Available Revolving Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Restatement Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.5. Upon receipt of any such notice from the Borrower, the Funding Agent shall promptly notify each relevant Lender thereof. Each relevant Lender will make the amount of its pro rata share of each borrowing available to the Funding Agent for the account of the Borrower at the Funding Office prior to 11:00 A.M., Dallas time, on the Borrowing Date requested by the Borrower in funds immediately available to the Funding Agent. Such borrowing will then be made available not later than 2:00 P.M., Dallas time, to the Borrower by the Funding Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Funding Agent by the relevant Lenders and in like funds as received by the Funding Agent.

                  2.3. Repayment of Loans. iii) The Existing Tranche A Term Loans of each Existing Tranche A Term Lender shall mature in 22 installments, each of which shall be in an amount equal to such Lender's Existing Tranche A Term Percentage multiplied by the percentage of the Existing Tranche A Aggregate Funded Amount set forth below opposite such installment:

                  Installment                            Percentage
                  -----------                            ----------
                  June 30, 2002                             2.5%
                  September 30, 2002                        2.5%
                  December 31, 2002                         2.5%
                  March 31, 2003                            2.5%
                  June 30, 2003                            3.75%
                  September 30, 2003                       3.75%
                  December 31, 2003                        3.75%
                  March 31, 2004                           3.75%
                  June 30, 2004                            3.75%
                  September 30, 2004                       3.75%
                  December 31, 2004                        3.75%
                  March 31, 2005                           3.75%
                  June 30, 2005                             5.0%
                  September 30, 2005                        5.0%
                  December 31, 2005                         5.0%
                  March 31, 2006                            5.0%
                  June 30, 2006                            6.25%
                  September 30, 2006                       6.25%
                  December 31, 2006                        6.25%
                  March 31, 2007                           6.25%
                  June 30, 2007                             7.5%
                  September 18, 2007                        7.5%

                  iv) The Restatement Tranche A Term Loans of each Restatement Tranche A Term Lender shall mature in nine installments, each of which shall be in an amount equal to such Lender's Restatement Tranche A Term Percentage multiplied by the percentage of the Restatement Tranche A Aggregate Funded Amount set forth below opposite such installment:

                  Installment                           Percentage
                  -----------                           ----------
                  September 30, 2005                       10.0%
                  December 30, 2005                        10.0%
                  March 30, 2006                           10.0%
                  June 30, 2006                            10.0%
                  September 30, 2006                       10.0%

                  December 30, 2006                        12.5%
                  March 30, 2007                           12.5%
                  June 30, 2007                            12.5%
                  September 18, 2007                       12.5%

                  (a) The Tranche B Term Loans of each Tranche B Term Lender shall mature in 24 consecutive quarterly installments (each due on the last day of each calendar quarter, except for the last such installment), commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by (i) in the case of the first 23 such installments, 0.25% of the Tranche B Aggregate Funded Amount and (ii) in the case of the last such installment (which shall be due on March 18, 2008), 94.25% of the Tranche B Aggregate Funded Amount.

                  (b) The Existing Incremental Term Loans of each Existing Incremental Term Lender shall mature in 26 consecutive quarterly installments (each due on the last day of each calendar quarter, except for the last such installment), commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Existing Incremental Term Percentage multiplied by (i) in the case of the first 25 such installments, 0.25% of the original aggregate principal amount of the Existing Incremental Term Loans and (ii) in the case of the last such installment (which shall be due on September 18, 2008), 93.75% of the original aggregate principal amount of the Existing Incremental Term Loans.

                  (c) The Incremental Term Loans of each Incremental Term Lender (other than Existing Incremental Term Loans) shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Increased Facility Activation Notice pursuant to which such Incremental Term Loans were made, provided that, prior to the date that is six months after the final maturity of the Tranche B Term Loans, the aggregate amount of such installments for any four consecutive fiscal quarters shall not exceed 1% of the aggregate principal amount of such Incremental Term Loans on the date such Loans were first made.

                  (d) The Total Existing Revolving Commitments shall be permanently reduced on each of the dates set forth below by an aggregate amount equal to the percentage of the Existing Revolving Aggregate Committed Amount set forth opposite such date:

                  Date                             Percentage
                  ----                             ----------
                  March 31, 2004                      10.0%
                  March 31, 2005                      15.0%
                  March 31, 2006                      30.0%
                  March 31, 2007                      30.0%
                  September 18, 2007                  15.0%

                  (e) The Total Restatement Revolving Commitments shall be permanently reduced on each of the dates set forth below by an aggregate amount equal to the percentage of the Restatement Revolving Aggregate Committed Amount set forth opposite such date:

                  Date                             Percentage
                  ----                             ----------
                  September 30, 2005                 10.0%
                  December 30, 2005                  10.0%
                  March 30, 2006                     10.0%
                  June 30, 2006                      10.0%
                  September 30, 2006                 10.0%

                  December 30, 2006                  12.5%
                  March 30, 2007                     12.5%
                  June 30, 2007                      12.5%
                  September 18, 2007                 12.5%

                  (f) Notwithstanding anything to the contrary in this Section 2.3, if any Holdings Debt is outstanding on the date (the "Six-Month Date") that is six months prior to the stated maturity of such Holdings Debt then, on such Six-Month Date, all outstanding Term Loans shall automatically become due and payable and the Revolving Commitments shall automatically be terminated. Holdings Debt that has been defeased in accordance with the terms thereof shall be deemed to be no longer outstanding for the purposes of this paragraph.

                  (g) Any reduction or termination of the Revolving Commitments pursuant to this Section 2.3 shall be accompanied by prepayment of the relevant Revolving Loans and/or Swingline Loans to the extent that the relevant Total Revolving Extensions of Credit exceed the amount of the relevant Total Revolving Commitments after giving effect thereto, provided that, in the case of the Restatement Revolving Facility, if the aggregate principal amount of Restatement Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Funding Agent for the benefit of the Restatement Revolving Lenders on terms and conditions satisfactory to the Funding Agent. The application of any prepayment pursuant to this paragraph shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this paragraph (other than ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.4. Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Restatement Revolving Commitments from time to time during the Revolving Commitment Period by making swingline loans ("Swingline Loans") to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Restatement Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Restatement Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

                  2.5. Procedure for Swingline Borrowing; Refunding of Swingline Loans. v) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 12:00 Noon, Dallas time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Not later than 2:00 P.M., Dallas time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Funding Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Funding Agent shall make the proceeds of such Swingline Loan available to the

Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Funding Agent on such Borrowing Date in immediately available funds.

                  (a) The Swingline Lender, at any time and from time to time in its sole and absolute discretion and in consultation with the Borrower (provided that the failure to so consult shall not affect the ability of the Swingline Lender to make the following request) may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 1:00 P.M., Dallas time, request each Restatement Revolving Lender to make, and each Restatement Revolving Lender hereby agrees to make, a Restatement Revolving Loan, in an amount equal to such Restatement Revolving Lender's Restatement Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Restatement Revolving Lender shall make the amount of such Restatement Revolving Loan available to the Funding Agent at the Funding Office in immediately available funds, not later than 11:00 A.M., Dallas time, one Business Day after the date of such notice. The proceeds of such Restatement Revolving Loans shall be immediately made available by the Funding Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Funding Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Restatement Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (b) If prior to the time a Restatement Revolving Loan would have otherwise been made pursuant to Section 2.5(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Restatement Revolving Loans may not be made as contemplated by Section 2.5(b), each Restatement Revolving Lender shall, on the date such Restatement Revolving Loan was to have been made pursuant to the notice referred to in Section 2.5(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Restatement Revolving Lender's Restatement Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Restatement Revolving Loans.

                  (c) Whenever, at any time after the Swingline Lender has received from any Restatement Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Restatement Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (d) Each Restatement Revolving Lender's obligation to make the Loans referred to in Section 2.5(b) and to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Restatement Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other

Loan Party or any other Restatement Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.6. Commitment Fees, etc. vi) The Borrower agrees to pay to the Funding Agent for the account of each Revolving Lender a nonrefundable commitment fee through the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the relevant Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date.

                  (a) The Borrower agrees to pay to the Funding Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Funding Agent.

                  2.7. Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Funding Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the relevant Total Revolving Extensions of Credit would exceed the relevant Total Revolving Commitments. Any reduction of the Revolving Commitments shall be allocated to such Revolving Facility as shall be directed by the Borrower. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple of $1,000,000 in excess thereof, shall reduce permanently the relevant Revolving Commitments then in effect and shall be applied pro rata to the scheduled reductions thereof.

                  2.8. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Funding Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Prepayments of Revolving Loans shall be allocated to such Revolving Facility as shall be directed by the Borrower. Upon receipt of any such notice, the Funding Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

                  2.9. Mandatory Prepayments(a) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, (i) unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within two Business Days after the deadline by which such Reinvestment Notice is otherwise required to be delivered in respect of such Asset Sale or Recovery Event toward the prepayment of the Term Loans (provided that the foregoing requirement shall not apply to the first $10,000,000 of aggregate Net Cash Proceeds received after the Restatement Effective Date) and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans.

                  (b) The application of any prepayment pursuant to this Section
2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.10. Conversion and Continuation Options. vii) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Funding Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Funding Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Funding Agent shall promptly notify each relevant Lender thereof.

                  (a) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Funding Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that (i) no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and (ii) if the Borrower shall fail to give any required notice as described above in this paragraph, the relevant Eurodollar Loans shall be automatically converted to Eurodollar Loans having a one-month Interest Period on the last day of the then expiring Interest Period. Upon receipt of any such notice, the Funding Agent shall promptly notify each relevant Lender thereof.

                  2.11. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

                  2.12. Interest Rates and Payment Dates. viii) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (a) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (b) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Restatement Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Restatement Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.13. Computation of Interest and Fees. ix) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Funding Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Funding Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (a) Each determination of an interest rate by the Funding Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Funding Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Funding Agent in determining any interest rate pursuant to Section 2.12(a).

                  2.14. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Funding Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Funding Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Funding Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Funding Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.15. Pro Rata Treatment and Payments. x) Each borrowing by the Borrower from the Revolving Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the relevant Revolving Commitments of the relevant Lenders. It is understood that each borrowing of Revolving Loans shall be allocated to such Revolving Facility as shall be selected by the Borrower.

                  (a) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 2.15(d)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans, Tranche B Term Loans and Incremental Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Existing Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Existing Revolving Loans then held by the Existing Revolving Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Restatement Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Restatement Revolving Loans then held by the Restatement Revolving Lenders.

                  (c) Notwithstanding anything to the contrary in this Agreement, with respect to the amount of any mandatory prepayment of the Term Loans pursuant to Section 2.9 and, if the Borrower so elects in its sole discretion, any optional prepayment of the Term Loans pursuant to Section 2.8, that in any such case is allocated to Tranche B Term Loans or Incremental Term Loans (such amounts, the "Tranche B Prepayment Amount" and the "Incremental Prepayment Amount", respectively), at any time when Tranche A Term Loans remain outstanding, the Borrower will (or, in the case of optional prepayments, may), in lieu of applying such amount to the prepayment of Tranche B Term Loans and Incremental Term Loans, respectively, on the date specified in Section 2.9 or 2.8, as the case may be, for such prepayment, give the Funding Agent telephonic notice (promptly confirmed in writing) requesting that the Funding Agent prepare and provide to each Tranche B Lender and Incremental Term Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Funding Agent will send to each Tranche B Lender and Incremental Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit F, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the prepayment amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Incremental Term Loans, as the case may be. On the Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders and Incremental Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above, (ii) the Borrower shall pay to the Tranche A Term Lenders an amount equal to 50% (or, in the case of optional prepayments, such percentage as shall be determined by the Borrower in its sole discretion) of the portion of the Tranche B Prepayment Amount and the Incremental Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans, and (iii) the Borrower shall be entitled to retain the remaining portion of the Tranche B Prepayment Amount and the Incremental Prepayment Amount not accepted by the relevant Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Dallas time, on the due date thereof to the Funding Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Funding Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a

Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Funding Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Funding Agent, the Funding Agent may assume that such Lender is making such amount available to the Funding Agent, and the Funding Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Funding Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Funding Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Funding Agent. A certificate of the Funding Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Funding Agent by such Lender within three Business Days of such Borrowing Date, the Funding Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing in this paragraph shall be deemed to limit the rights of the Funding Agent or the Borrower against any Lender.

                  (f) Unless the Funding Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Funding Agent, the Funding Agent may assume that the Borrower is making such payment, and the Funding Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Funding Agent by the Borrower within three Business Days of such required date, the Funding Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Funding Agent or any Lender against the Borrower.

                  2.16. Requirements of Law. xi) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Restatement Effective Date:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Funding Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Restatement Effective Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Funding Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Funding Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17. Taxes. xii) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Funding Agent or any Lender as a result of a present or former connection between the Funding Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Funding Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Funding Agent or any Lender hereunder, the amounts so payable to the Funding Agent or such Lender shall be increased to the extent necessary to yield to the Funding Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (a) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (b) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Funding Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Funding Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Funding Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Funding Agent or any Lender as a result of any such failure.

                  (c) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Funding Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). The inability of a Non-U.S. Lender (or a Transferee) to deliver any form pursuant to this Section 2.17(d) as a result of a change in law after the date such Lender (or a Transferee) becomes a Lender (or a Transferee) hereunder or as a result of a change in circumstances of the Borrower or the use of proceeds of such Lender's (or Transferee's) Loans shall not constitute a failure to comply with this Section 2.17(d) and accordingly the indemnities to which such Person is entitled pursuant to this Section 2.17 shall not be affected as a result of such inability. If a Lender (or Transferee) as to which the preceding sentence does not apply is unable to deliver any form pursuant to this Section 2.17(d), the sole consequence of such failure to deliver as a result of such inability shall be that the indemnity described in
Section 2.17(a) hereof for any Non-Excluded Taxes shall not be available to such Lender or Transferee with respect to the period that would otherwise be covered by such form.

                  (d) A Lender that is entitled to an exemption from non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Funding Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (e) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to Section 2.17(a) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.18. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

                  2.20. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 which has eliminated the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agents, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agents or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

                  3.1. L/C Commitment. xiii) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Restatement Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Restatement Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) unless otherwise agreed by the Funding Agent and the relevant Issuing Lender, have a face amount of at least $500,000 and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (a) No Issuing Lender shall be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Funding Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3. Fees and Other Charges. xiv) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Restatement Revolving Facility, shared ratably among the Restatement Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the relevant issuance date.

                  (a) In addition to the foregoing fees, the Borrower shall pay or reimburse the relevant Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4. L/C Participations. xv) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Restatement Revolving Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand an amount equal to such L/C Participant's Restatement Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (a) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Restatement Revolving Facility. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (b) Whenever, at any time after the relevant Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the relevant Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the relevant Issuing Lender in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.12(b) and (ii) thereafter, Section 2.12(c).

                  3.6. Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the relevant Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of any Issuing Lender to the Borrower.

                  3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Agents and each Lender that:

                  4.1. Financial Condition. The unaudited consolidated balance sheet of the Borrower as at September 30, 2001, and the related unaudited consolidated statements of operations and cash flows for the nine-month period ended on such date, have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in such financial statements. During the period from September 30, 2001 to and including the Restatement Effective Date, there has been no Disposition by Holdings, the Borrower or any of its Subsidiaries of any material part of its business or property.

                  4.2. No Change. Since December 31, 2000 there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3. Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, in each case with respect to clauses (c) and (d), except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 4.20. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Guarantee and Collateral Agreement).

                  4.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7. No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8. Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9. Intellectual Property. Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use, validity or effectiveness of any material Intellectual Property owned or licensed by Holdings, the Borrower or any of its Subsidiaries, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10. Taxes. Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11. Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Funding Agent, the Borrower will furnish to the Funding Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by, and payment made to, employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

                  4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $1,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor, to the Borrower's knowledge, any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan of Holdings or any of its Subsidiaries nor, to the Borrower's knowledge, any other Multiemployer Plan, is in Reorganization or Insolvent.

                  4.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15. Subsidiaries. Except as disclosed to the Funding Agent by the Borrower in writing from time to time after the Restatement Effective Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of Holdings, the Borrower and each of the Borrower's Subsidiaries (except any Shell Subsidiary) and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by any Loan Party and (b) except as set forth on Schedule 4.15, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of the Borrower or any of its Subsidiaries (except any Shell Subsidiary), except as created by the Loan Documents.

                  4.16. Use of Proceeds. The proceeds of the Loans, and the Letters of Credit, shall be used for general purposes, including to finance permitted Investments.

                  4.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) neither Holdings, the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  4.18. Certain Cable Television Matters. Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect:

                  (a) (i) Holdings, the Borrower and its Subsidiaries possess all Authorizations necessary to own, operate and construct the CATV Systems or otherwise for the operations of their businesses and are not in violation thereof and (ii) all such Authorizations are in full force and effect and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization;

                  (b) neither Holdings, the Borrower nor any of its Subsidiaries is in violation of any duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to the operation of any portion of any of the CATV Systems;

                  (c) (i) there is not pending or, to the best knowledge of Holdings or the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License held by Holdings, the Borrower or any of its Subsidiaries and (ii) there is not pending or, to the best knowledge of Holdings or the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization; and

                  (d) there is not issued or outstanding or, to the best knowledge of Holdings or the Borrower, threatened, any notice of any hearing, violation or complaint against Holdings, the Borrower or any of its Subsidiaries with respect to the operation of any portion of the CATV Systems and neither Holdings nor the Borrower has any knowledge that any Person intends to contest renewal of any Authorization.

                  4.19. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, as supplemented from time to time prior to the date this representation and warranty is made or deemed made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.20. Security Interests. The Guarantee and Collateral Agreement is effective to create in favor of the Funding Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of certificated Pledged Stock described in the Guarantee and Collateral Agreement, when certificates representing such Pledged Stock are delivered to the Administrative Agents, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements specified on Schedule 4.20 in appropriate form are filed in the offices specified on Schedule 4.20, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person.

                  4.21. Solvency. Each Loan Party (other than any Shell Subsidiary) is, and after giving effect to the financing transactions referred to herein will be and will continue to be, Solvent.

                  4.22. Certain Tax Matters. As of the Restatement Effective Date, each of Holdings, the Borrower and each of its Subsidiaries (other than any such Subsidiary that is organized as a corporation) is a Flow-Through Entity.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1. Conditions to Restatement Effective Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) Consents. The Administrative Agents shall have received executed Addenda from the Required Lenders (including, in any event, each Restatement Revolving Lender and each Restatement Tranche A Term Lender) authorizing the Administrative Agents to enter into this Agreement. It is understood that the changes made to Section 2.9(b) of the Existing Credit Agreement pursuant to this Agreement require the consent of the Required Prepayment Lenders and shall be removed from the final Execution Copy of this Agreement if such consent is not obtained.

                  (b) Agreement. This Agreement shall have been executed and delivered by Holdings, the Borrower and the Agents.

                  (c) Payment of Fees. The Borrower shall have paid to the Funding Agent the fees due on the Restatement Effective Date in the amounts agreed separately by the Borrower, including (a) an upfront fee payable to each Restatement Revolving Lender and each Restatement Tranche A Term Lender in an amount equal to 0.30% of its Restatement Revolving Commitment or Restatement Tranche A Term Loans, respectively, and (b) an amendment fee payable to each consenting Lender in an amount equal to 0.15% of the sum of its Term Loans (other than its Restatement Tranche A Term Loans) and its Existing Revolving Commitment.

                  (d) Legal Opinions. On the Restatement Effective Date, the Funding Agent shall have received the legal opinion of Irell & Manella LLP, counsel to Holdings and the Borrower, with respect to the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agents. Holdings and the Borrower authorize and direct their counsel to furnish such opinion.

                  (e) Closing Certificates. The Funding Agent shall have received a certificate of each of Holdings and the Borrower, dated the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Other Documents. In the case of any extension of credit made on an Increased Facility Closing Date, the Administrative Agents shall have received such documents and information as they may reasonably request.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in Sections 5.2(a) and (b) have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  Holdings and the Borrower hereby agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall, and shall cause each Subsidiary of the Borrower to:

                  6.1. Financial Statements. Furnish to the Funding Agent (with sufficient copies for each Lender):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2. Certificates; Other Information. Furnish to the Funding Agent (with sufficient copies for each Lender) (or (i) in the case of clause (e) below, to the Administrative Agents and (ii) in the case of clause (f) below, to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.1, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a budget for the following fiscal year (which shall include projected Consolidated Operating Cash Flow and budgeted capital expenditures), and, as soon as available, material revisions, if any, of such budget with respect to such fiscal year (collectively, the "Budget"), which Budget shall in each case be accompanied by a certificate of a Responsible Officer stating that such Budget is based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Budget is incorrect or misleading in any material respect;

                  (d) within five days after the same are sent, copies of all financial statements and reports (including reports on Form 10-K, 10-Q or 8-K) that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

                  (e) no later than three Business Days prior to consummating any transaction described in Section 7.2(f), 7.2(g), 7.2(h), 7.5(e), 7.5(f), 7.5(g), 7.6(b), 7.7(f), 7.7(g) or (with respect to payment of deferred management fees) 7.8(c), a certificate of a Responsible Officer demonstrating in reasonable detail (i) that both before and after giving effect to such transaction, no Default or Event of Default shall be in effect (including, on a pro forma basis, pursuant to Section 7.1) and (ii) compliance with any other financial tests referred to in the relevant Section, provided that, in the case of Investments, Dispositions or the payment of deferred management fees, the requirement to deliver such certificate shall not apply to any Investment or Disposition pursuant to which the Consideration paid is less than $25,000,000 or to any such payment of deferred management fees in an amount less than $5,000,000; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be.

                  6.4. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5. Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general geographic area by companies engaged in the same or a similar business.

                  6.6. Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, coordinated through the Administrative Agents, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7. Notices. Promptly give notice to the Funding Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, that, in either case, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding commenced against Holdings, the Borrower or any of its Subsidiaries which could reasonably be expected to result in a liability of $25,000,000 or more to the extent not covered by insurance or which could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8. Environmental Laws. xvi) Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (a) Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9. Interest Rate Protection. At all times cause at least 50% of the aggregate outstanding principal amount of Holdings Debt, Specified Long-Term Indebtedness and Term Loans to be subject to a fixed rate, whether directly or pursuant to Hedge Agreements having terms and conditions reasonably satisfactory to the Administrative Agents.

                  6.10. Additional Collateral. With respect to any new Subsidiary (other than a Shell Subsidiary so long as it qualifies as such) created or acquired by the Borrower or any of its Subsidiaries (which shall be deemed to have occurred in the event that any Non-Recourse Subsidiary or Qualified LaGrange Entity ceases to qualify as such), promptly (a) execute and deliver to the Funding Agent such amendments to the Guarantee and Collateral Agreement as the Funding Agent deems necessary or advisable to grant to the Funding Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests and intercompany obligations of such new Subsidiary that are held by Holdings, the Borrower or any of its Subsidiaries (limited, in the case of Equity Interests of any Foreign Subsidiary, to 66% of the total outstanding Equity Interests of such Foreign Subsidiary), (b) deliver to the Funding Agent the certificates, if any, representing such Equity Interests, and any intercompany notes evidencing such obligations, together with undated stock powers and endorsements, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be and (c) except in the case of a Foreign Subsidiary, an Excluded Acquired Subsidiary (until it ceases to qualify as such) or a Qualified LaGrange Entity (until it ceases to qualify as such), cause such new Subsidiary (i) to become a party to the Guarantee and Collateral Agreement and (ii) to take such actions necessary or advisable to grant to the Funding Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Funding Agent.

                  6.11. Organizational Separateness. In the case of Holdings, each Specified Holdings Subsidiary, each Non-Recourse Subsidiary and the Borrower and its Subsidiaries, (a) satisfy customary formalities with respect to organizational separateness, including, without limitation, (i) the maintenance of separate books and records and (ii) the maintenance of separate bank accounts in its own name; (b) act solely in its own name and through its authorized officers and agents; (c) in the case of the Borrower or any of its Subsidiaries, not make or agree to make any payment to a creditor of Holdings, any Specified Holdings Subsidiary or any Non-Recourse Subsidiary; (d) not commingle any money or other assets of Holdings, any Specified Holdings Subsidiary or any Non-Recourse Subsidiary with any money or other assets of the Borrower or any of its Subsidiaries; and (e) not take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate organizational existence of Holdings, each Specified Holdings Subsidiary and each Non-Recourse Subsidiary from the Borrower and its Subsidiaries being ignored under any circumstance. Holdings agrees to cause each Specified Holdings Subsidiary, and the Borrower agrees to cause each Non-Recourse Subsidiary, to comply with the applicable provisions of this Section 6.11.

                         SECTION 7. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly (provided that only Sections 7.2, 7.3, 7.4, 7.10, 7.12, 7.14(b) and 7.15 shall apply to Holdings):

                  7.1. Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio determined as of the last day of any fiscal quarter of the Borrower ending during any period set forth below to exceed the ratio set forth below opposite such period:

      Period                               Consolidated Leverage Ratio
through 12/31/01                                   5.00 to 1.0
01/01/02 - 12/31/02                                4.50 to 1.0
01/01/03 - 06/30/03                                4.25 to 1.0
07/01/03 and thereafter                            4.00 to 1.0

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio determined as of the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period:

      Period                       Consolidated Interest Coverage Ratio
through - 03/31/05                              1.75 to 1.0
04/01/05 and thereafter                         2.00 to 1.0

                  (c) Consolidated Debt Service Coverage Ratio. Permit the Consolidated Debt Service Coverage Ratio determined as of the last day of any fiscal quarter to be less than 1.25 to 1.0.

                  7.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) (i) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary and (ii) Indebtedness incurred by Renaissance Media Holdings LLC and its Subsidiaries resulting from Investments made pursuant to
         Section 7.7(e)(ii) in the form of intercompany loans;

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

                  (d) the Helicon Preferred Stock;

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(f) in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding;

                  (f) Indebtedness of the Borrower (but not any Subsidiary of the Borrower) incurred on any Threshold Transaction Date so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) such Indebtedness shall have no scheduled amortization prior to the date that is one year after the final maturity of the Term Loans outstanding on the date such Indebtedness is incurred and (iii) the covenants and default provisions applicable to such Indebtedness shall be no more restrictive than those contained in this Agreement, provided that the requirement that such Indebtedness be incurred on a Threshold Transaction Date shall not apply in the case of any refinancing of Indebtedness previously incurred pursuant to this
         Section 7.2(f) so long as the interest rate and cash-pay characteristics applicable to such refinancing Indebtedness are no more onerous than those applicable to such refinanced Indebtedness;

                  (g) Indebtedness of any Person that becomes a Subsidiary pursuant to an Investment permitted by Section 7.7 (other than as set forth in Section 7.2(h)), so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) such Indebtedness existed at the time of such Investment and was not created in anticipation thereof, (iii) the Borrower shall use its best efforts to cause such Indebtedness to be repaid no later than 120 days after the date of such Investment, (iv) if such Indebtedness is not repaid within such period then, until such Indebtedness is repaid, the operating cash flow of the relevant Subsidiary shall be excluded for the purposes of calculating Consolidated Operating Cash Flow (whether or not distributed to the Borrower or any of its other Subsidiaries) and (v) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this paragraph shall not exceed $250,000,000;

                  (h) Indebtedness of Renaissance Media Holdings LLC and its Subsidiaries outstanding on the Restatement Effective Date, so long as
         (i) no principal shall be payable in respect of such Indebtedness until October 2008, (ii) no cash interest shall be payable in respect of such Indebtedness until October 2003 and (iii) the aggregate outstanding principal amount of

         Indebtedness incurred pursuant to this paragraph shall not exceed $99,000,000 plus any amounts that accrete in respect thereof after September 30, 2001 at a per annum rate of 10.0%;

                  (i) letters of credit for the account of the Borrower or any of its Subsidiaries obtained other than pursuant to this Agreement, so long as the aggregate undrawn face amount thereof, together with any unreimbursed reimbursement obligations in respect thereof, does not exceed $35,000,000 at any one time;

                  (j) Indebtedness of Holdings (but not the Borrower or any of its Subsidiaries) so long as, except in the case of the Senior Notes, 100% of any Net Cash Proceeds thereof (other than any such Net Cash Proceeds that are applied to refinance other Indebtedness of Holdings to the extent permitted by Section 7.8) shall be used by Holdings (or shall have been used) to make Investments in one or more of Holdings' Affiliates primarily involved (either directly or through Subsidiaries) in businesses of the type described in Section 7.14(a);

                  (k) Indebtedness incurred pursuant to the LaGrange Documents or any other sale and leaseback transaction permitted by Section 7.10; and

                  (l) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $50,000,000 at any one time outstanding.

                  7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments and other governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits made to secure the performance of bids, tenders, trade contracts, leases, statutory or regulatory obligations, surety and appeal bonds, bankers acceptances, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case excluding obligations for borrowed money;

                  (e) easements, rights-of-way, municipal and zoning ordinances, title defects, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings, the Borrower or any of its Subsidiaries;

                  (f) Liens securing Indebtedness of Holdings, the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and
         (iii) the amount of Indebtedness secured thereby is not increased;

                  (g) Liens created pursuant to the Guarantee and Collateral Agreement securing obligations of the Loan Parties under (i) the Loan Documents, (ii) Hedge Agreements provided by any Lender or any Affiliate of any Lender and (iii) letters of credit issued pursuant to
         Section 7.2(i) by any Lender or any Affiliate of any Lender;

                  (h) any landlord's Lien or other interest or title of a lessor under any lease or a licensor under a license entered into by Holdings, the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;

                  (i) Liens on the Mirror Note (as defined in the Senior Note Indenture) securing the Senior Notes;

                  (j) Liens created under Pole Agreements on cables and other property affixed to transmission poles or contained in underground conduits;

                  (k) Liens of or restrictions on the transfer of assets imposed by any franchisors, utilities or other regulatory bodies or any federal, state or local statute, regulation or ordinance, in each case arising in the ordinary course of business in connection with franchise agreements or Pole Agreements;

                  (l) Liens arising from judgments or decrees not constituting an Event of Default under Section 8(h);

                  (m) Liens arising under or in connection with the LaGrange Documents or any other sale and leaseback transaction permitted by
         Section 7.10; and

                  (n) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to Holdings, the Borrower and all Subsidiaries) $20,000,000 at any one time.

                  7.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving entity);

                  (b) any Subsidiary of the Borrower that is a holding company with no operations may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity);

                  (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Wholly Owned Subsidiary Guarantor;

                  (d) any Shell Subsidiary may be dissolved; and

                  (e) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, Holdings may be merged or consolidated with any Affiliate of Paul G. Allen (provided that either (i) Holdings is the continuing or surviving entity or (ii) if Holdings is not the continuing or surviving entity, such continuing or surviving entity assumes the obligations of Holdings under the Loan Documents to which it is a party pursuant to an instrument in form and substance reasonably satisfactory to the Administrative Agents and, in connection therewith, the Administrative Agents shall receive such legal opinions, certificates and other documents as they may reasonably request).

                  7.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any Equity Interests to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c)      Dispositions expressly permitted by Section 7.4;

                  (d) the sale or issuance of any Subsidiary's Equity Interests to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (e) the Disposition (directly or indirectly through the Disposition of 100% of the Equity Interests of a Subsidiary) of operating assets by the Borrower or any of its Subsidiaries (it being understood that Exchange Excess Amounts (other than Excluded Exchange Excess Amounts) shall be deemed to constitute usage of availability in respect of Dispositions pursuant to this Section 7.5(e)), provided that
         (i) on the date of such Disposition (the "Disposition Date"), no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) the Annualized Asset Cash Flow Amount attributable to the assets being disposed of, when added to the Annualized Asset Cash Flow Amount attributable to all other assets previously disposed of pursuant to this Section 7.5(e) during the one-year period ending on such Disposition Date (or, if shorter, the period from the Restatement Effective Date to such Disposition Date), shall not exceed an amount equal to 30% of Annualized Pro Forma Operating Cash Flow determined as of such Disposition Date; (iii) the Annualized Asset Cash Flow Amount attributable to the assets being disposed of, when added to the Annualized Asset Cash Flow Amount attributable to all other assets previously disposed of pursuant to this Section 7.5(e) during the period from the Restatement Effective Date to such Disposition Date, shall not exceed an amount equal to 50% of Annualized Pro Forma Operating Cash Flow determined as of such Disposition Date; (iv) except in the case of any Exchange, at least 75% of the proceeds of such Disposition shall be in the form of cash; and
         (v) the Net Cash Proceeds of such Disposition shall be applied to prepay the Term Loans to the extent required by Section 2.9(a);

                  (f) any Exchange by the Borrower and its Subsidiaries; provided that (i) on the date of such Exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) in the event that the Annualized Asset Cash Flow Amount attributable to the assets being Exchanged exceeds the annualized asset cash flow amount (determined in a manner comparable to the manner in which Annualized Asset Cash Flow Amounts are determined hereunder) of the assets received in connection with such Exchange (such excess amount, an "Exchange Excess Amount"), then, unless such Exchange Excess Amount is an Excluded Exchange Excess Amount, the Disposition of such Exchange Excess Amount is permitted by clauses (ii) and (iii) of Section 7.5(e); and (iii) the Net Cash Proceeds of such Exchange, if any, shall be applied to prepay the Term Loans to the extent required by Section 2.9(a);

                  (g) Dispositions of property acquired after the Restatement Effective Date (other than property acquired in connection with Exchanges of property owned on the Restatement Effective Date), so long as (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) a definitive agreement to consummate such Disposition is executed no later than twelve months after the date on which relevant property is acquired and (3) such Disposition is consummated within eighteen months after the date on which the relevant property is acquired; and

                  (h) the Disposition of other property having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrower.

                  7.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of Holdings, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (b) the Borrower may make distributions (directly or indirectly) to any Qualified Parent Company or any Affiliate of the Borrower for the purpose of enabling such Person to make scheduled interest payments in respect of its Qualified Indebtedness, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) each such distribution shall be made on a Threshold Transaction Date (except in the case of any distribution made for the purpose of paying interest on (x) Qualified Indebtedness to the extent that the Net Cash Proceeds thereof were contributed to the Borrower as a capital contribution, (y) Qualified Indebtedness incurred to refinance such Qualified Indebtedness or (z) the Senior Notes or any Indebtedness incurred to refinance the Senior Notes) (it being understood that, in the event that any Qualified Indebtedness is used for any of the purposes described in clause (x),
         (y) or (z) of the preceding parenthetical and for other purposes, the portion used for such purposes described in such clause will be entitled to the exclusion created by the preceding parenthetical) and
         (iii) each such distribution shall be made no earlier than three Business Days prior to the date the relevant interest payment is due;

                  (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) the Borrower may make distributions to Holdings or direct payments to be used to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of any Qualified Parent Company held by any member of management of Holdings, the Borrower or any of its Subsidiaries pursuant to any management equity subscription agreement or stock option agreement in effect as of the Restatement Effective Date, provided that the aggregate amount of such distributions shall not exceed $10,000,000 in any fiscal year of the Borrower and (ii) the Borrower may make distributions to Holdings as described in the last sentence of Section 7.9; and

                  (d) the Borrower may make distributions to Holdings to permit Holdings (or any parent company thereof) to pay (i) attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with any issuance, sale or incurrence by Holdings (or any such parent company) of Equity Interests or Indebtedness (other than any such amounts customarily paid out of the proceeds of transactions of such type), provided, that such amounts shall be allocated in an appropriate manner (determined after consultation with the Administrative Agents) among the Borrower and the other operating Subsidiaries, if any, of the issuer or obligor in respect of such Equity Interests or Indebtedness, (ii) costs and expenses incurred in connection with any Exchange Offer (as defined in the Senior Note Indenture) or any similar concept having a comparable purpose contained in the documentation governing any other Holdings Debt and (iii) other administrative expenses (including legal, accounting, other professional fees and costs, printing and other such fees and expenses) incurred in the ordinary course of business, in an aggregate amount in the case of this clause (iii) not to exceed $2,000,000 in any fiscal year;


                  (e) in respect of any calendar year or portion thereof during which the Borrower is a Flow-Through Entity, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make distributions (directly or indirectly) to the direct or indirect holders of the Equity Interests of the Borrower that are not Flow-Through Entities, in proportion to their ownership interests, sufficient to permit each such holder to pay income taxes that are required to be paid by it with respect to its Equity Interests in the Borrower for the prior calendar year, as estimated by the Borrower in good faith; and

                  (f) Helicon may make the Restricted Payments consisting of distributions or dividends on or redemptions of the Helicon Preferred Stock.

                  7.7. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a significant part of a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      investments in Cash Equivalents;

                  (c)      Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

                  (e) Investments (including capital expenditures) by the Borrower or any of its Subsidiaries in (i) the Borrower or any Person that, prior to such Investment, is a Wholly Owned Subsidiary Guarantor or (ii) Renaissance Media Holdings LLC and its Subsidiaries so long as, in the case of this clause (ii), such Investments are in the ordinary course of business consistent with historical practices;

                  (f) acquisitions by the Borrower or any Wholly Owned Subsidiary Guarantor of operating assets (substantially all of which consist of cable systems), directly through an asset acquisition or indirectly through the acquisition of 100% of the Equity Interests of a Person substantially all of whose assets consist of cable systems, provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate Consideration (excluding Consideration paid with the proceeds of Paul Allen Contributions and

         Consideration consisting of operating assets transferred in connection with Exchanges) paid in connection with such acquisitions, other than acquisitions consummated on a Threshold Transaction Date, shall not exceed $750,000,000 during the term of this Agreement;

                  (g) the Borrower or any of its Subsidiaries may contribute cable systems to any Non-Recourse Subsidiary so long as (i) such Disposition is permitted pursuant to Section 7.5(e), (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) after giving effect thereto, the Consolidated Leverage Ratio shall be equal to or lower than the Consolidated Leverage Ratio in effect immediately prior thereto and
         (iv) the Equity Interests received by the Borrower or any of its Subsidiaries in connection therewith shall be pledged as Collateral (either directly or through a holding company parent of such Non-Recourse Subsidiary so long as such parent is a Wholly Owned Subsidiary Guarantor); and

                  (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $300,000,000 during the term of this Agreement.

Notwithstanding anything to the contrary in this Agreement, in no event shall the sum of (i) the aggregate amount of letters of credit and surety arrangements (including unreimbursed reimbursement obligations in respect thereof) and security deposits posted by the Borrower or any of its Subsidiaries in connection with potential Investments (including pursuant to letters of intent) and (ii) the aggregate outstanding amount of L/C Obligations, exceed $350,000,000 at any one time.

                  7.8. Certain Payments and Modifications Relating to Indebtedness and Management Fees. xvii) Make or offer to make any payment, prepayment, repurchase or redemption in respect of, or otherwise optionally or voluntarily defease or segregate funds with respect to (collectively, "prepayment"), any Specified Long-Term Indebtedness, other than (i) the payment of scheduled interest payments required to be made in cash, (ii) the prepayment of Specified Subordinated Debt with the proceeds of other Specified Long-Term Indebtedness or of Loans and (iii) the prepayment of any such Indebtedness with the proceeds of other Specified Long-Term Indebtedness, so long as such new Indebtedness has terms no less favorable to the interests of the Borrower and the Lenders than those applicable to the Indebtedness being refinanced.

                  (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Specified Long-Term Indebtedness, other than any such amendment, modification, waiver or other change that (i) (x) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or (y) is immaterial to the interests of the Lenders and (ii) does not involve the payment of a consent fee.

                  (b) Make, agree to make or expense any payment in respect of management fees to any Person other than the Borrower or a Wholly Owned Subsidiary Guarantor, directly or indirectly, except that the Borrower may pay management fees pursuant to the Management Fee Agreement so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the aggregate amount of such payments expensed during any fiscal year of the Borrower shall not exceed 3.50% of consolidated revenues of the Borrower and its consolidated Subsidiaries for the immediately preceding fiscal year (provided that, in addition, payments of management fees may be made in respect of amounts that have been accrued, but were not paid, during any preceding fiscal year of the Borrower ending on or after December 31, 2000, so long as the aggregate amount of payments made pursuant to this parenthetical during any fiscal year of the Borrower (other than any such payments made on a Threshold Management Fee Date), when added to the aggregate amount of non-deferred management fees otherwise paid pursuant to this clause (ii) during such fiscal year, shall not exceed 5.0% of consolidated revenues of the Borrower and its consolidated Subsidiaries for the immediately preceding fiscal year ) and (iii) each such payment shall be made no earlier than three Business Days prior to the date such payment is due.

                  (c) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Management Fee Agreement, other than any such amendment, modification, waiver or other change that (i) (x) would extend the due date or reduce (or increase to the amount permitted by Section 7.8(c)) the amount of any payment thereunder or (y) does not adversely affect the interests of the Lenders (it being understood that a change in the manager thereunder to another member of the Charter Group does not adversely affect the interests of the Lenders) and
(ii) does not involve the payment of a consent fee.

                  7.9. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) not prohibited under this Agreement,
(b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. The foregoing restrictions shall not apply to transactions expressly permitted by
Section 7.6 or Section 7.8(c). Notwithstanding anything to the contrary in this
Section 7.9, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay (either directly or by way of a distribution to Holdings) amounts not in excess of 1.0% of the aggregate enterprise value of Investments permitted hereby to certain members of the Charter Group.

                  7.10. Sales and Leasebacks. Enter into any arrangement (other than pursuant to the LaGrange Documents) with any Person (other than Subsidiaries of the Borrower) providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt does not exceed $125,000,000.

                  7.11. Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.12. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) pursuant to Contractual Obligations assumed in connection with Investments (but not created in contemplation thereof) so long as the maximum aggregate liabilities of Holdings and its Subsidiaries pursuant thereto do not exceed $2,000,000 at any time, (d) the Senior Note Indenture and any other document governing Indebtedness permitted hereby so long as such restrictions are no more onerous than those contained in the Senior Note Indenture and (e) the prohibitions and limitations on the LaGrange Entities pursuant to the LaGrange Documents.

                  7.13. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Equity Interests or assets of such Subsidiary in a transaction otherwise permitted by this Agreement, (iii) any restrictions contained in the Senior Note Indenture or any other document governing Indebtedness permitted hereby so long as such restrictions are no more onerous than those contained in the Senior Note Indenture and (iv) the encumbrances and restrictions on the LaGrange Entities pursuant to the LaGrange Documents.

                  7.14. Lines of Business; Holding Company Status; Non-Recourse Subsidiaries. (a) Enter into any business, either directly or through any Subsidiary, except for (i) those businesses in which the Borrower and its Subsidiaries are significantly engaged on the Restatement Effective Date and (ii) businesses which are reasonably similar or related thereto or reasonable extensions thereof but not, in the case of this clause (ii), in the aggregate, material to the overall business of the Borrower and its Subsidiaries (collectively, "Permitted Lines of Business"), provided, that, in any event, the Borrower and its Subsidiaries will continue to be primarily engaged in the businesses in which they are primarily engaged on the Restatement Effective Date.

                  (b) In the case of Holdings and the Borrower, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Equity Interests of other Persons or (ii) own, lease, manage or otherwise operate any properties or assets other than Equity Interests of other Persons.

                  (c) Furnish any funds to or make any Investment in any Non-Recourse Subsidiary or other Person for purposes of enabling it to make any Restricted Payment or any "prepayment" or payment of the type described in
Section 7.8(a) or (c) that could not be made directly by the Borrower or any of its Subsidiaries, as the case may be, in accordance with the provisions of
Section 7.6 or 7.8.

                  7.15. Investments by Holdings in the Borrower. In the case of Holdings, make any Investment in the Borrower other than in the form of a capital contribution or a loan so long as such loan is evidenced by a note and pledged to the Funding Agent pursuant to the Guarantee and Collateral Agreement.

                          SECTION 8. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 6.4 and 6.6(b) of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Funding Agent or the Required Lenders; or

                  (e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or
         (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
         (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or

                  (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) Holdings, the Borrower or any of its

         Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity,
         (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (iv) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) the Guarantee and Collateral Agreement shall cease, for any reason (other than the gross negligence or willful misconduct of the Funding Agent), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by the Guarantee and Collateral Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) (i) the Paul Allen Group shall cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests having at least 51% (determined on a fully diluted basis) of the ordinary voting power for the management of the Borrower; (ii) the Paul Allen Group shall cease to own of record and beneficially, directly or indirectly, Equity Interests of Charter representing at least 25% (determined on a fully diluted basis) of the economic interests therein; (iii) a Specified Change of Control shall occur; or
         (iv) the Borrower shall cease to be a direct Wholly Owned Subsidiary of Holdings; or

                  (k) the Borrower or any of its Subsidiaries shall have received a notice of termination or suspension with respect to any of its CATV Franchises or CATV Systems from the FCC or any Governmental Authority or other franchising authority or the Borrower or any of its Subsidiaries or the grantors of any CATV Franchises or CATV Systems shall fail to renew such CATV Franchises or CATV Systems at the stated expiration thereof if the percentage represented by such CATV Franchises or CATV Systems and any other CATV Franchises or CATV Systems which are then so terminated, suspended or not renewed of Consolidated Operating Cash Flow for the 12-month period preceding the date of the termination, suspension or failure to renew, as the case may be, (giving pro forma effect to any acquisitions or Dispositions that have occurred since the beginning of such 12-month period as if such acquisitions or Dispositions had occurred at the beginning of such 12-month period), would exceed 10%, unless (i) an alternative CATV Franchise or CATV System in form and substance reasonably satisfactory to the Required Lenders shall have been procured and come into effect prior to or concurrently with the termination or expiration date of such terminated, suspended or non-renewed CATV Franchise or CATV System or (ii) the Borrower or such Subsidiary continues to operate and retain the revenues received from such systems after the stated termination or expiration and is engaged in negotiations to renew or extend such franchise rights and obtains such renewal or extension within one year following the stated termination or expiration, provided that such negotiations have not been terminated by either party thereto, such franchise rights or the equivalent thereof have not been awarded on an exclusive basis to a third Person and no final determination (within the meaning of Section 635 of the Communications Act of 1934, as amended) has been made that the Borrower or such Subsidiary is not entitled to the renewal or extension thereof;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Funding Agent may, or upon the request of the Required Lenders, the Funding Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Funding Agent may, or upon the request of the Required Lenders, the Funding Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Funding Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Funding Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

                  9.1. Appointment. Each Lender hereby irrevocably designates and appoints the Funding Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Funding Agent.

                  9.2. Delegation of Duties. The Funding Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4. Reliance by Funding Agent. The Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Funding Agent. The Funding Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Funding Agent. The Funding Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5. Notice of Default. The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Funding Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Funding Agent receives such a notice, the Funding Agent shall give notice thereof to the Lenders. The Funding Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Funding Agent shall have received such directions, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Funding Agent hereunder, the Funding Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9. Successor Funding Agent. The Funding Agent may resign as Funding Agent upon 30 days' written notice to the Lenders and the Borrower. If the Funding Agent shall resign as Funding Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Funding Agent, and the term "Funding Agent" shall mean such successor agent effective upon such appointment and approval, and the former Funding Agent's rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Funding Agent by the date that is 30 days following a retiring Funding Agent's notice of resignation, the retiring Funding Agent's resignation shall nevertheless thereupon become effective and the other Administrative Agent or, in the case of any resignation of such other Administrative Agent in its capacity as Funding Agent (which shall also be subject to the 30 day notice requirement described above), the Lenders, shall assume and perform all of the duties of the Funding Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Funding Agent's resignation as Funding Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement and the other Loan Documents.

                  9.10. Other Agents. Notwithstanding any provision to the contrary elsewhere in this Agreement (including the circumstance that the Administrative Agents shall have certain rights regarding notification, consents and other matters, to the extent expressly provided herein), no Agent other than the Funding Agent shall have any duties or responsibilities hereunder or under any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                           SECTION 10. MISCELLANEOUS

                  10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; (ii) eliminate or reduce any voting rights under this Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any material Guarantor from its obligations under the Guarantee and Collateral Agreement (in each case except in connection with Dispositions consummated or approved in accordance with the other terms of this Agreement), in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (iv) amend, modify or waive any provision of Section 9 without the written consent of each affected Agent; (vii) amend, modify or waive any provision of Section 2.4 or 2.5 without the written consent of the Swingline Lender; or (viii) amend, modify or waive any provision of Section 3 without the written consent of each affected Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. It is understood that, with respect to any voting required by this Section 10.1, all members of a particular Specified Intracreditor Group shall vote as a single unit.

                  10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower, the Administrative Agents and the Funding Agent, and as set forth in an administrative questionnaire delivered to the Funding Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

      Any Loan Party:                 c/o Charter Communications Holdings LLC
                                      12405 Powerscourt Drive
                                      St. Louis, Missouri  63131
                                      Attention:  Kent D. Kalkwarf
                                      Telecopy:  (314) 965-8793
                                      Telephone:  (314) 543-2309

      The Administrative Agents:      Bank of America, N.A.
                                      901 Main Street
                                      Dallas, TX  75202
                                      Attention:  Todd Shipley
                                      Telecopy:  (214) 508-9390
                                      Telephone:  (214) 209-1078

                                      JPMorgan Chase Bank
                                      One Chase Manhattan Plaza
                                      New York, New York  10081
                                      Attention:  Janet Belden
                                      Telecopy:  (212) 552-5658
                                      Telephone:  (212) 552-7277

      The Funding Agent:              Bank of America, N.A.
                                      901 Main Street
                                      Dallas, Texas  75202
                                      Attention: Becky McCarty
                                      Telecopy:  (214) 508-2118
                                      Telephone:  (214) 209-2513
provided that any notice, request or demand to or upon the Funding Agent, the Administrative Agents or the Lenders shall not be effective until received.

                  10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5.    Payment of Expenses and Taxes. The Borrower agrees
(a) to pay or reimburse each Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one firm of counsel to the Administrative Agents and filing and recording fees and expenses, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one firm of counsel selected by the Funding Agent and reasonably acceptable to the Administrative Agent that is not acting as Funding Agent (or, in the event that such Administrative Agent determines in good faith that issues apply to it that are not applicable to the Funding Agent or, with respect to an issue as to which another counsel is proposed to be engaged, that its interests are different from those of the Funding Agent, one additional firm of counsel selected by such Administrative Agent), together with any special or local counsel, to the Administrative Agents and not more than one other firm of counsel to the Lenders, (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Agent, their affiliates and their respective officers, directors, trustees, employees, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 15 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Kent Kalkwarf (Telephone No. 314-543-2309) (Telecopy No. 314-965-8793), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agents. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6. Successors and Assigns; Participations and Assignments. xviii) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (a) Any Lender may, without the consent of the Borrower or the Funding Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Revolving Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (b) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Funding Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Funding Agent for its acceptance and recording in the Register; provided that, except in the case of an assignment of all of a Lender's interests under this Agreement, no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund, each an "Intracreditor Assignee"; any Lender and its Approved Funds utilizing this exception after the Restatement Effective Date with respect to an Approved Fund being collectively referred to (unless otherwise agreed by the Borrower and the Funding Agent) as a "Specified Intracreditor Group") shall (i) be in an aggregate principal amount of less than (x) $5,000,000, in the case of the Revolving Facility and the Tranche A Term Facility or (y) $1,000,000, in the case of the Tranche B Term Facility and the Incremental Term Facility or (ii) cause the Assignor to have Aggregate Exposure of less than (x) $3,000,000, in the case of the Revolving Facility and the Tranche A Term Facility or (y) $1,000,000, in the case of the Tranche B Term Facility and the Incremental Term Facility, in the case of either clause (i) or (ii), unless otherwise agreed by the Borrower and the Funding Agent; provided further that, except in the case of an assignment of all of a Lender's interests under this Agreement, no such assignment to an Intracreditor Assignee shall (i) be in an aggregate principal amount of less than $250,000 or (ii) cause the Assignor to have Aggregate Exposure of less than $250,000, in each case unless otherwise agreed by the Borrower and the Funding Agent. For purposes of clauses (i) and (ii) of the preceding sentence, the amounts described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(a) or 8(f) shall have occurred and be continuing. On the effective date of any Assignment and Acceptance, the Funding Agent shall give notice of the terms thereof to the Administrative Agent that is not serving as Funding Agent.

                  (c) The Funding Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee. The Funding Agent will promptly send a copy of the Register to the Borrower upon request.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Funding Agent of a registration and processing fee of $3,500 (with only one such fee being payable in connection with simultaneous assignments to or by two or more related Approved Funds), the Funding Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (e) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan to any Federal Reserve Bank in accordance with applicable law.

                  10.7. Adjustments; Set-off. xix) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the amounts owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the amounts owing to such other Lender hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the amounts owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Funding Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agents.

                  10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10. Integration. This Agreement and the other Loan Documents represent the agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12. Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Funding Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13. Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among Holdings, the Borrower and the Agents and the Lenders.

                  10.14. Releases of Guarantees and Liens. xx) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Funding Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been approved in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

                  (a) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements or letters of credit obtained other than pursuant to this Agreement) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement, and the Guarantee and Collateral Agreement and all obligations (other than those expressly stated to survive such termination) of the Funding Agent and each Loan Party under the Guarantee and Collateral Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  10.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any Lender or any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates who have a need to know, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or
(j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15).

                  10.16. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     CHARTER COMMUNICATIONS HOLDINGS LLC


                                     By:  /s/ Eloise E. Schmitz
                                        ----------------------------------------
                                          Name: Eloise E. Schmitz
                                          Title: Vice President



                                     CHARTER COMMUNICATIONS OPERATING, LLC


                                     By:  /s/ Eloise E. Schmitz
                                        ----------------------------------------
                                          Name: Eloise E. Schmitz
                                          Title: Vice President



                                     BANK OF AMERICA, N.A., as an Administrative
                                     Agent


                                     By:  /s/ Derrick C. Bell
                                        ----------------------------------------
                                          Name:  Derrick C. Bell
                                          Title:  Principal




                                     JPMORGAN CHASE BANK, as an Administrative
                                     Agent


                                     By:  /s/ Edmond DeForest
                                        ----------------------------------------
                                          Name:  Edmond DeForest
                                          Title:  Vice President



                                     TD SECURITIES (USA) INC., as Syndication
                                     Agent



                                     By:  /s/ Catherine Chiavetta
                                        ----------------------------------------
                                          Name:  Catherine Chiavetta
                                          Title:  Associate

                                     FLEET NATIONAL BANK, as a Documentation
                                     Agent


                                     By:  /s/ William Weiss
                                       -----------------------------------------
                                          Name:  William Weiss
                                          Title:  Vice President



                                     CREDIT LYONNAIS NEW YORK BRANCH, as a
                                     Documentation Agent


                                     By:  /s/ Patrick McCarthy
                                        ----------------------------------------
                                          Name:  Patrick McCarthy
                                          Title:  Vice President



                                     BANK OF AMERICA, N.A., as Funding Agent


                                     By:  /s/ Derrick C. Bell
                                       -----------------------------------------
                                          Name:  Derrick C. Bell
                                          Title:  Principal

                                                                         Annex A

                                  PRICING GRID

Consolidated                                                                                                             Commitment
Leverage Ratio             Applicable Margin for Eurodollar Loans             Applicable Margin for ABR Loans            Fee Rate
--------------------      -----------------------------------------       ----------------------------------------       ----------
                          ER/EA       RR/RA         B         EI          ER/EA     RR/RA       B            EI
--------------------      -----       -----         -----     -----       -----     -----       -----        -----       ----------

Greater than 4.50 to
1.0                       2.25%       2.25%         2.75%     2.75%       1.25%     1.25%       1.75%        1.75%       0.375%


Greater than 4.00 to
1.0 but less than or      2.00%       2.25%         2.50%     2.50%       1.00%     1.25%       1.50%        1.50%       0.375%
equal to 4.50 to 1.0


Greater than 3.00 to
1.0 but less than or      1.75%       2.00%         2.50%     2.50%       0.75%     1.00%       1.50%        1.50%       0.375%
equal to 4.00 to 1.0


Greater than 2.50 to
1.0 but less than or      1.625%      1.75%         2.50%     2.50%       0.625%    0.75%       1.50%        1.50%       0.375%
equal to 3.00 to 1.0


Less than or equal to     1.50%       1.50%         2.50%     2.50%       0.50%     0.50%       1.50%        1.50%       0.250%
2.50 to 1.0


                  As used above, (a) "ER/EA" refers to Existing Revolving Loans and Existing Tranche A Term Loans, (b) "RR/RA" refers to Restatement Revolving Loans, Swingline Loans and Restatement Tranche A Term Loans, (c) "B" refers to Tranche B Term Loans and (d) "EI" refers to Existing Incremental Term Loans.

                  Until the date (the "Full Grid Date") on which financial statements in respect of the fiscal year ending December 31, 2002 have been delivered pursuant to Section 6.1(a), rates corresponding to a Consolidated Leverage Ratio of less than or equal to 3.00 to 1.0 will not be available in the case of the Restatement Revolving Facility and the Restatement Tranche A Term Loans and rates corresponding to a Consolidated Leverage Ratio of less than or equal to 4.50 to 1.0 will not be available in the case of the Tranche B Term Loans and the Existing Incremental Term Loans. Notwithstanding the foregoing, each of the Applicable Margins referred to in the Pricing Grid (but not the Commitment Fee Rate) will be reduced by 0.25% per annum if the Consolidated Interest Coverage Ratio (determined from time to time as provided in the next paragraph) is greater than or equal to 2.15 to 1.0, provided that (i) in the case of the Restatement Revolving Facility, the Restatement Tranche A Term Loans, the Tranche B Term Loans and the Existing Incremental Term Loans, such reductions shall not be available until the Full Grid Date and (ii) in the case of Tranche B Term Loans, in no event shall the Applicable Margin be less than 2.25% (in the case of Eurodollar Loans) and 1.25% (in the case of ABR Loans), respectively.

                  Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio shall become effective on the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the highest rates referred to in the Pricing Grid shall be applicable. In addition, the highest rates referred to in the Pricing Grid shall be applicable at all times while an Event of Default shall have occurred and be continuing. Each determination of the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio pursuant to the Pricing Grid shall be made in the manner contemplated by Section 7.1.

                               PRELIMINARY COPY

                 CONSENT SOLICITATION BY THE GENERAL PARTNERS OF
                        ENSTAR INCOME PROGRAM II-1, L.P.
                                  CONSENT CARD

    The undersigned record owner (the "Unitholder") of limited partnership units (the"Units") of Enstar Income Program II-1, L.P. (the "Partnership") hereby specifies that all of the Units of the Partnership that the Unitholder is entitled to vote shall be voted as follows:

    AS SET FORTH IN THE CONSENT SOLICITATION STATEMENT, IN EACH CASE APPROVAL SHALL BE DEEMED TO INCLUDE SUCH NON-MATERIAL MODIFICATIONS AS ENSTAR COMMUNICATIONS CORPORATION, AS THE GENERAL PARTNER OF THE PARTNERSHIP, MAY IN ITS SOLE DISCRETION DETERMINE.

    IF NO SPECIFICATION IS MADE WITH RESPECT TO THE VOTING ON THE LIQUIDATION PLAN, THIS CONSENT CARD WILL BE TREATED AS VOTING TO APPROVE THE LIQUIDATION PLAN.

    To carry out and complete the Liquidation Plan, as set forth in the
Partnership's consent solicitation statement dated April   , 2002 (the "Consent
Statement") by:

     (I) Selling all of the Partnerships cable television systems to Charter Communications Entertainment I, LLC, pursuant to the Asset Purchase Agreement between the Partnership, Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar Cable of Macoupin County and Enstar IV/PBD Systems Venture, as Sellers, and Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC and Rifkin Acquisition Partners, LLC, as Buyer, dated as of August 29, 2001, and the Letter Agreements between such parties dated as of September 10, 2001 and November 30, 2001; and

     (II) Amending Section 9.9 of the Partnership's partnership agreement to read as follows:

          Contracts with the Partnership. The terms of any contract between the Partnership and the General Partners or their affiliates must be in writing and must be no less favorable to the Partnership than those of comparable contracts entered into by non-affiliated persons or companies dealing at arms length. An affiliate of the Corporate General Partner may purchase from the Partnership any of the Partnership's assets, including without limitation Systems and Franchises.

                         APPROVE        DISAPPROVE      ABSTAIN
                           [ ]             [ ]            [ ]

                    (please date and sign on the other side)

    The undersigned hereby acknowledges receipt of the Consent Statement.

    The undersigned hereby revokes any prior authorization to vote the Units of the Partnership heretofore given by the undersigned to any person.



                         Dated ___________________________________________, 2002


                         _______________________________________________________
                                        (Unitholders Signature)

                         _______________________________________________________
                                        (Unitholders Signature)

                         Please date and sign exactly as name appears on this consent card, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title and affixing corporate seal. If a partnership or limited liability company, sign in the partnership/limited liability company name, as the case may be, by a duly authorized person. In the case of joint ownership, each joint owner must sign.

                                       2